Exhibit 2.1
PURCHASE AND SALE AGREEMENT
BETWEEN
KATY RESOURCES ETX, LLC
AS SELLER
AND
SUN RIVER ENERGY, INC.
AS PURCHASER
Executed on October 19, 2010

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EXHIBITS AND SCHEDULES

Exhibit A	Leases
Exhibit A-1	Properties
Exhibit A-2	Excluded Equipment
Exhibit B	Conveyance
Exhibit C	Earned Interests under Encana Farmout

Schedule 1.2(d)	Contracts
Schedule 1.2(e)	Surface Contracts
Schedule 1.3(d)	Existing Claims / Causes of Action
Schedule 1.3(g)	Leased Personal Property
Schedule 2.4	Allocated Value
Schedule 3.3(c)	Preferential Rights
Schedule 3.3(e)	Contested Taxes
Schedule 3.3(f)	Contested Mechanic and Materialman Liens
Schedule 5.7	Litigation
Schedule 5.8	Taxes and Assessments
Schedule 5.9	Outstanding Capital Commitments
Schedule 5.10	Compliance With Laws
Schedule 5.11(a)	Contested Costs
Schedule 5.11(b)	Other Contracts
Schedule 5.12	Payments For Production
Schedule 5.13	Gas Imbalances
Schedule 5.14	Governmental Authorizations
Schedule 5.15	Preferential Rights & Consents to Assign
Schedule 5.17	Payout Balances
Schedule 5.20	Other Property
Schedule 5.21	Leases
Schedule 6.10	Taxes
Schedule 6.19	Consents
Schedule 7.5	Inventory / Surplus & Operation of Business
Schedule 9.4(c)	Seller’s Wiring Instructions
Schedule 11.2(a)(iii)	Known Claims & Proceedings

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PURCHASE AND SALE AGREEMENT
     This Purchase and Sale Agreement (the “Agreement”), is executed on October 19, 2010, by and between Katy Resources ETX, LLC, a Delaware limited liability company (“Seller”), and Sun River Energy, Inc., a Colorado corporation (“Purchaser”).
RECITALS:
     A. Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Assets, in the manner and upon the terms and conditions hereafter set forth.
     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:
ARTICLE 1
PURCHASE AND SALE
          Section 1.1 Purchase and Sale.
     At the Closing, and upon the terms and subject to the conditions of this Agreement, Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase, accept and pay for the Assets. Capitalized terms used herein shall have the meanings ascribed to them in this Agreement as such terms are identified and/or defined in Article 13 hereof.
          Section 1.2 Assets.
     As used herein, the term “Assets” means, subject to the terms and conditions of this Agreement, all of Seller’s right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to the following, excluding, however, the Excluded Assets described as set forth in Section 1.3 hereafter:
     (a) All of the oil and gas leases; oil, gas and mineral leases; subleases and other leaseholds; carried interests; mineral fee interests; overriding royalty interests; farmout rights; options; and other properties and interests described on Exhibit A, subject to such depth limitations and other restrictions as may be set forth on Exhibit A or in the instruments that constitute (or are assignments or conveyances in the chain of title to) the foregoing properties and interests (collectively, the “Leases”), together with each and every kind and character of right, title, claim, and interest that Seller has in and to the Leases, the lands covered by the Leases or the Lands pooled, unitized, communitized or consolidated therewith (collectively the “Lands”);
     (b) All oil, gas, water or injection wells located on the Lands, whether producing, shut-in, not completed, or temporarily abandoned, including the interests in the wells shown on Exhibit A-1 attached hereto (the “Wells”);

     (c) Leasehold interest of Seller in or to any pools or units which include any Lands or all or a part of any Leases or include any Wells, including those pools or units shown on Exhibit A-1 (the “Units”, such Units together with the Leases, Lands and Wells, or in cases when there is no Unit, the Leases together with the Lands and Wells, being hereinafter referred to collectively as the “Properties” and individually as a “Property”), and including all interest of Seller in production from any such Unit, whether such Unit production comes from Wells located on or off of a Lease, and all tenements, hereditaments and appurtenances belonging to the Leases and Units;
     (d) Seller’s interest in, to and under or derived from all contracts, agreements and instruments by which the Properties are bound, or that relate to or are otherwise applicable to the Properties, including but not limited to, operating agreements, unitization, pooling and communitization agreements, declarations and orders, joint venture agreements, farmin and farmout agreements, water rights agreements, exploration agreements, participation agreements, exchange agreements, transportation or gathering agreements, agreements for the sale and purchase of oil, condensate, gas, casinghead gas and processing agreements (as identified on Schedule 1.2(d) and hereinafter collectively referred to as “Contracts”) but excluding any master service agreements and any contracts, agreements and instruments to the extent transfer is restricted by third-party agreement or applicable law and the necessary consents to transfer are not obtained pursuant to Section 3.5; and, provided that “Contracts” shall not include the instruments constituting the Leases, Surface Contracts and other instruments constituting the Seller’s chain of title to the Leases;
     (e) All easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights (“Surface Contracts”) appurtenant to, and used or held for use primarily in connection with the Properties (as identified on Schedule 1.2(e)), excluding any permits and other appurtenances to the extent transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 3.5;
     (f) As of date hereof (other than obsolete equipment sold or replaced after the date hereof), all equipment, machinery, fixtures, vehicles and other tangible personal property and improvements located on the Properties or used or held for use primarily in connection with the operation of the Properties including any wells, tanks, boilers, buildings, fixtures, injection facilities, saltwater disposal facilities, compression facilities, pumping units and engines, flow lines, pipelines, gathering systems, gas and oil treating facilities, machinery, power lines, telephone and telegraph lines, roads, and other appurtenances, improvements and facilities, but excluding the items expressly identified on Exhibit A-2 (subject to such exclusions, the “Equipment”);
     (g) All Hydrocarbons produced from or attributable to the Properties from and after the Effective Time; and all Hydrocarbons from or attributable to the Properties at the Effective Time only to the extent that Seller is due an upward adjustment to the Purchase Price pursuant to Section 2.2(e) in respect of such Hydrocarbons;

     (h) The original documents comprising all lease files; land files; well files; gas and oil sales contract files; gas processing files; division order files; abstracts; title opinions; land surveys; non-confidential logs; maps; engineering data and reports; geologic, proprietary geophysical and seismic data (including, raw data and any interpretative data, reprocessed data, or information relating to such geologic, geophysical and seismic data); all rights to any third party records generated under contract to Seller regarding the Assets and files and all other books, records, data, correspondence, studies, files, maps and accounting records related primarily to the Assets, or used or held for use primarily in connection with the maintenance or operation thereof, the “Records”, but excluding (i) any books, records, data, files, maps and accounting records to the extent disclosure or transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 3.5 or subjected to payment of a fee or other consideration by any license agreement or other agreement with a Person other than an Affiliate of Seller, or by applicable Law, and for which no consent to transfer has been received or for which Purchaser has not agreed in writing to pay the fee or other consideration, as applicable; (ii) computer software; (iii) work product of Seller’s legal counsel (other than title opinions); (iv) records relating to the negotiation and consummation of the sale of the Assets; and (v) Seller’s reserve studies and evaluations and engineering studies; provided, however, that Seller may retain the originals of such files and other records limited to those required for pending litigation, Tax, accounting, and auditing purposes and of which Seller shall provide Purchaser with copies, and Seller may retain copies of all other Records.
          Section 1.3 Excluded Assets.
     Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated hereby (collectively, the “Excluded Assets”):
     (a) all corporate, financial, income and franchise tax and legal records of Seller that relate to Seller’s business generally (whether or not relating to the Assets), and all books, records and files that relate to the Excluded Assets and those records retained by Seller pursuant to Section 1.2(h) and copies of any other records retained by Seller pursuant to Section 1.5;
     (b) the items expressly identified on Exhibit A-2;
     (c) all rights to any refund of Taxes or other costs or expenses borne by Seller or Seller’s predecessors in interest and title attributable to periods prior to the Effective Time;
     (d) all rights relating to the existing claims and causes of action described on Schedule 1.3(d) except those described in part (b) of Schedule 5.7 hereto and except those relating to the liabilities assumed by Purchaser hereunder;

     (e) Seller’s area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Seller’s business generally;
     (f) all trade credits, account receivables, note receivables, take-or-pay amounts receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time;
     (g) all leased personal property (including, without limitation, leased vehicles), except leased equipment located on the Properties that are used in production and identified in Schedule 1.3(g), together with copies of any leases of such personal property and notice of the balances due thereon; and
     (h) the Encana Farmout and Encana LC.
          Section 1.4 Effective Time; Proration of Costs and Revenues.
     (a) Possession of the Assets shall be transferred from Seller to Purchaser at the Closing, but certain financial benefits and obligations of the Assets shall be transferred effective as of 7:00 A.M., local time, where the respective Assets are located, on November 1, 2010 (the “Effective Time”), as described below.
     (b) Solely for the purpose of determining the adjustments to the Purchase Price under Section 2.2, (i) Purchaser shall be entitled to all production from or attributable to the Leases, Units and Wells at and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets at or after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred at and after the Effective Time; (ii) Seller shall be entitled to all production from or attributable to Leases, Units and Wells prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred prior to the Effective Time. “Earned” and “incurred”, as used in this Agreement, shall be interpreted in accordance with GAAP and Council of Petroleum Accountants Society (“COPAS”) standards. “Property Costs” means all costs attributable to the ownership and operation of the Assets (including without limitation costs of insurance and ad valorem, property, severance, production and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom, but excluding any other Taxes) and, capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business and, where applicable, in accordance with the relevant operating agreement or unit agreement, if any, and overhead costs charged to the Assets under the relevant operating agreement or unit agreement, if any, by unaffiliated third parties, but excluding without limitation liabilities, losses, costs, and expenses attributable to (i) claims, investigations, administrative proceedings or litigation directly or indirectly arising out of or resulting from actual or claimed personal injury or death, property damage or violation of any Law, (ii) obligations to plug wells, dismantle facilities, close pits and restore the surface around such wells, facilities and pits, (iii)

obligations to remediate any contamination of groundwater, surface water, soil or Equipment under applicable Environmental Laws, (iv) obligations to furnish make-up gas according to the terms of applicable gas sales, gathering or transportation contracts, (v) gas balancing obligations and (vi) obligations to pay working interests, royalties, overriding royalties or other interests held in suspense, all of which are addressed in Section 11.2. For purposes of allocating production (and accounts receivable with respect thereto), under this Section 1.4, (i) liquid hydrocarbons shall be deemed to be “from or attributable to” the Leases, Units and Wells when they pass through the pipeline connecting into the storage facilities into which they are run and (ii) gaseous hydrocarbons shall be deemed to be “from or attributable to” the Leases, Units and Wells when they pass through the delivery point sales meters on the pipelines through which they are transported. Seller shall utilize reasonable interpolative procedures to arrive at an allocation of production when exact meter readings or gauging and strapping data is not available. Seller shall provide to Purchaser, no later than five (5) Business Days prior to Closing, data in its possession supporting the estimated allocation, for purposes of establishing the adjustment to the Purchase Price pursuant to Section 2.2 hereof that will be used to determine the Closing Payment (as defined in Section 9.4(a)). Taxes, right-of-way fees, insurance premiums and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before and the number of days in the applicable period falling at or after the Effective Time, except that production, severance and similar Taxes shall be prorated based on the number of units actually produced, purchased or sold or proceeds of sale, as applicable, before, and at or after, the Effective Time. In each case, Purchaser shall be responsible for the portion of such periodic Property Costs allocated to the period at and after the Effective Time and Seller shall be responsible for the portion of such periodic Property Costs allocated to the period before the Effective Time. Notwithstanding anything contained in this Agreement to the contrary and except as set forth in Section 7.8, Seller shall not be responsible or have any liability for any Property Costs not included as an adjustment to the Purchase Price for the Assets as provided for in Section 2.2(f) hereinbelow, regardless of whether such costs were incurred either before or after the Effective Time, unless such liability is solely the result of the breach by Seller of any covenants or agreements contained in Section 7.5 of this Agreement.
          Section 1.5 Delivery and Maintenance of Records.
     (a) Seller, at Purchaser’s cost, shall use reasonable efforts to deliver the original Records (FOB Seller’s office) to Purchaser within ten (10) days following Closing. Seller may retain copies of the Records of those items set forth in Section 1.2(h) and/or copies of any Records, but all originals shall be delivered to Purchaser, except as set forth in Section 1.2(h).
     (b) Purchaser, for a period of four (4) years following Closing, will (i) retain the Records, (ii) provide Seller, its Affiliates and its Affiliates’ employees, and its and their officers, employees and representatives with access to the Records during normal business hours for review and copying at Seller’s expense and (iii) provide Seller, its Affiliates, and its and their officers, employees and legal counsel with access, during normal business hours, to materials received or produced after Closing relating to any claim for indemnification made under Section 11.2 of this Agreement (excluding, however, attorney work product and attorney-client communications with respect to any such claim being brought by Purchaser and information subject to an applicable confidentiality restriction in favor of third parties) for review and copying at Seller’s expense and to Seller’s and its Affiliates’ employees for the purpose of discussing any such claim.
ARTICLE 2
PURCHASE PRICE
          Section 2.1 Purchase Price.
     (a) The purchase price for the Assets (the “Purchase Price”) shall consist of (i) Five Million and No/00 Dollars ($5,000,000.00) (the “Cash Consideration”) and (ii) an amount of Purchaser Common Stock equal to the Share Amount to be issued by Purchaser to Seller (the “Stock Consideration”), which as of the date of this Agreement is deemed to have an aggregate value of $3,500,000; provided, however, that the Cash Consideration and Stock Consideration portions of the Purchase Price shall be adjusted as provided in Sections 2.2 and 2.3 (the “Adjusted Purchase Price”).
     (b) For purposes of this Agreement:
(i)	“Purchaser Common Stock” means the common stock of Purchaser, par value $.0001 per share, as traded on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority (“FINRA”) under the symbol “SNRV” as of the date of this Agreement.

(ii)	“Share Amount” means the number of shares of Purchaser Common Stock equal to the quotient of 3,500,000 divided by the Trailing 30-Day Average Price, provided that the number of shares shall be subject to adjustment under Section 2.3.

(iii)	“Trailing 30-Day Average Price” means, as of any date of determination (the “Reference Date”), the price determined by the first of the following clauses that applies: (a) if the prices for the Purchaser Common Stock are then quoted on the Over-The-Counter Bulletin Board, the volume weighted average price of the Purchaser Common Stock on the Over-The-Counter Bulletin Board for the 30 Trading Days immediately preceding the Reference Date; (b) if the Purchaser Common Stock is not then listed or quoted on the Over-The-Counter Bulletin Board and if prices for the Purchaser Common Stock are then reported in the “Pink Sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average of the closing bid and ask price per share of the Purchaser Common Stock so reported for the 30 Trading Days immediately preceding the Reference Date; or (c) in all other cases, the fair market value as of the Reference Date of a share of Purchaser

Common Stock as determined by appraisal by an independent appraiser selected in good faith by the Seller and reasonably acceptable to Purchaser, which determination shall be final, binding and conclusive on the parties hereto, the fees and expenses of which shall be shared by the parties in equal parts.

(iv)	“Trading Day” means a day on which the New York Stock Exchange is open for trading.
     (c) Valuation of Share Amount. For purposes of valuing the Share Amount with respect to (i) each adjustment to the Stock Consideration portion of the Purchase Price made under Section 2.2, (ii) amounts placed into escrow under Section 3.4(c) and (iii) the payment of indemnification claims out of the Stock Consideration under Section 11.2(c), each share of Purchaser Common Stock shall be deemed to represent an amount of US Dollars equal to the Trailing 30-Day Average Price. With respect to each adjustment to the Stock Consideration portion of the Purchase Price made under Section 2.2, the Reference Date for the Trailing 30-Day Average Price shall be the earlier of (i) the date that is 60 calendar days counted from and after the date of this Agreement or (ii) the date that is 5 days before Closing. With respect to shares of the Stock Consideration placed into escrow under Section 3.4(c), the Reference Date for the Trailing 30-Day Average Price shall be the earlier of (i) the date that is 60 calendar days counted from and after the date of this Agreement or (ii) the date that is 5 days before Closing. With respect to the payment of an indemnification claim out of the Stock Consideration under Section 11.2(c), the Reference Date for the Trailing 30-Day Average Price shall be the date the applicable Claim Notice that describes such claim is received by Seller.
          Section 2.2 Adjustments to Purchase Price.
     The Purchase Price shall be adjusted as follows with all such amounts being determined in accordance with GAAP and COPAS standards:
     (a) Reduced by the aggregate amount of the following proceeds received and retained by Seller between the Effective Time and the Closing Date (with the period between the Effective Time and the Closing Date referred to as the “Adjustment Period”): proceeds from the sale of Hydrocarbons (net of any royalties, overriding royalties or other burdens on or payable out of production, gathering, processing and transportation costs and any production, severance, sales or excise Taxes not reimbursed to Seller by the purchaser of production) produced from the Properties during the Adjustment Period;
     (b) Reduced in accordance with Section 3.5, by an amount equal to the Allocated Value of those Properties (i) with respect to which preferential purchase rights have been exercised prior to Closing or (ii) that cannot be transferred at Closing due to unwaived requirements for consent to the assignments contemplated hereby;
     (c) (i) Reduced by the applicable Title Defect Amount as a result of Title Defects for which the Title Defect Amount has been determined prior to Closing under

Section 3.4 and (ii) increased by the applicable Title Benefit Amount as a result of Title Benefits for which the Title Benefit Amount has been determined prior to Closing under Section 3.4;
     (d) Reduced by any amount agreed upon by Purchaser and Seller pursuant to Section 4.4(a) regarding certain environmental matters for any affected Property not retained by Seller, and the Allocated Value of any Property retained by Seller pursuant to Section 4.4(b);
     (e) Increased by the amount equal to the value of all Hydrocarbons from or attributable to the Properties at the Effective Time, such value to be determined by reference to the Index Price, less any applicable severance taxes, royalties and other burdens; provided, however, that the adjustment contemplated by this paragraph shall be only made to the extent that Seller does not receive and retain the proceeds, or portion thereof, attributable to the sale of any the above;
     (f) Increased by the amount of all Property Costs and other costs attributable to the ownership and operation of the Assets that are pre-paid by Seller and incurred at or after the Effective Time, except any Property Costs and other such costs already deducted in the determination of proceeds in Section 2.2(a) or excluded in the language of Section 1.4(b);
     (g) Increased by an amount equal to the value, as determined according to the COPAS 2005 Accounting Procedures, of all tubular, other goods and physical inventory not attached to Wells or Leases (or wellbores for the Wells) as part of production facilities and equipment and which is as of the effective date unused inventory, to the extent such items are owned by Seller and included in the Assets at the Effective Time; and
     (h) Reduced by the Allocated Value of any Property subject to a preferential right of Purchase to the extent provided in Section 7.7.
     Notwithstanding any other provision of this Agreement to the contrary, (x) all adjustments to the Purchase Price made pursuant to Sections 2.2(b) and 2.2(c) shall first be made to the Stock Consideration portion of the Purchase Price, which shall be valued in accordance with Section 2.1(c), unless and until the full amount of such Stock Consideration has been depleted, and (y) all other adjustments to the Purchase Price made under this Section 2.2 shall first be made to the Cash Consideration portion of the Purchase Price, unless and until the full amount of such Cash Consideration has been depleted.
     The adjustment described in Section 2.2(a) shall serve to satisfy, up to the amount of the adjustment, Purchaser’s entitlement under Section 1.4 to Hydrocarbon production from or attributable to the Properties during the Adjustment Period, and to the value of other income, proceeds, receipts and credits earned with respect to the Assets during the Adjustment Period, and Purchaser shall not have any separate rights to receive any production or income, proceeds, receipts and credits with respect to which an adjustment has been made.

          Section 2.3 Adjustments for Changes in Capitalization.
     In the event of a reclassification, recapitalization, subdivision, combination, conversion or stock split of the Purchaser Common Stock into a greater or lesser number of shares of Purchaser Common Stock, or any dividend on the Purchaser Common stock payable in additional shares of Purchaser Common Stock, in each case, between the date of this Agreement and the Closing all references to the Share Amount shall be appropriately adjusted to reflect such reclassification.
          Section 2.4 Allocation of Purchase Price.
     Concurrent with the execution of this Agreement, Purchaser and Seller will agree upon an allocation of the unadjusted Purchase Price among each of the Assets, in compliance with the principles of Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder. Such allocation of value shall be attached to this Agreement as Schedule 2.4. The “Allocated Value” for any Asset equals the portion of the unadjusted Purchase Price allocated to such Asset on Schedule 2.4, increased or decreased as described in Section 2.2. Any adjustments to the Purchase Price other than the adjustments provided for in Sections 2.2(b), 2.2(c) and 2.2(d) shall be applied on a pro rata basis to the amounts set forth on Schedule 2.3 for all Assets. After all such adjustments are made, any adjustments to the Purchase Price pursuant to Sections 2.2(b), 2.2(c) and 2.2(d) shall be applied to the amounts set forth in Schedule 2.4 for the particular affected Assets. After Seller and Purchaser have agreed on the Allocated Values for the Assets, Seller will be deemed to have accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, but otherwise makes no representation or warranty as to the accuracy of such values. Seller and Purchaser agree (i) that the Allocated Values shall be used by Seller and Purchaser as the basis for reporting asset values and other items for purposes of all federal, state, and local Tax Returns, including without limitation Internal Revenue Service Form 8594 and (ii) that neither they nor their Affiliates will take positions inconsistent with the Allocated Values in notices to government authorities, in audit or other proceedings with respect to Taxes, in notices to preferential purchase right holders, or in other documents or notices relating to the transactions contemplated by this Agreement. Purchaser and Seller further agree that, on or before the Closing Date, they will mutually agree as to the further allocation of the Allocated Values included in Schedule 2.4 as to the relative portion of those values attributable to leasehold costs and depreciable equipment.
          Section 2.5 Deposit.
     Concurrently with the execution of this Agreement, Purchaser has issued to Seller 250,000 shares of Purchaser Common Stock as an earnest money deposit (the “Deposit”). The Deposit shall be non-interest bearing and applied against the Stock Consideration portion of the Purchase Price if the Closing occurs or shall be otherwise distributed in accordance with Section 10.3 of this Agreement.

ARTICLE 3
TITLE MATTERS
          Section 3.1 Seller’s Title.
     (a) This Article 3 and the covenant set forth in Section 7.9 shall, to the fullest extent permitted by applicable Law, be the exclusive right and remedy of Purchaser with respect to title to the Assets.
     (b) The conveyance to be delivered by Seller to Purchaser shall be substantially in the form of Exhibit B hereto (the “Conveyance”).
          Section 3.2 Definition of Defensible Title.
     As used in this Agreement, the term “Defensible Title” means that title of Seller which, subject to Permitted Encumbrances:
     (a) Entitles Seller to receive a share of the oil, gas and other associated minerals produced, saved and marketed from any Unit or Well (after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of oil and gas) (a “Net Revenue Interest”), of not less than the “Net Revenue Interest” share shown in Exhibit A-1 for such Unit or Well, except decreases in connection with those operations permitted under Section 7.5 in which Seller may after the Effective Time be a non-consenting party, decreases resulting from the establishment or amendment after the Effective Time of pools or units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries and except as stated in such Exhibit A-1;
     (b) Obligates Seller to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, any Unit or Well not greater than the “working interest” shown in Exhibit A-1 without increase except as stated in Exhibit A-1 and except increases resulting from contribution requirements with respect to defaulting parties under applicable operating agreements and increases that are accompanied by at least a proportionate increase in Seller’s net revenue interest; and
     (c) Is free and clear of liens and encumbrances.
     As used in this Agreement, the term “Title Benefit” shall mean any right, circumstance or condition that operates to increase the Net Revenue Interest of Seller in any Units or Wells above that shown on Exhibit A-1, without causing a greater than proportionate increase in Seller’s working interest above that shown in Exhibit A-1.
          Section 3.3 Definition of Permitted Encumbrances.
     As used herein, the term “Permitted Encumbrances” means any or all of the following:

     (a) Royalties, nonparticipating royalty interests, net profits interests and any overriding royalties, reversionary interests and other burdens to the extent that they do not, individually or in the aggregate, reduce Seller’s Net Revenue Interest below that shown in Exhibit A-1 on any specific Unit or Well;
     (b) All leases, unit agreements, pooling agreements, operating agreements, production sales contracts, division orders and other contracts, agreements and instruments applicable to the Assets, to the extent that they do not, individually or in the aggregate: (i) reduce Seller’s Net Revenue Interest below that shown in Exhibit A-1 and (ii) materially detract from the value of or materially interfere with the use or ownership of the Assets;
     (c) Subject to compliance with Section 3.5, preferential rights to purchase the Assets limited to those shown on Schedule 3.3(c) attached hereto;
     (d) Third-party consent requirements and similar restrictions with respect to which waivers or consents are obtained by Seller from the appropriate parties prior to the Closing Date or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;
     (e) Liens for current Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions, such contested actions being reflected in Schedule 3.3(e);
     (f) Materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar lien rights for liens, not yet recorded, or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by law), or if delinquent, being contested in good faith by appropriate actions, such contested actions being reflected in Schedule 3.3(f). A recorded lien shall not be a “Permitted Encumbrance”;
     (g) All rights to consent, required notices to, filings with, or other actions by Governmental Bodies in connection with the sale or conveyance of the Assets if they are not required prior to the sale or conveyance or are of a type customarily obtained after Closing;
     (h) Rights of reassignment arising upon final intention to abandon or release all or any part of the Assets;
     (i) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations to the extent that they do not, individually or in the aggregate: (i) reduce Seller’s Net Revenue Interest below that shown in Exhibit A-1 or increase Seller’s working interest above that shown in Exhibit A-1 without a corresponding increase in Net Revenue Interest and (ii) materially detract from the value of or materially interfere with the use or ownership of the Assets;
     (j) Calls on production under existing Contracts;

     (k) All rights reserved to or vested in any Governmental Body to control or regulate any of the Assets in any manner and all obligations and duties under all applicable laws, rules and orders of any such Governmental Body or under any franchise, grant, license or permit issued by any such Governmental Body;
     (l) Any encumbrance on or affecting the Assets which is expressly assumed, bonded or paid by Purchaser at or prior to Closing or which is discharged by Seller at or prior to Closing;
     (m) Any matters shown on Exhibit A-1; and
     (n) Other liens, charges, encumbrances, defects or irregularities which do not materially impair the title of any Properties, Leases, Units, Wells or wellbores, or materially interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned), which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties, and which do not reduce Seller’s Net Revenue Interest below that shown in Exhibit A-1.
          Section 3.4 Notice of Title Defects and Defect Adjustments.
     (a) To assert a Title Defect, Purchaser must deliver claim notices to Seller (each a “Title Defect Notice”) on or before five (5) days before the Closing Date (the “Title Claim Date”), except as otherwise provided under Sections 3.5 or 3.6. Each Title Defect Notice shall be in writing and shall include (i) a description of the alleged Title Defect(s), (ii) the Units or Wells affected by the Title Defect (each a “Title Defect Property”), (iii) the Allocated Values of each Title Defect Property, (iv) supporting documents reasonably necessary for Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of the alleged Title Defect(s) and (v) the amount by which Purchaser reasonably believes the Allocated Values of each Title Defect Property are reduced by the alleged Title Defect(s) and the computations and information upon which Purchaser’s belief is based. Purchaser shall be deemed to have waived all Title Defects of which Seller has not been given notice on or before the Title Claim Date. The failure of a Title Defect Notice to contain item nos. 3.4 (a) (i) through (v) shall render such notice ineffective.
     (b) Seller shall have the right, but not the obligation, to deliver to Purchaser on or before the Title Claim Date with respect to each Title Benefit a written notice (a “Title Benefit Notice”) including (i) a description of the Title Benefit(s), (ii) the Units or Wells affected by the Title Benefit (each a “Title Benefit Property”), (iii) the Allocated Values of the Title Benefit Property, (iv) supporting documents reasonably necessary for Purchaser (as well as any title attorney or examiner hired by Purchaser) to verify the existence of the alleged Title Benefit(s) and (v) the amount by which the Seller reasonably believes the Allocated Value of those Units or Wells is increased by the Title Benefit, and the computations and information upon which Seller’s belief is based. Seller shall be deemed to have waived all Title Benefits of which it has not given notice on or before the Title Claim Date. The failure of a Title Benefit Notice to contain item nos. 3.4(b) (i) through (v) shall render such notice ineffective.

     (c) Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure or remove on or before thirty (30) days after the Closing Date (the “Cure Period”), unless the parties otherwise agree, any Title Defects of which it has been advised by Purchaser. No reduction shall be made in the Purchase Price with respect to a Title Defect for purposes of Closing if Seller has provided notice at least three (3) days prior to the Closing Date of Seller’s intent to attempt to cure the Title Defect. If the Title Defect is not cured as agreed by Seller and Purchaser or if Seller and Purchaser cannot agree, and it is determined by a Title Arbitrator (as defined in Section 3.4(h)) that such Title Defect is not cured at the end of the Cure Period, the adjustment required under this Article 3 shall be made pursuant to Section 9.4(b). Seller’s election to attempt to cure a Title Defect shall not constitute a waiver of Seller’s right to dispute the existence, nature or value of, or cost to cure, the Title Defect. If Seller elects to cure or remove a Title Defect under this Section 3.4(c), a portion of the Purchase Price equal to Seller’s good faith estimate of the Title Defect Amount of such Title Defect shall be placed by Purchaser at Closing into a mutually agreed escrow account, provided that such portion of the Purchase Price shall first be drawn from the Stock Consideration (which shall be in the name of Seller or its designee and endorsed by Purchaser) unless and until the full amount of the Stock Consideration has been placed into escrow in accordance with this sentence, after which time Cash Consideration may be drawn. Such amounts placed in escrow with respect to a Title Defect shall not be distributed to Purchaser or Seller until (i) such Title Defect is cured or removed, in which event the applicable portion of the Purchase Price shall be promptly released to Seller, or (ii) such Title Defect and its respective Title Defect Amount is otherwise resolved by separate written agreement of the parties hereto or in accordance with Section 3.4(h), in which event such portion of the Purchase Price shall be promptly released in accordance with such agreement or the resolution made under Section 3.4(h).
     (d) Remedies for Title Defects.
     (1) In the event that (i) any Title Defect is not waived by Purchaser on or before Closing or (ii) Seller has not provided notice to Purchaser at least three (3) days prior to the Closing Date of Seller’s intent to attempt to cure a given Title Defect and escrow a portion of the Purchase Price as determined in accordance with Section 3.4(c), Seller shall, at its sole election, elect to:
     (a) reduce the Purchase Price by the amount determined (“Title Defect Amount”) pursuant to Section 3.4(f) or 3.4(h); or
     (b) retain the Property that is associated with such Title Defect, in which event the Purchase Price shall be reduced by an amount equal to the entire Allocated Value of such Property.
     (2) Notwithstanding any provision of Section 3.4(d)(1) to the contrary, if the aggregate amount of the Title Defect Amounts of the uncured Title Defects noticed by Purchaser in the Title Defect Notice exceeds 15% of the Purchase Price, Purchaser or Seller may, in its sole discretion, terminate this Agreement upon furnishing to the other party prior written notice and demand, in which event Purchaser shall receive a return of the Deposit in accordance with Section 10.3(c).

     (e) With respect to each Unit or Well affected by Title Benefits reported under Section 3.4(b), the Purchase Price shall be increased by an amount (the “Title Benefit Amount”) equal to the increase in the Allocated Value for such Unit or Well caused by such Title Benefit(s), as determined pursuant to Section 3.4(g); provided, however, that in no event will the aggregate adjustments to the Purchase Price as a result of Title Benefits exceed the aggregate adjustments to the Purchase Price due to Title Defects.
     (f) The Title Defect Amount resulting from a Title Defect shall be determined as follows:
     (a) if Purchaser and Seller agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;
     (b) if the Title Defect is a lien, encumbrance or other charge which is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;
     (c) if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest or percentage ownership stated on Exhibit A-1, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Revenue Interest or percentage ownership decrease and the denominator of which is the Net Revenue Interest or percentage ownership stated on Exhibit A-1;
     (d) if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the Title Defect Property of a type not described in subsections (i), (ii) or (iii) above, then the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Purchaser and Seller and such other factors as are necessary to make a proper evaluation;
     (e) if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest or percentage stated on Exhibit A-1, and an obligation, encumbrance, burden or charge upon or other defect in title to the Title Defect Property, then the Title Defect Amount shall be determined by applying both of subsections (iii) and (iv) to such Title Defect, without duplication; and
     (f) notwithstanding anything to the contrary in this Article 3, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of the Title Defect Property.
     (g) The Title Benefit Amount for any Title Benefit shall be the product of the Allocated Value of the affected Unit or Well multiplied by a fraction, the numerator of which is the Net Revenue Interest increase and the denominator of which is the Net Revenue Interest stated on Exhibit A-1.
     (h) In the event Seller elects to proceed under Section 3.4(d)(1)(a), Seller and Purchaser shall attempt to agree on all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts three (3) days prior to Closing. If Seller and Purchaser are unable to agree by that date, then subject to Section 3.4(c), Seller’s good faith estimate of all such Title Defect Amounts and Title Benefit Amounts shall be used to determine the Closing Payment pursuant to Section 9.4(a), and the Title Defect Amounts and Title Benefit Amounts in dispute shall be exclusively and finally resolved by mediation pursuant to this Section 3.4(h). Likewise, if Seller has provided notice at least three (3) days prior to the Closing Date of Seller’s intent to attempt to cure the Title Defect and by the end of the Cure Period, Seller and Purchaser have been unable to agree upon whether any Title Defects have been cured, or Seller has failed to cure any Title Defects which it provided notice that it would attempt to cure and Seller and Purchaser have been unable to agree on the Title Defect Amounts for such Title Defects or Title Benefit Amounts offsetting such Title Defects, the cure and/or Title Defect Amounts and Title Benefit Amounts in dispute shall be exclusively and finally resolved by mediation pursuant to this Section 3.4(h). The parties agree that there shall be chosen a single mediator, who shall be a title attorney with at least ten (10) years’ experience in oil and gas titles in the State of Texas as selected by mutual agreement of Purchaser and Seller within fifteen (15) days after the end of the Cure Period. Absent such agreement, the mediator shall be selected from Judicial Arbiter Group (the “Title Arbitrator”). The proceeding shall be held in Dallas, Texas to the extent such rules do not conflict with the terms of this Section. The Title Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon both parties, without right of appeal. In making his determination, the Title Arbitrator shall be bound by the rules set forth in Sections 3.4(c), 3.4(e), 3.4(f) and 3.4(g) and may consider such other matters as in the opinion of the Title Arbitrator are necessary or helpful to make a proper determination. Additionally, the Title Arbitrator may consult with and engage disinterested third parties to advise the arbitrator, including without limitation petroleum engineers. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts submitted by either party and may not award damages, interest or penalties to either party with respect to any matter. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Each party shall bear one-half of the costs and expenses of the Title Arbitrator.
     (i) Notwithstanding anything herein to the contrary, (x) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for individual Title Defects that do not exceed Ten Thousand and No/100 Dollars ($10,000.00); (y) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for Title Defects unless the amount of all Title Defect Amounts for Title Defects that exceed the threshold described in clause (x) and are covered by Section 3.4(d)(1)(a), in the aggregate exceeds a deductible in an amount equal to one and one-half percent (1.5%) of the Purchase Price, after which point Purchaser shall be entitled to adjustments to the Purchase Price or other remedies with respect to all Title Defects in excess of such deductible, subject to clause (x) of this Section 3.4(i); and (z) all adjustments made to the Purchase Price on account of this Article 3 shall be made pursuant to the second to last paragraph of Section 2.2. The provisions of this Section 3.4(i) shall not apply to Title Defects relating to consent to assignment and preferential rights to purchase which shall be handled or treated under Section 3.5(a) and 3.5(b) hereinbelow. The Allocated Value of any Property retained by Seller in accordance with Section 3.4(d)(1)(b) hereinabove may not be used in meeting the deductible referenced in this paragraph.
          Section 3.5 Consents to Assignment and Preferential Rights to Purchase.
     Seller shall use reasonable efforts to promptly prepare and send (i) notices to the holders of any required consents to assignment of any Assets to request such consents and (ii) notices to the holders of any applicable preferential rights to purchase any Asset requesting waivers of such preferential rights to purchase, in each case of which Seller has knowledge. The consideration payable under this Agreement for any particular Assets for purposes of preferential purchase right notices shall be the Allocated Value for such Assets. Seller shall use commercially reasonable efforts to cause such consents and waivers of preferential rights to purchase (or the exercise thereof) to be obtained and delivered prior to Closing. Purchaser shall cooperate with Seller in seeking to obtain such consents and waivers of preferential rights. Notwithstanding anything contained herein to the contrary, Seller shall have no liability for failure to either send or obtain such notices.
     (a) Seller shall notify Purchaser in writing at least five (5) Business Days prior to Closing of all required third-party consents to the assignment of the Assets to Purchaser which have not been obtained and the Assets to which they pertain. In no event shall there be included in the Conveyances at Closing any Asset subject to a consent requirement that provides that transfer of the Asset without consent will result in a termination or other material impairment of any rights in relation to such Asset. In cases where the Asset subject to such a requirement is a Contract and Purchaser is assigned the Properties to which the Contract relates, but the Contract is not transferred to Purchaser due to the unwaived consent requirement, Seller shall continue after Closing to use commercially reasonable efforts to obtain such consent so that such Contract can be transferred to Purchaser upon receipt of such consent. In cases where the Asset subject to such a requirement is a Property and the third-party consent to the sale and transfer of the Property is not obtained prior to the Closing Date, Purchaser may elect to treat the unsatisfied consent requirement as a Title Defect by giving Seller notice thereof in accordance with Section 3.4(a), except that such notice must be given at least one (1) Business Day prior to the Closing Date; provided, however, the Allocated Value for such Property may not be used in meeting the deductible provided for in Section 3.4(i) above. If an unsatisfied consent requirement with respect to which a Purchase Price adjustment is made under Section 3.4 is subsequently satisfied prior to the date of the final adjustment to the Purchase Price under Section 9.4(b), Seller shall be paid the amount of the previous reduction in the Purchase Price and the provisions of this Section 3.5 shall no longer apply, provided that after receipt of such payment Seller shall promptly assign (using the form of Conveyance) to Purchaser the Property subject to the aforementioned consent requirement that was subsequently satisfied.
     (b) If any preferential rights to purchase any Properties are exercised prior to Closing, those Properties transferred to a third party as a result of the exercise of such preferential rights shall be treated as if subject to a Title Defect resulting in the complete loss of title and the Purchase Price shall be reduced under Section 2.2(b) by the Allocated Value for such Property. Seller shall retain the consideration paid by the third party; provided, however, the Allocated Value for such Property may not be used in meeting the deductible provided for in Section 3.4(i) above.
          Section 3.6 Casualty or Condemnation Loss.
     (a) Subject to the provisions of Sections 8.1(e) and 8.2(e) hereof, if, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain, and the loss as a result of such individual casualty or taking exceeds Fifty Thousand and No/100 Dollars ($50,000.00), Seller shall elect by written notice to Purchaser prior to Closing either (i) to cause the Assets affected by any casualty or taking to be repaired or restored prior to Closing to at least its condition prior to such casualty, at Seller’s sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date), or (ii) unless such casualty or taking is waived by Purchaser, to exclude the affected Property from the Assets and reduce the Purchase Price by the Allocated Value thereof. In each case, Seller shall retain all rights to insurance and other claims against third parties with respect to the casualty or taking except to the extent the parties otherwise agree in writing.
     (b) Notwithstanding anything to the contrary in this Section 3.6, the casualty or condemnation loss upon any Property shall not exceed the Allocated Value of the Property.
          Section 3.7 Limitations on Applicability.
     The rights of Purchaser under Section 3.1 shall terminate as of the Title Claim Date and shall have no further force and effect thereafter, provided there shall be no termination of Purchaser’s or Seller’s rights under Section 3.4 with respect to any bona fide Title Defect properly reported in a Title Defect Notice or bona fide Title Benefit properly reported in a Title Benefit Notice on or before the Title Claim Date. Except as provided in this Article 3 and in Section 7.9, Purchaser releases, remises and forever discharges the Seller Indemnitees from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, liabilities, interest or causes of action whatsoever, in law or in equity, known or unknown, which Purchaser might now or subsequently may have, based on, relating to or arising out of, any Title Defect or other deficiency in title to any Asset.

ARTICLE 4
ENVIRONMENTAL MATTERS
          Section 4.1 Assessment.
     Subject to the limitations set forth herein and in Section 7.1, Purchaser may, at its option, cause a Phase I environmental assessment (the “Assessment”) of all or any portion of the Assets to be conducted by a reputable environmental consulting or engineering firm approved in advance in writing by Seller (“the Environmental Consultant”) and Purchaser or such Environmental Consultant may conduct visual inspections, record reviews, and interviews relating to the Properties, including their condition and their compliance with Environmental Laws. The Assessment shall be conducted at the sole risk, cost and expense of Purchaser, and all of Purchaser’s and the Environmental Consultant’s activity conducted under this Section (including the Phase I Investigation) and Section 7.1 shall be subject to the indemnity provisions of Section 7.6. Purchaser’s right of access shall not entitle Purchaser to operate equipment or conduct testing or sampling without Seller’s prior consent. Seller has the right to be present during any Phase I Investigation. Purchaser shall coordinate its Phase I Investigation with Seller to minimize any inconvenience to or interruption of the conduct of business by Seller. Purchaser shall abide by Seller’s, and any third party operator’s, safety rules, regulations and operating policies while conducting its due diligence evaluation of the Assets including the Phase I Investigation. Upon Seller’s request, Purchaser agrees to promptly provide, but not later than the Environmental Claim Date, copies of all reports, results, and other documentation and data prepared or compiled by Purchaser and/or any of its representatives or agents in connection with the Phase I Investigation. Seller shall not be deemed by its receipt of said documents or otherwise to have made any representation or warranty, expressed, implied or statutory, as to the condition of the Assets or the accuracy of said documents or the information contained therein.
          Section 4.2 NORM.
     Purchaser acknowledges the following:
     (a) The Assets have been used for exploration, development, and production of oil and gas and that there may be petroleum, produced water, wastes, or other materials located on or under the Properties or associated with the Assets.
     (b) Equipment and sites included in the Assets may contain asbestos, hazardous substances, or NORM.
     (c) NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms.
     (d) The wells, materials, and equipment located on the Properties or included in the Assets may contain NORM and other wastes or hazardous substances.
     (e) NORM containing material and other wastes or hazardous substances may have come in contact with the soil.

     (f) Special procedures may be required for the remediation, removal, transportation, or disposal of soil, wastes, asbestos, hazardous substances, and NORM from the Assets.
          Section 4.3 Notice of Violations of Environmental Laws.
     Purchaser shall deliver claim notices to Seller in writing (“Environmental Defect Notice”), on or before five (5) days prior to the Closing Date (the “Environmental Claim Date”), of each individual environmental matter disclosed by the Assessment that Purchaser reasonably believes in good faith may constitute Environmental Liabilities for which the Lowest Cost Response to address the matter exceeds Ten Thousand and No/100 Dollars ($10,000.00), including in the Environmental Defect Notice (i) a reasonably detailed description of the specific matter that is an alleged violation of Environmental Laws; (ii) the Units, Wells or associated Assets affected; (iii) an estimate of the Lowest Cost Response to cure or eliminate the alleged matter in question; and (iv) supporting documents reasonably necessary for Seller (as well as any consultant, inspector or expert hired by Seller) to verify the existence of the facts alleged in the Environmental Defect Notice. For purposes of this Agreement, the term violation of Environmental Laws shall mean, as to any given Asset, the violation of or failure to meet specific objective requirements or standards that are clearly applicable to such Asset under applicable Environmental Laws where such requirements or standards are in effect as of the Effective Time. The term does not include good or desirable operating practices or standards that may be employed or adopted by other oil or gas well operators or recommended by a Governmental Authority.
          Section 4.4 Remedies for Violations of Environmental Laws.
     (a) If Seller confirms to its reasonable satisfaction that any matter described in an Environmental Defect Notice delivered pursuant to Section 4.3, constitutes a violation of Environmental Laws for which the Lowest Cost Response to address the condition exceeds Ten Thousand and No/100 Dollars ($10,000.00), then Seller shall, at its sole election, elect to:
(i)	reduce the Purchase Price by an amount agreed upon in writing by Purchaser and Seller as being a reasonable estimate of the cost of curing such violation of Environmental Laws;

(ii)	retain the Property that is associated with such Environmental Defect Notice, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Property;

(iii)	perform or cause to be performed prior to Closing, at the sole cost and expense of Seller, such operations as may be necessary to cure such Environmental Defect Notice; or

(iv)	enter into an agreement with Purchaser whereby Seller will as soon as reasonably practicable after Closing, at the sole cost and expense of Seller, perform or cause to be performed such operations as may be necessary to cure such Environmental Defect Notice.

     In the event Seller elects to proceed under Section 4.4(a) and Purchaser and Seller have failed to agree by Closing on the reduction to the Purchase Price (which agreement Seller and Purchaser shall use good faith efforts to reach), Seller shall then proceed with respect to such matter under any of Sections 4.4(a)(ii), (iii), or (iv). In the event that Seller elects to proceed under Section 4.4(a)(iv) and Purchaser and Seller have failed to agree by Closing on the terms of the agreement contemplated thereby (which agreement Seller and Purchaser shall use good faith efforts to reach), Seller shall then proceed with respect to such matter under any of Sections 4.4(a)(ii) or (iii).
     Notwithstanding anything herein to the contrary (other than Section 4.4(b)), (i) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for individual Environmental Liabilities that do not exceed Ten Thousand and No/100 Dollars ($10,000.00) and (ii) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for Environmental Liabilities unless the amount of all such Environmental Liabilities covered by Section 4.4(a), in the aggregate, exceeds a deductible in an amount equal to one and one-half percent (1.5%) of the Purchase Price (the “Environmental Deductible”), after which point Purchaser shall be entitled to adjustments to the Purchase Price or other remedies with respect to Environmental Liabilities in excess of such Environmental Deductible, subject to clause (i) of this paragraph. The Allocated Value of any Property retained by Seller in accordance with Section 4.4(a)(ii) hereinabove may not be used in meeting the Environmental Deductible.
     (b) Notwithstanding any provision of Section 4.4(a) to the contrary, if the sum of the Lowest Cost Responses for all Environmental Defects noticed by Purchaser under Section 4.3 exceeds 15% of the Purchase Price, then either Purchaser or Seller may in its sole discretion terminate this Agreement upon furnishing to the other party prior written notice and demand, in which event Purchaser shall receive a return of the Deposit in accordance with Section 10.3(c).
     Notwithstanding anything to the contrary in this Article 4, the Environmental Liability or Lowest Cost Response (or the corresponding adjustment to the Purchase Price on account thereof) for a Property shall not exceed the Allocated Value of the Property.
          Section 4.5 Limitations.
     Notwithstanding anything to the contrary in this Agreement, this Article 4 is intended to be the sole and exclusive remedy that Purchaser Indemnitees shall have against Seller Indemnitees with respect to any matter or circumstance relating to Environmental Laws, the release of materials into the environment or protection of the environment or health. Except to the limited extent necessary to enforce the terms of this Article 4, Purchaser (on behalf of itself and each of the other Purchaser Indemnitees) hereby releases and discharges any and all claims at law or in equity, known or unknown, whether now existing or arising in the future, contingent or otherwise, against the Seller Indemnitees with respect to any matter or circumstance relating to Environmental Laws, the release of materials into the environment or protection of the environment or health EVEN IF SUCH CLAIMS OR DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT, EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER INDEMNITEES.

Purchaser acknowledges that Seller has not made and will not make any representation or warranty regarding any matter or circumstance relating to Environmental Laws, the release of materials into the environment or protection of the environment or health, and that nothing in Article 5 or otherwise shall be construed as such a representation or warranty.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLER
          Section 5.1 Disclaimers.
     (a) Except as and to the extent expressly set forth in Articles 3, 5 and 7 of this Agreement or Schedules hereto or in the certificate of Seller to be delivered pursuant to Section 9.2(d) or in the Conveyance instruments to be delivered by Seller to Purchaser hereunder, with respect to the Assets and the transactions contemplated hereby (i) SELLER MAKES NO COVENANTS, REPRESENTATIONS OR WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, AND (ii) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY COVENANT, REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO PURCHASER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO PURCHASER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF ITS AFFILIATES).
     (b) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 3, ARTICLE 5 OR ARTICLE 7 OR IN THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(d), WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY COVENANT, REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS OR IMPLIED, AS TO (i) TITLE TO ANY OF THE ASSETS, (ii) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (iii) THE QUANTITY, QUALITY OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (iv) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (v) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, (vi) ANY ESTIMATES OF OPERATING COSTS AND CAPITAL REQUIREMENTS FOR ANY WELL, OPERATION, OR PROJECT, (vii) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (viii) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (ix) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE

OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY COVENANT, REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT PURCHASER SHALL BE DEEMED TO BE OBTAINING THE ASSETS, INCLUDING THE EQUIPMENT AND PIPELINES, IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE, OR (ix) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.
     (c) Any representation “to the knowledge of Seller” or “to Seller’s knowledge” is limited to matters within the actual knowledge of Tom Graves and Tom Schaefer. “Actual knowledge” for purposes of this Agreement means information actually personally known.
     (d) Inclusion of a matter on a Schedule to a representation or warranty which addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Material Adverse Effect. Matters may be disclosed on a Schedule to this Agreement for purposes of information only.
     (e) Subject to the foregoing provisions of this Section 5.1, and the other terms and conditions of this Agreement, Seller represents and warrants to Purchaser the matters set out in Sections 5.2 through 5.21.
          Section 5.2 Existence and Qualification.
     Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign limited liability company where the Assets are located, except where the failure to so qualify would not have a Material Adverse Effect.
          Section 5.3 Power.
     Seller has the requisite power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement.
          Section 5.4 Authorization and Enforceability.
     The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Seller and its security holders. This Agreement has been duly executed and delivered by Seller (and all documents required hereunder to be executed and delivered by Seller at Closing will be duly executed and delivered by Seller) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          Section 5.5 No Conflicts.
     The execution, delivery and performance of this Agreement by Seller, and the transactions contemplated by this Agreement will not (i) violate any provision of the limited liability company agreement of Seller, (ii) result in default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Seller is a party or which affect the Assets, (iii) violate any judgment, order, ruling, or decree applicable to Seller as a party in interest, (iv) violate any Laws applicable to Seller or any of the Assets (except for rights to consent by, required notices to, and filings with or other actions by Governmental Bodies where the same are not required prior to the assignment of oil and gas interests), or (v) require any filing with, notification of or consent, approval or authorization of any Governmental Body, except any matters described in clauses (ii), (iii), (iv) or (v) above which would not have a Material Adverse Effect, and except for the matters or consents referenced in Schedule 5.15.
          Section 5.6 Liability for Brokers’ Fees.
     Purchaser shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Seller, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.
          Section 5.7 Litigation.
     Except as set forth in Schedule 5.7, no written claim, written demand, written filing or investigation, proceeding, action, suit, or other legal proceeding of any kind or nature by or before any Governmental Body or arbitrator (including any take-or-pay claims) has been received by Seller or, to Seller’s knowledge, is threatened or pending with respect to the Assets.
          Section 5.8 Taxes and Assessments.
     With respect to all Taxes related to the Assets, Seller warrants and represents (a) all reports, returns, statements (including estimated reports, returns or statements), and other similar filings (the “Tax Returns”) relating to the Assets required to be filed on or before the Closing Date by Seller with respect to any Taxes have been or will be timely filed with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and (b) such Tax Returns are true and correct in all material respects, and all Taxes reported on such Tax Returns have been paid.

     With respect to all Taxes related to the Assets, except as set forth on Schedule 5.8, Seller further warrants and represents (a) there are not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (b) there are no administrative proceedings or lawsuits pending against the Assets or Seller by any taxing authority; and (c) there are no Tax liens on any of the Assets except for liens for Taxes not yet due.
          Section 5.9 Outstanding Capital Commitments.
     As of the date of this Agreement, there is no single outstanding authority for expenditure which is binding on the Assets the value of which Seller reasonably anticipates exceeds Fifty Thousand and No/00 Dollars ($50,000.00), to the Seller’s interests participating in the operation covered by such authority for expenditure, other than those shown on Schedule 5.9 hereto.
          Section 5.10 Compliance with Laws.
     Except as disclosed on Schedule 5.10, to the knowledge of Seller, the Seller Operated Assets are, and Seller’s operation of the Seller Operated Assets has been and currently is and the other Assets are and the operation of the other Assets has been and currently is, in substantial compliance with the provisions and requirements of all Laws of all Governmental Bodies having jurisdiction with respect to the Assets, or the ownership, operation, development, maintenance, or use of any thereof.
          Section 5.11 Contracts.
     Except as disclosed on Schedule 5.11(a), Seller has paid its share of all costs (including without limitation Property Costs) payable by it under the Leases and Contracts, except those being contested in good faith and identified on Schedule 5.11(a). Seller is not and, to Seller’s knowledge, no other party is, in default under any Contract except as disclosed on Schedule 5.11(a) and except such defaults as would not, individually or the aggregate, have a Material Adverse Effect. Schedule 5.11(b) sets forth all of the following Contracts included in the Assets or to which any of the Assets will be bound as of the Closing: (i) any agreement with any Affiliate; (ii) any agreement or contract for the sale, exchange, or other disposition of Hydrocarbons produced from or attributable to Seller’s interest in the Assets that is not cancelable without penalty or other material payment on not more than thirty (30) days prior written notice; (iii) any agreement of or binding upon Seller to sell, lease, farmout, or otherwise dispose of any interest in any of the Assets after the Effective Time, other than conventional rights of reassignment arising in connection with Seller’s surrender or release of any of the Assets; (iv) any tax partnership agreement of or binding upon Seller affecting any of the Assets (v) any agreement which can reasonably be expected to generate gross revenue per year for the owner of the Assets in excess of Fifty Thousand and No/00 Dollars ($50,000.00); and (vi) any agreement which can reasonably be expected to require expenditures per year chargeable to the owner of the Assets in excess of Fifty Thousand and No/00 Dollars ($50,000.00).
          Section 5.12 Payments for Production.
     Except as set forth on Schedule 5.12, Seller is not obligated under any contract or agreement containing a take-or-pay, advance payment, prepayment, or similar provision, or under any gathering, transmission, or any other contract or agreement with respect to any of the Assets to sell, gather, deliver, process, or transport any gas without then or thereafter receiving full payment therefor.
          Section 5.13 Gas Imbalances.
     Schedule 5.13 accurately sets forth all of Seller’s pipeline and production imbalances and penalties as of the Effective Time arising with respect to the Assets. Except as disclosed in Schedule 5.13 as of the Effective Time (i) no Person is entitled to receive any portion of the Seller’s Hydrocarbons produced from the Assets or to receive cash or other payments to “balance” any disproportionate allocation of Hydrocarbons produced from the Assets under any operating agreement, gas balancing or storage agreement, gas processing or dehydration agreement, gas transportation agreement, gas purchase agreement, or other agreements, whether similar or dissimilar, (ii) Seller is not obligated to deliver any quantities of gas or to pay any penalties or other amounts, in connection with the violation of any of the terms of any gas contract or other agreement with shippers with respect to the Assets, and (iii) Seller is not obligated to pay any penalties or other payments under any gas transportation or other agreement as a result of the delivery of quantities of gas from the Wells in excess of the contract requirements.
          Section 5.14 Governmental Authorizations.
     Except as disclosed on Schedule 5.14, to the knowledge of Seller, Seller has obtained and is maintaining all federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefor (the “Governmental Authorizations”) that are presently necessary or required for the operation of the Seller Operated Assets as currently operated (including, but not limited to, those required under Environmental Laws), the loss of which would have a Material Adverse Effect. Except as disclosed in Schedule 5.7 or Schedule 5.14 and except as would not have a Material Adverse Effect, (i) Seller has operated the Seller Operated Assets in accordance with the conditions and provisions of such Governmental Authorizations, and (ii) no notices of violation have been received by Seller, and no proceedings are pending or, to Seller’s knowledge, threatened in writing that might result in any modification, revocation, termination or suspension of any such Governmental Authorizations or which would require any corrective or remediation action by Seller.
          Section 5.15 Consents and Preferential Purchase Rights.
     None of the Assets, or any portion thereof, is subject to any (i) preferential rights to purchase, (ii) or restrictions on assignment or required third-party consents to assignment that if not obtained would result in a termination of Seller’s title to such Asset or (iii) to the best of Seller’s knowledge, other third-party consents to assignment, which may be applicable to the transactions contemplated by this Agreement, except for (x) governmental consents and approvals of assignments that are customarily obtained after Closing, and (y) preferential rights, consents and restrictions as are set forth on Schedule 5.15.

          Section 5.16 Equipment.
     The Equipment has been maintained in an adequate manner for the normal operation of the Assets consistent with current practices.
          Section 5.17 Payout Balances.
     Schedule 5.17 contains a complete and accurate list of the status of any “payout” balance, as of the Effective Time, for the Wells and Units subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms).
          Section 5.18 Condemnation.
     To Seller’s knowledge, there is no actual or threatened taking (whether permanent, temporary, whole or partial) of any part of the Properties by reason of condemnation or the threat of condemnation.
          Section 5.19 Bankruptcy.
     There are no bankruptcy, reorganization, or similar arrangement proceedings pending, being contemplated by or, to Seller’s knowledge, threatened against Seller or any Affiliate.
          Section 5.20 Ownership of Certain Property.
     Except as listed or described on Schedule 5.20 and for assets since sold in the ordinary course of business and for the Properties, which is the subject of Article 3, Seller owns all tangible assets purported to be included in the Assets, free and clear of all liens and encumbrances.
          Section 5.21 Leases.
     Except as set forth on Schedule 5.21, with respect to Leases (but only to Seller’s knowledge with respect to Leases not operated by Seller):
     (a) the Leases have been maintained by Seller according to their terms, in compliance with all material agreements contained therein or to which the Leases are subject;
     (b) to the knowledge of Seller, no other party to any Lease is in breach or default with respect to any of its material obligations thereunder; and
     (c) there are no provisions in the Leases or under any Contract or Law applicable to the Leases that increase the royalty share of the lessor thereunder.
     Except as set forth in Schedule 5.21, (a) there are no Leases that are subject to a fixed term of duration, and (b) there are no unfulfilled drilling obligations affecting the Leases, other than (i) obligations implied in Law and (ii) provisions requiring optional drilling as a condition of maintaining or earning all or a portion of the Lease.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF PURCHASER
     Purchaser represents and warrants to Seller the following:
          Section 6.1 Existence and Qualification.
     Purchaser is a Colorado corporation organized, validly existing and in good standing under the laws of the state of Colorado, and authorized to do business in the State of Texas; and Purchaser is duly qualified to do business as a corporation in every jurisdiction in which it is required to qualify in order to conduct its business except where the failure to so qualify would not have a material adverse effect on Purchaser or its properties; and Purchaser is or will be duly qualified to do business as a corporation in the respective jurisdictions where the Assets to be transferred to it are located.
          Section 6.2 Power.
     Purchaser has the requisite power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement.
          Section 6.3 Authorization and Enforceability.
     The execution, delivery and performance of this Agreement, and the performance of the transaction contemplated hereby, have been duly and validly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and all documents required hereunder to be executed and delivered by Purchaser at Closing will be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          Section 6.4 No Conflicts.
     The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated by this Agreement will not (i) violate any provision of the corporate and organizational documents of Purchaser, (ii) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Purchaser is a party, (iii) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest, or (iv) violate any law, rule or decree applicable to Purchaser or any of its assets, or (v) require any filing with, notification of or consent, approval or authorization of any Governmental Body or authority.

          Section 6.5 Liability for Brokers’ Fees.
     Seller shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Purchaser, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.
          Section 6.6 Minute Books.
     The minute books of Purchaser contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, board of directors and all committees of the board of directors of Purchaser. Purchaser has made complete and accurate copies of all such minute books and the stock register of Purchaser available for review by Seller.
          Section 6.7 Capitalization.
     (a) The authorized capital stock of Purchaser consists of 100,000,000 shares of Purchaser Common Stock, and 25,000,000 shares of undesignated preferred stock of Purchaser, par value $.0001 per share (the “Purchaser Preferred Stock”). As of the date of this Agreement, there are (i) 23,666,727 shares of Purchaser Common Stock issued and outstanding (exclusive of unvested restricted shares), (b) no shares of Purchaser Preferred Stock issued and outstanding and (c) 260,000 shares of Purchaser Common Stock issuable pursuant to options or warrants described in the Purchaser Reports. All issued and outstanding shares of Purchaser Common Stock (i) are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon Purchaser and (iii) were issued in compliance with all corporate and organizational documents of Purchaser and all applicable U.S. federal and state securities laws, rules and regulations.
     (b) The shares of Purchaser Common Stock to be issued as the Stock Consideration (including the Deposit) hereunder have been duly authorized and, upon issuance, shall be validly issued, fully paid and non-assessable. Upon delivery of such shares pursuant to the terms of this Agreement, good and valid title to such shares will pass to Seller.
     (c) Neither the execution and delivery of this Agreement or any other document to be delivered pursuant to this Agreement, nor the consummation by Purchaser of the transactions contemplated hereby or thereby to be performed by it, nor compliance by Purchaser with any of the terms or provisions hereof or thereof, will result in the vesting in any third-party any option, warrant, right, subscription, call, unsatisfied preemptive right, convertible or exchangeable security or other agreement or right of any kind to purchase or otherwise acquire any ownership interest in Purchaser, or give rise to any third-party rights to indemnification or reimbursement from Purchaser.

          Section 6.8 Public Disclosure Documents.
     (a) Purchaser has made available to Seller each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by Purchaser with the Securities and Exchange Commission (the “SEC”) since October 22, 2002, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the “Purchaser Reports”), and Purchaser has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, the Purchaser Reports (i) were prepared in accordance with the applicable requirements of the Securities Act of 1933 (as amended from time to time, the “Securities Act”), the Securities and Exchange Act of 1934 (the “Exchange Act”), FINRA, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified or superseded by subsequent filings with the SEC prior to the date hereof and in accordance with applicable Law. Each of the consolidated balance sheets included in or incorporated by reference into the Purchaser Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Purchaser and its subsidiaries as of its date and each of the consolidated statements of operations or income, cash flows and stockholders’ equity included in or incorporated by reference into the Purchaser Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of Purchaser and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the SEC), in each case in accordance with GAAP consistently applied during the periods involved, expect as may be noted therein, and except that unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount or effect.
     (b) Except as disclosed in the Purchaser Reports, Purchaser’s auditors and the board of directors of Purchaser (or any committee thereof) have not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect Purchaser’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal controls. There have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          Section 6.9 Absence of Certain Changes.
     Since December 31, 2009, there has not been (i) any adverse effect on Purchaser or on the ownership, operation or value of Purchaser’s assets (including those assets represented as owned by Purchaser in the Purchaser Reports), as currently owned and operated, which is material to the ownership, operation or value of such assets, taken as a whole, (ii) any material change by Purchaser or any of its subsidiaries (viewed on a consolidated basis) in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, except for changes required by GAAP or (iii) any material damage, destruction or loss to the business or assets of Purchaser, taken as a whole, not covered by insurance.
          Section 6.10 Taxes.
     Purchaser warrants and represents that (a) all reports, returns, statements (including estimated reports, returns or statements), and other similar filings required to be filed on or before the Closing Date by Purchaser with respect to any Taxes (the “Purchaser Tax Returns”) have been or will be timely filed with the appropriate Governmental Body in all jurisdictions in which such Purchaser Tax Returns are required to be filed; and (b) such Purchaser Tax Returns are true and correct in all material respects, and all Taxes reported on such Purchaser Tax Returns have been paid.
     Except as set forth on Schedule 6.10, Purchaser further warrants and represents (a) there are not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (b) there are no administrative proceedings or lawsuits pending against Purchaser’s or its subsidiaries’ assets or Purchaser or any subsidiary by any taxing authority; and (c) there are no Tax liens on any of Purchaser’s or its subsidiaries’ assets except for liens for Taxes not yet due. The charges, accruals and reserves on Purchaser’s and its subsidiaries’ books in respect of Taxes or other governmental charges are, in the opinion of Purchaser, reasonably adequate.
          Section 6.11 Title to Properties.
     Purchaser and its subsidiaries have good and marketable title to all real property (excluding mineral leasehold interests) and personal property owned by them or represented as owned in the Purchaser Reports, and defensible title to all mineral leasehold interests owned by them or represented as owned in the Purchaser Reports which is reasonably acceptable to a prudent operator engaged in the business of owning and operating oil and gas properties, in each case free and clear of liens and encumbrances, except such as do not materially affect the aggregate value of such property and interests and do not materially interfere with the use made and proposed to be made by such property and interests by Purchaser and its subsidiaries; and all assets held under lease by Purchaser or its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such leased assets by Purchaser and its subsidiaries.
          Section 6.12 Environmental Laws.
     Purchaser, its subsidiaries and the ownership and operation of their assets are in material compliance with all applicable Environmental Laws. To Purchaser’s knowledge there is no material contamination of groundwater, surface water, soil or seabed on the Properties resulting from hydrocarbon or other activities on such Properties which was required to be remediated under applicable Environmental Laws on or before the date of this Agreement for which Purchaser would be liable but which has not been remediated. No written notice, demand, request for information, citation or complaint has been received by Purchaser or its subsidiaries from, and no action or proceeding is pending or, to the actual knowledge of Purchaser, threatened by, any Governmental Body against Purchaser, with respect to Environmental Law.
          Section 6.13 Litigation.
     As of the date of the execution of this Agreement, there are no actions, suits or proceedings pending before any Governmental Body, or to Purchaser’s knowledge, threatened in writing, against Purchaser or any subsidiary of Purchaser, or to which any of such Persons’ assets are subject, that are reasonably likely to impair or delay Purchaser’s ability to perform its obligations under this Agreement.
          Section 6.14 Financing.
     Purchaser has sufficient cash, available lines of credit or other sources of immediately available funds (in United States dollars) to enable it to pay the Closing Payment to Seller at the Closing.
          Section 6.15 Independent Investigation.
     Purchaser is (or its advisors are) experienced and knowledgeable in the oil and gas business and aware of the risks of that business. Purchaser acknowledges and affirms as of the Closing Date that (i) it has completed its independent investigation, verification, analysis and evaluation of the Assets, and (ii) it has made all such reviews and inspections of the Assets as it has deemed necessary or appropriate.
          Section 6.16 Limitation.
     PURCHASER ACKNOWLEDGES THAT EXCEPT TO THE EXTENT CONTAINED IN AN EXPRESS REPRESENTATION, WARRANTY OR COVENANT IN ARTICLES 3, 5 AND 7 OF THIS AGREEMENT, THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(d) OR THE CONVEYANCE, SELLER HAS MADE NO COVENANTS, REPRESENTATIONS OR WARRANTIES, WHETHER ORAL OR WRITTEN, AND SELLER DISCLAIMS ALL COVENANTS, REPRESENTATIONS AND WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF INFORMATION OBTAINED BY PURCHASER UNDER THIS SECTION, OR AS TO SELLER’S TITLE TO THE ASSETS, AND IN ENTERING INTO AND PERFORMING THIS AGREEMENT, PURCHASER HAS RELIED AND WILL RELY SOLELY UPON ITS INDEPENDENT INVESTIGATION OF, AND JUDGMENT WITH RESPECT TO, THE ASSETS, THEIR VALUE AND SELLER’S TITLE THERETO AND UPON THOSE COVENANTS, REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLES 3, 5 AND 7 OF THIS AGREEMENT, THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(d) OR THE CONVEYANCE. PURCHASER UNDERSTANDS THAT SELLER MAKES NO COVENANT, REPRESENTATION OR WARRANTY OTHER THAN AS SPECIFICALLY CONTAINED HEREIN WITH REGARD TO THE ASSETS AND THAT IT IS PURCHASING THE ASSETS “WHERE IS” AND “AS IS.” FURTHER, SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY CONCERNING THE ACCURACY OR

COMPLETENESS OF ANY DOCUMENTS, RECORDS OR OTHER INFORMATION PROVIDED WITH REGARD TO THE ASSETS.
          Section 6.17 Bankruptcy.
     There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or, to Purchaser’s knowledge, threatened against Purchaser.
          Section 6.18 Qualification.
     Purchaser shall be, at Closing, and hereafter shall continue to be, qualified to own and assume operatorship of federal and state oil, gas and mineral leases in all jurisdictions where the Assets to be transferred to it are located, and the consummation of the transactions contemplated in this Agreement will not cause Purchaser to be disqualified as such an owner or operator. To the extent required by the applicable Law, as of the Closing, Purchaser currently has, and will continue to maintain, lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, such state or federal regulations governing the ownership and operation of such leases.
          Section 6.19 Consents.
     Except for (i) the filings, notifications, consents, orders and approvals set forth on Schedule 6.19 and (ii) consents and approvals by Governmental Bodies for the assignment of the Assets to Purchaser that are customarily obtained after the assignment of properties similar to the Assets, there are no filings, notifications, consents, orders or other restrictions that Purchaser is obligated to obtain or furnish in connection with the consummation of the transactions contemplated by this Agreement by Purchaser, including without limitation any such items affecting Purchaser’s right or ability to receive an assignment of the Assets or to issue the Stock Consideration to Seller in accordance with this Agreement.
          Section 6.20 Undisclosed Liabilities.
     Except for the liabilities quantified in or discussed in the financial statements or notes to the financial statements of Purchaser in the Purchaser Reports, and liabilities that have arisen in the ordinary course of business after the date of the most recent financial statements set forth in the Purchaser Reports (and which would not have a material adverse effect on Purchaser), Purchaser has no liabilities that would be required by GAAP to be included or disclosed in the financial statements of Purchaser in the Purchaser Reports.
ARTICLE 7
COVENANTS OF THE PARTIES
          Section 7.1 Access.
     Between the date of execution of this Agreement and continuing until the Closing Date, Seller will give Purchaser and its representatives access to the Assets and up to five days prior to Closing access to and the right to copy, at Purchaser’s expense, the Records in Seller’s possession, for the purpose of conducting an investigation of the Assets, but only to the extent that Seller may do so without violating any obligations to any third party and to the extent that Seller has authority to grant such access without breaching any restriction binding on Seller. Such access by Purchaser shall be subject to the limitations in Section 4.1 and shall be limited to Seller’s normal business hours, and any weekends and after hours requested by Purchaser that can be reasonably accommodated by Seller, and Purchaser’s investigation shall be conducted in a manner that minimizes interference with the operation of the Assets. All information obtained by Purchaser and its representatives under this Section shall be subject to the terms of Section 7.6.
          Section 7.2 Government Reviews.
     Seller and Purchaser shall in a timely manner (a) make all required filings, if any, with and prepare applications to and conduct negotiations with, each governmental agency as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, and (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations. Each party shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations.
          Section 7.3 Notification of Breaches.
     Until the Closing,
     (a) Purchaser shall notify Seller promptly after Purchaser obtains actual knowledge that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Seller prior to or on the Closing Date has not been so performed or observed in any material respect.
     (b) Seller shall notify Purchaser promptly after Seller obtains actual knowledge that any representation or warranty of Purchaser contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Purchaser prior to or on the Closing Date has not been so performed or observed in a material respect.
     If any of Purchaser’s or Seller’s representations or warranties is untrue or shall become untrue in any material respect between the date of execution of this Agreement and the Closing Date, or if any of Purchaser’s or Seller’s covenants or agreements to be performed or observed prior to or on the Closing Date (other than on a specified date) shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall (if curable) be cured by the Closing (or, if the Closing does not occur, by the date set forth in Section 10.1), then such breach shall be considered not to have occurred for all purposes of this Agreement.

          Section 7.4 Letters-in-Lieu; Assignments; Operatorship.
     (a) Seller will execute on the Closing Date letters in lieu of division and transfer orders relating to the Assets on forms prepared by Purchaser and reasonably satisfactory to Seller to reflect the transaction contemplated hereby.
     (b) Seller will prepare and Seller and Purchaser will execute on the Closing Date all assignments necessary to convey to Purchaser all federal or state leases in the proper form customarily used by Purchaser or as prescribed by the applicable governmental body and otherwise acceptable to Purchaser and Seller.
     (c) Seller will assist Purchaser in its efforts to succeed Seller as operator of any Wells included in the Assets. Seller makes no representation and does not warrant or guarantee that Purchaser will succeed in being appointed successor operator. Purchaser shall promptly, following Closing, file all appropriate forms, pit permit transfers and declarations or bonds with federal and state agencies relative to its assumption of operatorship. For all Seller Operated Assets, Seller shall execute and deliver to Purchaser and Purchaser shall promptly file the forms transferring operatorship of such Assets to Purchaser.
          Section 7.5 Operation of Business.
     Except as set forth on Schedule 7.5, until the Closing, Seller (i) will operate its business in the ordinary course, (ii) will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, commit to any operation, or series of related operations, reasonably anticipated by Seller to require future capital expenditures by the owner of the Assets in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) (net to Seller’s interest) or make any capital expenditures related to the Assets in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) (net to Seller’s interest) except for matters set forth on Schedule 5.9, or terminate, materially amend, execute or extend any material agreements affecting the Assets, (iii) will maintain insurance coverage on the Assets presently furnished by nonaffiliated third parties in the amounts and of the types presently in force, (iv) will use commercially reasonable efforts to maintain in full force and effect all Leases, (v) will maintain all material governmental permits and approvals affecting the Assets, (vi) will not transfer, farmout, sell, hypothecate, encumber or otherwise dispose of any material Assets except for sales and dispositions of oil and gas production and Equipment made in the ordinary course of business consistent with past practices and (vii) will not commit to do any of the foregoing. Notwithstanding anything contained in this Agreement to the contrary, all proceeds received by Seller prior to Closing from the sale of surplus and inventoried Equipment listed on Schedule 7.5 hereto, shall be the property of Seller, and there shall be no adjustment to the Purchase Price for same. Purchaser’s approval of any action restricted by this Section 7.5 shall be considered granted within ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Seller’s written notice) of Seller’s notice to Purchaser requesting such consent unless Purchaser notifies Seller to the contrary during that period. In the event of an emergency, Seller may take such action as a prudent operator would take and shall notify Purchaser of such action promptly thereafter.

     Notwithstanding anything to the contrary in this Agreement, Seller shall have no liability to Purchaser for the incorrect payment of delay rentals, royalties, shut-in payment payments or similar payments made during the period from the Effective Time to the Closing Date or for failure to make such payments through mistake or oversight (including Seller’s negligence or other fault), however this shall not affect the right of Purchaser to assert Title Defects as provided in Article 3.
     Purchaser acknowledges that Seller may own an undivided interest in certain of the Assets and Purchaser agrees that the acts or omissions of the other working interest owners who are not affiliated with Seller shall not constitute a violation of the provisions of this Article 7 nor shall any action required by a vote of working interest owners constitute such a violation so long as Seller has voted its interest in a manner consistent with the provisions of this Article 7.
          Section 7.6 Indemnity Regarding Access.
     Purchaser, on behalf of itself and the Purchaser Indemnitees, agrees to indemnify, defend and hold harmless Seller Indemnitees and the other owners of interests in the Assets from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees), including claims, liabilities, losses, costs and expenses attributable to personal injuries, death, or property damage, arising out of or relating to access to the Assets by the Purchaser Indemnitees, the Records and other related activities or information prior to the Closing by Purchaser Indemnitees, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, EXCLUDING, HOWEVER, ANY CLAIMS, LIABILITIES, LOSSES, COSTS OR EXPENSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.
          Section 7.7 Consents and Preferential Rights.
     Should a third party fail to exercise its preferential right to purchase as to any portion of the Assets prior to Closing and the time for exercise or waiver has not yet expired, subject to the remaining provisions of this Section 7.7, such Assets shall be included in the transaction at Closing, such preferential right to purchase shall be Permitted Encumbrances hereunder, and the following procedures shall be applicable. If one or more of the holders of any such preferential right to purchase notifies Seller subsequent to the Closing that it intends to assert its preferential purchase right, Seller shall give notice thereof to Purchaser, whereupon Purchaser shall satisfy all such preferential purchaser right obligations of Seller to such holders and shall indemnify and hold harmless Seller from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, court costs and reasonable attorney’s fees) in connection therewith, and Purchaser shall be entitled to receive (and Seller hereby assigns to Purchaser all of Seller’s rights to) all proceeds, received from such holders in connection with such preferential rights to purchase.
     Should any third party bring any suit, action or other proceeding seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby in connection with a claim to enforce preferential rights, the Assets affected by such suit, action or other proceeding shall be excluded from the Assets transferred at Closing and the Purchase Price shall be reduced by the Allocated Value of such excluded Assets. Promptly after the suit, action or other proceeding is dismissed or settled or a judgment is rendered, Seller shall sell to Purchaser and Purchaser shall purchase from Seller all such Assets not being sold to the third party for a purchase price equal to the Allocated Value of such Assets, adjusted as provided in Section 2.2.
          Section 7.8 Tax Matters.
     (a) Subject to the provisions of Section 12.3, Seller shall be responsible for all ad valorem, property, severance, production, excise and similar Taxes based upon or measured by the ownership or operation of the Assets, the production of Hydrocarbons, or the receipt of proceeds therefrom, for any period prior to the Effective Time, and Purchaser shall be responsible for all such Taxes for any period that begins on or after the Effective Time. The payment to the appropriate Governmental Body of all ad valorem, property, severance, production, excise and similar Taxes required to be paid before the Closing Date shall be made by Seller, and the payment to the appropriate Governmental Body of all ad valorem, property, severance, production, excise and similar taxes required to be paid on or after the Closing Date shall be made by Purchaser. If requested by Purchaser, Seller will assist Purchaser with preparation of all ad valorem and property Tax Returns due on or before December 31, 2010 (including any extensions requested). Seller shall deliver to Purchaser within thirty (30) days of filing copies of all Tax Returns filed by Seller after the Closing Date relating to the Assets and any supporting documentation provided by Seller to taxing authorities.
     (b) Seller shall be responsible for (and shall pay or cause to be paid) (i) all income taxes resulting from the sale of the Assets hereunder and (ii) all Taxes (other than Taxes addressed by Section 7.8(a)) related to the Assets attributable to any tax period up to and including the Closing Date; and Purchaser shall be responsible for all Taxes (other than Taxes addressed by Section 7.8(a) or Section 7.8(b)(i)) related to the Assets attributable to any tax period after the Closing Date. For purposes of any tax liability by either Seller or Purchaser in this Section 7.8, any such Taxes calculated on a periodic or annual basis shall be pro-rated based on days in such period prior to and after the Closing Date. Seller agrees to pay all taxes for which it is responsible under this Section 7.8 and indemnify Purchaser against liability for the payment of such taxes. Purchaser agrees to pay all taxes for which it is responsible under this Section 7.8 and indemnify Seller against liability for the payment of such taxes. The indemnification under this Section 7.8 shall survive Closing until the expiration of the applicable statute of limitations. The provisions of this Section 7.8 shall not be subject to any of the limitations that apply to the general indemnification provisions in Article 11, and in the event of any conflict between the provisions of this Section 7.8 and any other provision of this Agreement, the provisions of this Section 7.8 shall control.
          Section 7.9 Special Warranty of Title.
     From and after Closing, Seller covenants to warrant Defensible Title to the Leases and Units from the lawful claims of third parties arising prior to Closing by, through or under Seller that are not reflected or referred to of record in the counties where the lands covered by the Leases and Units are located or in the materials made available to Purchaser prior to the Title Claim Date; provided, however, that Seller’s liability to Purchaser in respect of this Section 7.9 shall be limited to payment to Purchaser of the Allocated Value of the Lease or Unit affected by the Title Defect asserted in connection with this Section 7.9 and shall be further limited by the provisions of Section 11.4.
          Section 7.10 Suspended Proceeds.
     Seller shall transfer and pay to Purchaser (as a post closing adjustment to the Purchase Price) all monies representing the value or proceeds of production removed or sold from the Properties and held by Seller at the time of the Closing for accounts from which payment has been suspended, such monies, net of applicable rights of set off or recoupment, being hereinafter called “Suspended Proceeds”. Purchaser shall be solely responsible for the proper distribution of such Suspended Proceeds to the party or parties which or who are entitled to receive payment of the same.
          Section 7.11 Further Assurances.
     After Closing, Seller and Purchaser each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.
          Section 7.12 Independent Reserve Report.
     Purchaser has retained or will retain Cawley, Gillespie, and Associates, Inc. (the “Reserves Consultant”) to prepare an independent reserve report by the date required under, and sufficient to comply with, the public reporting requirements of the SEC for the proved reserves covering all of the properties listed in Exhibit A and Exhibit A-1 attached hereto (the “Reserve Report”). Seller shall timely provide all information and data in its possession or control that is requested in writing by representatives of the Reserves Consultant for the purpose of preparing the Reserve Report. In addition, Seller shall cause its officers to be reasonably available during normal working hours to assist the Reserves Consultant in collecting and obtaining data in Seller’s possession or control and otherwise by responding to the reasonable inquiries of its representatives related to the preparation of the Reserve Report. Notwithstanding the foregoing, all of the data, information or responses provided by Seller or its representatives pursuant to this paragraph is given without any representation or warranty, express or implied, and no Seller Indemnitee shall have any liability or responsibility with respect thereto. Seller will not be responsible for any reliance on the Reserve Report by any other Person, and Purchaser shall indemnify, defend and hold Seller Indemnitees harmless from and against any and all claims and Damages arising out of (in whole or in part) or in connection with the Reserve Report or the preparation thereof.
          Section 7.13 Encana Option.
     (a) From and after Closing, Purchaser shall have a one-time option to purchase all of Seller’s right, title, interest and estate in and to the Encana Farmout for a cash purchase price of $2,100,000 (the “Encana Price”), subject to adjustment as set forth in this paragraph (the “Adjusted Encana Price”), and subject to the granting by Encana Oil & Gas (USA) Inc. of the necessary consent to sell and assign such right, title and interest to Purchaser (the “Encana Option”). To the extent the Encana Option is exercised, the effective time of the transfer by Seller of its interest in the Encana Farmout to Purchaser shall be the Effective Time. The Encana Price shall be adjusted upward for all Property Costs and other costs attributable to the ownership or operation of the Encana Farmout, including without limitation costs required to earn Oil and Gas Interests thereunder and to extend or renew leases, that are paid by Seller and incurred at or after the Effective Time (provided that for purposes of this paragraph only, “Property Costs” shall be read as if the term “Assets” were replaced with “Encana Farmout”). The Encana Option must be exercised on or before December 31, 2010, after which time the Encana Option, if not yet exercised, will expire and become void and of no further force and effect. To exercise the Encana Option, Purchaser shall send a written notice to Seller of such exercise (which notice shall include documentation evidencing the consent of Encana Oil & Gas (USA) Inc. to the assignment of the Encana Farmout to Purchaser) and make a wire transfer of immediately available funds equal to the Adjusted Encana Price to an account designated by Seller. Upon the receipt of payment in accordance with the prior sentence, Seller shall promptly deliver to Purchaser an assignment of the Encana Farmout without warranty of title except a warranty of Defensible Title to the Encana Farmout from the lawful claims of third parties arising prior to such assignment by, through or under Seller that are not reflected or referred to of record in the counties where the AMI is located. The effective date of such assignment shall be the Effective Time.
     (b) As additional consideration for the grant of the Encana Option to Purchaser, until the earlier to occur of the second anniversary of the Closing Date and the date of exercise of the Encana Option, Purchaser shall not, directly or indirectly, acquire, own, or solicit the acquisition of, or assist any Affiliate to acquire, own or solicit the acquisition of, any Oil and Gas Interests, or any option or other right (including contractual rights) to acquire any Oil and Gas Interests, in any case to the extent pertaining to or covering, in whole or in part, the AMI. To the extent Purchaser or an Affiliate of Purchaser, directly or indirectly, acquires an Oil and Gas Interest (or option or other right to acquire same) in violation of the foregoing covenant, Purchaser shall promptly assign such Oil and Gas Interest (or option or right to acquire same) to Seller for one dollar ($1).
     (c) As used herein:
(i)	“AMI” has the meaning ascribed to such term in the Encana Farmout, provided that the AMI shall exclude the Lands conveyed to Purchaser pursuant to this Agreement.

(ii)	“Oil and Gas Interest” means any oil and gas leases, mineral interests, oil, gas and mineral leasehold interests, fee interests, royalty interests (including, without limitation, landowner royalty interests, nonparticipating royalty interests and overriding royalty interests), production payments, net profits interests, subleases, mineral servitudes, licenses, easements, pooling orders and other interests in oil, gas and other hydrocarbons.
          Section 7.14 Rule 144.
     Purchaser covenants to Seller as holder of Purchaser Common Stock from and after the Closing that Purchaser shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 of the Securities Act) and the rules and regulations adopted by the SEC thereunder, all to the extent required from time to time to enable Seller or such beneficial owners to sell Purchaser Common Stock without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC. Upon the request of Seller or the beneficial owners of the Purchaser Common Stock held by Seller, in connection with such Persons’ sale pursuant to Rule 144, Purchaser shall deliver to such Persons a written statement as to whether it had complied with the requirements described in this paragraph.
          Section 7.15 Seller Investor Representation.
     Seller represents the following:
     (a) Investment Intent. Seller is acquiring the Common Stock as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Common Stock or any part thereof, without prejudice, however to such Seller’s right at all times to sell or otherwise dispose of all or any part of the Common Stock pursuant to a registration statement, if applicable, or in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by Seller to hold the Common Stock for any period of time. Seller is acquiring the Common Stock hereunder in the ordinary course of its business. Seller (i) does not have any agreement or understanding, directly or in directly, with any Person to distribute any of the Common Stock, (ii) has not present plan, intention or understanding and has made no arrangement to sell any Common Stock at any predetermined time or for any predetermined price, and (iii) has not purchased, sold or entered in to any put option, short position or similar arrangement with respect to the Common Stock.
     (b) Seller Status. Seller or its beneficial owners at the time Seller was offered the Common Stock, was and remains an “accredited investor” as defined in Role 501(a) under the Securities Act. Seller is not a registered broker—dealer under Section 15 of the Exchange Act.
     (c) Seller is not acquiring the Common Stock as a result of any general solicitation or advertisement.
     (d) Access to Information. Seller acknowledges that has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company regarding Sellers decision to acquire Common

Stock. Seller is sophisticated and had prior experience with investments comparable to the Common Stock.
     (e) Independent Investment Decision. Seller has independently evaluated the merits of it decision to acquire the Common Stock.
ARTICLE 8
CONDITIONS TO CLOSING
     Section 8.1 Conditions of Seller to Closing.
     The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction on or prior to Closing of each of the following conditions:
     (a) Representations. The representations and warranties of Purchaser set forth in Article 6 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for such breaches, if any, as would not have a Material Adverse Effect (provided that to the extent such representation or warranty is qualified by its terms by materiality or Material Adverse Effect, such qualification in its terms shall be inapplicable for purposes of this Section and the Material Adverse Effect qualification contained in this Section 8.1 shall apply in lieu thereof);
     (b) Performance. Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;
     (c) Pending Litigation. No suit, action or other proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending before any Governmental Body; provided, however, Closing shall proceed notwithstanding any suits, actions or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby brought by holders of preferential purchase rights seeking to enforce such rights with respect to Assets with aggregate Allocated Values of less than ten percent (10%) of the Purchase Price;
     (d) Deliveries. Purchaser shall have delivered to Seller duly executed counterparts of the Conveyances and the other documents and certificates to be delivered by Purchaser under Section 9.3;
     (e) Title Defects, Casualty or Condemnation and Environmental Liabilities. The aggregate amount of (i) the aggregate amount of all Title Defect Amounts for Title Defects covered by Section 3.4(d)(1)(a), less the aggregate amount of all Title Benefit Amounts for Title Benefits, as determined under Article 3, (ii) the aggregate amount of losses from casualties to the Assets and takings of Assets as determined under Section 3.6 (excluding any such losses covered by clause (i) of Section 3.6(a) and the Allocated Value of any Property covered by clause (ii) of Section 3.6(a)) and (iii) the aggregate amount of adjustments to the Purchase Price for Environmental Liabilities covered by Section 4.4(a), shall not exceed an amount equal to fifteen percent (15%) of the Purchase Price;
     (f) Payment. Purchaser shall be ready and able to pay the Closing Payment.
          Section 8.2 Conditions of Purchaser to Closing.
     The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject, at the option of Purchaser, to the satisfaction on or prior to Closing of each of the following conditions:
     (a) Representations. The representations and warranties of Seller set forth in Article 5 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for such breaches, if any, as would not have a Material Adverse Effect (provided that to the extent such representation or warranty is qualified by its terms by materiality or Material Adverse Effect, such qualification in its terms shall be inapplicable for purposes of this Section and the Material Adverse Effect qualification contained in this Section 8.2 shall apply in lieu thereof);
     (b) Performance. Seller shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;
     (c) Pending Litigation. No suit, action or other proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending before any Governmental Body; provided, however, Closing shall proceed notwithstanding any suits, actions or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby brought by holders of preferential purchase rights seeking to enforce such rights with respect to Assets with aggregate Allocated Values of less than ten percent (10%) of the Purchase Price;
     (d) Deliveries. Seller shall be ready and able to deliver to Purchaser duly executed counterparts of the Conveyances and the other documents and certificates to be delivered by Seller under Section 9.2;
     (e) Title Defects, Casualty or Condemnation and Environmental Liabilities. The aggregate amount of (i) the aggregate amount of all Title Defect Amounts for Title Defects covered by Section 3.4(d)(1)(a), less the aggregate amount of all Title Benefit Amounts for Title Benefits, as determined under Article 3, (ii) the aggregate amount of losses from casualties to the Assets and takings of Assets as determined under Section 3.6 (excluding any such losses covered by clause (i) of Section 3.6(a) and the Allocated Value of any Property covered by clause (ii) of Section 3.6(a)) and (iii) the aggregate amount of adjustments to the Purchase Price for Environmental Liabilities covered by Section 4.4(a), shall not exceed an amount equal to fifteen percent (15%) of the Purchase Price, which Purchaser may choose to waive in its sole discretion.
ARTICLE 9
CLOSING
          Section 9.1 Time and Place of Closing.
     (a) Consummation of the purchase and sale transaction as contemplated by this Agreement (the “Closing”), shall, unless otherwise agreed to in writing by Purchaser and Seller, take place at the offices of DLA Piper LLP (US) at 1000 Louisiana Street, Suite 2800, Houston, Texas, at 10:00 a.m., local time, on (i) December 15, 2010 or (ii) if all conditions in Article 8 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the rights of the parties under Article 10.
     (b) The date on which the Closing occurs is herein referred to as the “Closing Date.”
     (c) Purchaser may, at its election, extend the Closing Date for an additional 10 days upon the payment of $100 to Seller as an additional non-refundable credit against the Purchase Price, if the need for the extension is based upon Seller’s failure to provide information previously requested in writing, to which Seller has failed to adequately respond.
          Section 9.2 Obligations of Seller at Closing.
     At the Closing, upon the terms and subject to the conditions of this Agreement, Seller shall deliver or cause to be delivered to Purchaser, among other things, the following:
     (a) Conveyances of the Assets, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by Seller;
     (b) assignments, on appropriate forms, of state and of federal leases comprising portions of the Assets, duly executed by Seller;
     (c) letters-in-lieu of transfer orders covering the Assets or Bills of Sale that are provided by Purchaser pursuant to Section 7.4, duly executed by Seller;
     (d) a certificate duly executed by an authorized corporate officer of Seller, dated as of Closing, certifying on behalf of Seller that to the best of its knowledge the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(c) have been fulfilled; and

     (e) an executed statement described in Treasury Regulation §1.1445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Code.
          Section 9.3 Obligations of Purchaser at Closing.
     At the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver or cause to be delivered to Seller (or, in the case of (b), to the agreed escrow agent), among other things, the following:
     (a) a wire transfer of the cash portion of the Closing Payment in same-day funds, less any cash amount to be paid into escrow under Section 3.4(c);
     (b) stock certificates issued in the name of Seller or its designee representing the Stock Consideration portion of the Closing Payment, net of the Deposit and less any amount of Stock Consideration to be paid into escrow under Section 3.4(c);
     (c) a wire transfer of same-day funds or delivery of stock certificates issued in the name of Seller (or its designee), as applicable, to the mutually agreed escrow agent of any portion of the Closing Payment required to be paid into escrow under Section 3.4(c);
     (d) acceptance of Conveyance of the Assets, duly executed by Purchaser;
     (e) letters-in-lieu of transfer orders covering the Assets or Bills of Sale, duly executed by Purchaser; and
     (f) a certificate by an authorized corporate officer of Purchaser, dated as of Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 8.1(a), 8.1(b) and 8.1(c) have been fulfilled.
          Section 9.4 Closing Payment and Post-Closing Purchase Price Adjustments.
     (a) Not later than three (3) days prior to the Closing Date, Seller shall prepare and deliver to Purchaser, based upon the best information available to Seller, a preliminary settlement statement estimating the Adjusted Purchase Price after giving effect to all Purchase Price adjustments set forth in Section 2.2, the Deposit and any amounts paid into escrow under Section 3.4(c). The estimate delivered in accordance with this Section 9.4(a) shall constitute the amount to be paid by Purchaser to Seller at the Closing (the “Closing Payment”).
     (b) As soon as reasonably practicable after the Closing but not later than one hundred eighty (180) days following the Closing Date, Seller shall prepare and deliver to Purchaser a statement setting forth the final calculation of the Adjusted Purchase Price and showing the calculation of each adjustment, based, to the extent possible on actual credits, charges, receipts and other items before and after the Effective Time and taking into account all adjustments provided for in this Agreement. Seller shall at Purchaser’s request supply reasonable documentation available to support any credit, charge, receipt or other item. As soon as reasonably practicable but not later than the 30th day following receipt of Seller’s statement hereunder, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes be made to such Statement. The parties shall undertake to agree on the final statement of the Adjusted Purchase Price no later than two hundred forty (240) days after the Closing Date. In the event that the parties cannot agree on the Adjusted Purchase Price within two hundred forty (240) days after Closing, such determination will be automatically referred to an independent expert of the parties choosing with at least ten (10) years of oil and gas accounting experience for arbitration (the “Independent Expert”). If the parties are unable to agree upon an Independent Expert, then such Independent Expert shall be selected by any Federal District Court Judge or State District Court Judge in Harris County. The burden of proof in the determination of the Adjusted Purchase Price shall be upon Purchaser. The Independent Expert shall conduct the arbitration proceedings in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section. The Independent Expert’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on both parties, without right of appeal. In determining the proper amount of any adjustment to the Purchase Price, the Independent Expert shall not increase the Purchase Price more than the increase proposed by Seller nor decrease the Purchase Price more than the decrease proposed by Purchaser, as applicable. The Independent Expert shall act as an expert for the limited purpose of determining the specific disputed matters submitted by either party and may not award damages or penalties to either party with respect to any matter. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Each party shall bear one-half of the costs and expenses of the Independent Expert. Within ten (10) days after the date on which the parties or the Independent Expert, as applicable, finally determines the disputed matters, (i) Purchaser shall pay to Seller the amount by which the Adjusted Purchase Price exceeds the Closing Payment or (ii) Seller shall pay to Purchaser the amount by which the Closing Payment exceeds the Adjusted Purchase Price, as applicable, provided that such payment amounts (and any interest thereon) shall take the form of Stock Consideration and/or Cash Consideration as determined under Section 2.2. Any post-closing payment pursuant to this Section 9.4 shall bear interest from the Closing Date to the date of payment at the Agreed Interest Rate.
     (c) All payments of Cash Consideration made or to be made hereunder to Seller shall be by electronic transfer of immediately available funds to the account of Seller pursuant to the wiring instructions reflected in Schedule 9.4(c). All payments of Cash Consideration made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to a bank and account specified by Purchaser in writing to Seller. All payments of Stock Consideration made or to be made hereunder by Seller or Purchaser, as applicable, shall be sent by certified mail, return receipt requested, with, to the extent necessary to facilitate the transfer, an accompanying stock power endorsed by the party making the payment.

ARTICLE 10
TERMINATION
          Section 10.1 Termination.
     Subject to Section 10.2, this Agreement shall be terminated: (i) at any time prior to Closing by the mutual prior written consent of Seller and Purchaser; (ii) by Purchaser or Seller, if Closing has not occurred on or before December 31, 2010 (the “Termination Date”); (iii) by Purchaser if any condition set forth in Section 8.2 has not been satisfied or waived at Closing or (iv) by Seller if any condition set forth in Section 8.1 has not been satisfied or waived at Closing.
          Section 10.2 Effect of Termination.
     If this Agreement is terminated pursuant to Section 3.4(d)(2), Section 4.4(b) or Section 10.1, except as set forth in this Section 10.2 and in Section 10.3, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 5.6, 6.5, 7.1, 7.6 and 12.4 which shall continue in full force and effect) and Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement. Notwithstanding anything to the contrary in this Agreement, the termination of this Agreement under Section 10.1(ii) shall not relieve any party from liability for any failure to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at or prior to Closing.
          Section 10.3 Distribution of Deposit Upon Termination.
     (a) If this Agreement is terminated by Seller pursuant to Section 10.1(ii) or Section 10.1(iv), Seller has performed or is ready, willing and able to perform all of its agreements and covenants contained herein which are to be performed or observed at or prior to Closing, and Purchaser has failed to perform or observe in any material respects any of its agreements or covenants contained herein which are to be performed or observed at or prior to Closing, then Seller shall retain the Deposit as liquidated damages as Seller’s sole and exclusive remedy for any breach or failure to perform by Purchaser under this Agreement, except for the indemnities provided in Section 7.6, and all other remedies (except those under Section 7.6) are hereby expressly waived by Seller. Seller and Purchaser agree upon the Deposit as liquidated damages due to the difficulty and inconvenience of measuring actual damages and the uncertainty thereof, and Seller and Purchaser agree that such amount is a reasonable estimate of Seller’s loss on the event of any such breach or failure to perform by Purchaser.
     (b) If this Agreement is terminated by Purchaser pursuant to Section 10.1(ii) or Section 10.1(iii), Purchaser has performed or is ready, willing and able to perform all of its agreements and covenants contained herein which are to be performed or observed at or prior to Closing, and Seller has failed to perform or observe in any material respects any of its agreements or covenants contained herein which are to be performed or observed at or prior to Closing, then, at Purchaser’s option Seller shall deliver the Deposit to Purchaser, free of any claims by Seller or any other Person with respect thereto and Purchaser shall have no further liability hereunder of any nature whatsoever to Seller, including any liability for Damages (except for the provisions of Sections 6.5, 7.6 and 12.4 which shall continue in full force and effect).
     (c) If this Agreement is terminated by Seller or Purchaser under Section 3.4(d)(2) or Section 4.4(b), or if it terminates for reasons other than those set forth in Section 10.3(a) or Section 10.3(b), Seller shall deliver the Deposit to Purchaser, free of any claims by Seller or any other Person with respect thereto, and (i) Purchaser shall have no further liability hereunder of any nature whatsoever to Seller, including any liability for Damages (except for the provisions of Sections 6.5, 7.6 and 12.4 which shall continue in full force and effect), and (ii) Seller shall have no further liability hereunder of any nature to Purchaser, including any liability for Damages (except for the provisions of Sections 5.6 and 12.4 which shall continue in full force and effect).
     (d) Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be entitled to receive interest on the Deposit, whether the Deposit is applied against the Purchase Price or returned to Purchaser pursuant to this Section 10.3.
     (e) Notwithstanding any other provision of this Agreement to the contrary, in the event this Agreement is terminated under Article 10 or otherwise, Seller may use, operate, sell or dispose of the Assets in any manner it deems appropriate as if this Agreement were never executed and this Agreement after its termination shall not impose any restriction on Seller’s use, operation, sale or disposal of the Assets.
ARTICLE 11
POST-CLOSING OBLIGATIONS; INDEMNIFICATION;
LIMITATIONS; DISCLAIMERS AND WAIVERS
          Section 11.1 Receipts.
     (a) Except as otherwise provided in this Agreement, any production from or attributable to the Assets (and all products and proceeds attributable thereto) and any other income, proceeds, receipts and credits attributable to the Assets which are not reflected in the adjustments to the Purchase Price following the final adjustment pursuant to Section 9.4(b) shall be treated as follows: (a) all production from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets to which Purchaser is entitled under Section 1.4 shall be the sole property and entitlement of Purchaser, and, to the extent received by Seller, Seller shall fully disclose, account for and remit the same to Purchaser within ten (10) days, and (b) all production from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets to which Seller is entitled under Section 1.4 shall be the sole property and entitlement of Seller and, to the extent received by Purchaser, Purchaser shall fully disclose, account for and remit the same to Seller within ten (10) days.

     (b) Notwithstanding any other provisions of this Agreement to the contrary, Seller shall be entitled to retain (and Purchaser shall not be entitled to any decrease to the Purchase Price in respect of) all overhead charges it has collected, billed or which shall be billed later, relating to the portion(s) of the Assets operated by Seller and relating to the period from the Effective Time to the date Seller relinquishes operatorship of the applicable portion of the Assets, even if after the date of Closing.
          Section 11.2 Assumption and Indemnification.
     (a) Without limiting Purchaser’s rights to indemnity under this Article 11, on the Closing Date, Purchaser shall assume and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Seller, known or unknown, with respect to the Assets, regardless of whether such obligations or liabilities arose prior to, on or after the Effective Time, including but not limited to obligations to furnish makeup gas according to the terms of applicable gas sales, gathering or transportation contracts, gas balancing obligations, obligations to pay working interests, royalties, overriding royalties and other interests held in suspense, including the Suspended Proceeds, and obligations to plug wells and dismantle structures, and to restore and/or remediate the Assets in accordance with applicable agreements and Laws (all of said obligations and liabilities, subject to the exclusions below, herein being referred to as the “Assumed Seller Obligations”); provided, however, that Assumed Seller Obligations do not include and Purchaser does not assume any obligations or liabilities of Seller to the extent that they are:
     (i) caused by or arising out of or resulting from any breach asserted during the applicable survival period of any of Seller’s covenants or agreements that survive the Closing;
     (ii) caused by or arising out of or resulting from any breach asserted during the applicable survival period of any representation or warranty made by Seller contained in Article 5 of this Agreement or in the certificate delivered by Seller at Closing pursuant to Section 9.2(d); or
     (iii) caused by, arising out of or resulting from any of the known claims or existing proceedings set forth on Schedule 11.2(a)(iii).
     (b) Purchaser shall indemnify, defend and hold harmless Seller Indemnitees from and against all Damages incurred or suffered by Seller Indemnitees:
     (i) caused by or arising out of or resulting from the Assumed Seller Obligations;
     (ii) caused by or arising out of or resulting from the ownership, use or operation of the Assets after the Effective Time;
     (iii) caused by or arising out of or resulting from Purchaser’s breach of any of Purchaser’s covenants or agreements that survive the Closing;

     (iv) caused by or arising out of or resulting from any breach of any representation or warranty made by Purchaser contained in Article 6 of this Agreement or in the certificate delivered by Purchaser at Closing pursuant to Section 9.3(f), but excepting in each case Damages against which Seller would be required to indemnify Purchaser under Section 11.2(c) at the time the claim notice is presented by Purchaser; or
     (v) caused by or arising out of or resulting from any claims or actions asserted by Persons (including without limitation Governmental Bodies) with respect to any violation by any Asset or the operations conducted on such Asset of any Environmental Law or any remediation required for such Asset under any Environmental Law regardless of whether known or unknown, or whether attributable to periods of time before or after the Effective Time.
EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER INDEMNITEES OR ANY INDEMNIFIED PERSON.
     (c) Seller shall indemnify, defend and hold harmless Purchaser against and from all Damages incurred or suffered by Purchaser caused by or arising out of or resulting from those obligations and liabilities described in Sections 11.2(a)(i), 11.2(a)(ii) and 11.2(a)(iii).
     (d) Notwithstanding anything to the contrary contained in this Agreement and except as set forth in Section 7.8 and Article 10, this Section 11.2 contains the parties’ exclusive remedy against each other with respect to breaches of the representations and warranties contained in Articles 5, 6, the covenants and agreements that survive the Closing pursuant to the terms of this Agreement and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by each party at Closing pursuant to Sections 9.2(d) or 9.3(f), as applicable. Except for the remedies contained in Section 7.8 or this Section 11.2, and any other remedies available to the parties at law or in equity for breaches of provisions of this Agreement other than representations and warranties contained in Articles 5, the covenants and agreements that survive the Closing pursuant to the terms of this Agreement and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by Seller at Closing pursuant to Sections 9.2(d), as applicable, Purchaser releases, remises and forever discharges the Seller Indemnitees from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, liabilities, interest, or causes of action whatsoever, in law or in equity, known or unknown, which such parties might now or subsequently may have, based on, relating to or arising out of this Agreement, Seller’s ownership, use or operation of the Assets, or the condition, quality, status or nature of the Assets, including, without limitation, rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages and common law rights of contribution, rights under agreements between Seller and any

Persons who are Affiliates of Seller, and rights under insurance maintained by Seller or any Person who is an Affiliate of Seller, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT, BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON, excluding, however, any existing contractual rights between (i) Purchaser or any of Purchaser’s Affiliates, (ii) Seller or any of Seller’s Affiliates under contracts between them relating to the Assets, and (iii) any insurance coverage existing as of date hereof for or inuring Seller for any operations, against which Purchaser may seek subrogation or cross claim.
     (e) “Damages”, for purposes of this Article 11, shall mean the amount of any actual liability, loss, cost, diminution in value, expense, claim, demand, notice of violation, investigation by any Governmental Body, administrative proceeding, payment, charge, obligation, fine, penalty, deficiency, award or judgment incurred or suffered by any Indemnified Party arising out of or resulting from the indemnified matter, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity; provided, however, that Purchaser shall not be entitled to indemnification under this Section 11.2 for, and “Damages” shall not include, (i) loss of profits or other consequential damages suffered by Purchaser, or any punitive damages, (ii) any liability, loss, cost, expense, claim, award or judgment that does not individually exceed Ten Thousand and No/100 Dollars ($10,000.00), and (iii) any liability, loss, cost, expense, claim, award or judgment to the extent resulting from or increased by the actions or omissions of any Indemnified Party after the Effective Time.
     (f) Any claim for indemnity to which a Seller Indemnitee or Purchaser Indemnitee is entitled must be asserted by and through Seller or Purchaser, as applicable.
          Section 11.3 Indemnification Actions.
     All claims for indemnification under Section 11.2 shall be asserted and resolved as follows:
     (a) For purposes of this Article 11, the term “Indemnifying Party” when used in connection with particular Damages shall mean the party or parties having an obligation to indemnify another party or parties with respect to such Damages pursuant to this Article 11, and the term “Indemnified Party” when used in connection with particular Damages shall mean the party or parties having the right to be indemnified with respect to such Damages by another party or parties pursuant to this Article 11.
     (b) To make claim for indemnification under Article 11, an Indemnified Party shall notify the Indemnifying Party of its claim under this Section 11.3, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a third party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 11.3 shall not relieve the Indemnifying Party of its obligations under Section 11.2 except to the extent such failure prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement which was inaccurate or breached.
     (c) In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have fourteen (14) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such fourteen (14)-day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party all costs of which shall be included as Damages in respect of such claim for indemnification. The failure to provide notice to the Indemnified Party shall be deemed to be acceptance of liability.
     (d) If the Indemnifying Party admits its liability, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate, at the sole cost of the Indemnifying Party, in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, at its sole cost without right of reimbursement, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.3(d). An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered fully by the indemnity).
     (e) If the Indemnifying Party does not admit its liability or admits its liability but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its liability for a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its liability for the Third Party Claim and (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement. If Indemnifying Party fails to respond and admit in writing its liability during such ten (10) day period, the Indemnifying Party will be deemed to have approved such proposed settlement.
     (f) In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its liability for such Damages or (iii) dispute the claim for such Damages. If the Indemnifying Party does not notify the Indemnified Party within such 30 day period that it has cured the Damages or that it disputes the claim for such Damages, the amount of such Damages shall conclusively be deemed a liability of the Indemnifying Party hereunder.
          Section 11.4 Limitation on Actions.
     (a) All representations and warranties of Seller contained herein, together with Seller’s covenant contained in Section 7.9, shall survive for one hundred eighty (180) days from the Closing Date; provided, however, that the representations and warranties of Seller contained in Sections 5.2, 5.3, 5.4 and 5.6, all representations and warranties of Purchaser contained herein, and the parties covenants and obligations contained in Section 7.8 shall survive until the expiration of the applicable statute of limitations period. Except for Seller’s covenant contained in Section 7.9, the covenants and other agreements of Seller and Purchaser set forth in this Agreement shall survive the Closing until fully performed. The affirmations of representations, warranties, covenants and agreements contained in the certificate delivered by each party hereto at Closing pursuant to Sections 9.2(d) and 9.3(f), as applicable, shall survive the Closing as to each representation, warranty covenant and agreement so affirmed for the same period of time that the specific representation, warranty, covenant or agreement survives the Closing pursuant to this Section 11.4. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, after which time no claim may be made thereunder with respect thereto, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration or termination date.
     (b) The indemnities in Sections 11.2(b)(iii) and 11.2(b)(iv) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such termination date. Purchaser’s indemnities in Sections 11.2(b)(i), 11.2(b)(ii) and 11.2(b)(v) shall continue without time limit. The indemnities in Section 11.2(c) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such termination date.

     (c) Seller shall not have any liability for any indemnification under Section 11.2 until and unless the aggregate amount of the liability for all Damages for which claim notices are delivered by Purchaser exceeds two percent (2%) of the Purchase Price and then only to the extent such Damages exceed such amount. The adjustments to the Purchase Price under Section 2.2 and any payments in respect thereof shall not be limited by this Section.
     (d) Notwithstanding anything to the contrary contained elsewhere in this Agreement and except as set forth in Section 7.8, (x) Seller shall not be required to indemnify Purchaser for aggregate Damages in excess of ten percent (10%) of the Adjusted Purchase Price and (y) any and all amounts and payments due by Seller under Section 11.2(c) shall first be made in the form of Purchaser Common Stock drawn from the Share Amount owned by Seller (as valued in accordance with Section 2.1(c)) unless and until such Share Amount is depleted, after which time such amounts and payments shall be made in cash.
          Section 11.5 Recording.
     As soon as practicable after Closing, Purchaser shall record the Conveyances in the appropriate counties as well as the appropriate governmental agencies and provide Seller with copies of all recorded or approved instruments.
          Section 11.6 Waiver of Trade Practices Acts.
     (a) It is the intention of the parties that Purchaser’s rights and remedies with respect to this transaction and with respect to all acts or practices of Seller, past, present or future, in connection with this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17, Sections 17.41 et seq., of the Texas Business and Commerce Code, as amended (the “DTPA”). As such, Purchaser hereby waives the applicability of the DTPA to this transaction and any and all duties, rights or remedies that might be imposed by the DTPA, whether such duties, rights and remedies are applied directly by the DTPA itself or indirectly in connection with other statutes. Purchaser acknowledges, represents and warrants that it is purchasing the goods and/or services covered by this Agreement for commercial or business use; that it has assets of Five Million and No/100 Dollars ($5,000,000.00) or more according to its most recent financial statement prepared in accordance with GAAP; that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction such as this; and that it is not in a significantly disparate bargaining position with Seller.
     (b) Purchaser expressly recognizes that the price for which Seller has agreed to perform its obligations under this Agreement has been predicated upon the inapplicability of the DTPA and this waiver of the DTPA. Purchaser further recognizes that Seller, in determining to proceed with the entering into of this Agreement, has expressly relied on this waiver and the inapplicability of the DTPA.

ARTICLE 12
MISCELLANEOUS
          Section 12.1 Counterparts.
     This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.
          Section 12.2 Notice.
     All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, as follows:

If to Seller:	Katy Resources ETX LLC
4809 Cole Avenue
Dallas, Texas 75205
Attention: G. Thomas Graves., President and CEO
Telephone: 214-526-9700
Facsimile: 214-528-3647
Email: tgraves@katyresources.com

With copy to:	Kayne Anderson Capital Advisors, L.P.
717 Texas Avenue, Suite 3100
Houston, TX 77002
Attention: Chuck Yates
Telephone: 713-655-7354
Facsimile: 713-655-7355
Email: cyates@kaynecapital.com

If to Purchaser:	Sun River Energy, Inc.
5950 Berkshire Lane, Ste. 1650
Dallas, Texas 75225
Attention: Donal R. Schmidt, Jr.
Telephone: 214-739-9191
Facsimile: 214-739-9192
Email: drschmidt@snrv.com
     Either party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.
          Section 12.3 Sales or Use Tax Recording Fees and Similar Taxes and Fees.
     Purchaser shall bear any sales, use, excise, real property transfer or gain, gross receipts, goods and services, registration, capital, documentary, stamp or transfer Taxes, recording fees and similar Taxes and fees incurred and imposed upon, or with respect to, the property transfers or other transactions contemplated hereby. Seller will determine, and Purchaser agrees to cooperate with Seller in determining, sales tax, if any, that is due in connection with the sale of Assets and Purchaser agrees to pay any such tax to Seller at Closing. If such transfers or transactions are exempt from any such taxes or fees upon the filing of an appropriate certificate or other evidence of exemption, Purchaser will timely furnish to Seller such certificate or evidence.
          Section 12.4 Expenses.
     Except as provided in Section 12.3, all expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, the conveyances delivered hereunder and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including without limitation, all fees and expenses of counsel, accountants and financial advisers employed by Seller, shall be borne solely and entirely by Seller, and all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.
          Section 12.5 Replacement of Bonds, Letters of Credit and Guarantees.
     The parties understand that none of the bonds, letters of credit and guarantees, if any, posted by Seller with Governmental Bodies and relating to the Assets are to be transferred to Purchaser. On or before Closing, Purchaser shall obtain, or cause to be obtained in the name of Purchaser, replacements for such bonds, letters of credit and guarantees. Purchaser may also provide evidence that such replacements are not necessary as a result of existing bonds, letters of credit or guarantees that Purchaser has previously posted as long as such existing bonds, letters of credit or guarantees are adequate to secure the release of those posted by Seller.
          Section 12.6 Change of Name.
     Unless otherwise authorized by Seller in writing, as promptly as practicable, but in any case within ten (10) days after the Closing Date, Purchaser shall eliminate the name “Katy Resources ETX, LLC” and any variants thereof from the Assets acquired pursuant to this Agreement and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller or any of its Affiliates.
          Section 12.7 Governing Law and Venue.
     This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of laws otherwise applicable to such determinations. The venue for any action brought under this Agreement shall be Harris County, Texas.
          Section 12.8 Jurisdiction; Waiver of Jury Trial.
     Each party consents to personal jurisdiction in any action brought in the state or United States federal courts located within Harris County, Texas with respect to any dispute, claim or controversy arising out of or in relation to or in connection with this Agreement, and each of the Parties hereto agrees that any action instituted by it against the other with respect to any such dispute, controversy or claim (except to the extent a dispute, controversy, or claim arising out of or in relation to or in connection with the determination of a Title Defect Amount or Title Benefit Amount pursuant to Section 3.4(h), or the determination of Purchase Price adjustments pursuant to Section 9.4(b) is referred to an expert pursuant to those Sections) will be instituted exclusively in the United States District Court for the Southern District of Texas, Houston Division or in the state courts in Harris, County, Texas. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by any party against another in any matter whatsoever arising out of or in relation to or in connection with this Agreement.
          Section 12.9 Captions.
     The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
          Section 12.10 Waivers.
     Any failure by any party or parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
          Section 12.11 Assignment.
     No party shall assign all or any part of this Agreement, nor shall any party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other party and any assignment or delegation made without such consent shall be void.
          Section 12.12 Entire Agreement.
     This Agreement and the documents to be executed hereunder and the Exhibits and Schedules attached hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.
          Section 12.13 Amendment.
     (a) This Agreement may be amended or modified only by an agreement in writing executed by both parties.
     (b) No waiver of any right under this Agreement shall be binding unless executed in writing by the party to be bound thereby.

          Section 12.14 No Third-Party Beneficiaries.
     Nothing in this Agreement shall entitle any Person other than Purchaser and Seller to any claims, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons described in Section 11.2(f).
          Section 12.15 References.
     In this Agreement:
     (a) References to any gender includes a reference to all other genders;
     (b) References to the singular includes the plural, and vice versa;
     (c) Reference to any Article or Section means an Article or Section of this Agreement;
     (d) Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;
     (e) Unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; and
     (f) “Include” and “including” shall mean include or including without limiting the generality of the description preceding such term.
          Section 12.16 Construction.
     Each of Seller and Purchaser has had substantial input into the drafting and preparation of this Agreement and has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions.
          Section 12.17 Limitation on Damages.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NONE OF PURCHASER, SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE ENTITLED TO EITHER PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH OF PURCHASER AND SELLER, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY EXPRESSLY WAIVES ANY RIGHT TO PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT TO THE EXTENT AN INDEMNIFIED PARTY IS REQUIRED TO PAY PUNITIVE OR CONSEQUENTIAL DAMAGES TO A THIRD PARTY THAT IS NOT AN INDEMNIFIED PARTY.

          Section 12.18 Confidentiality.
     Purchaser agrees that all information furnished or disclosed by Seller or acquired by Purchaser in connection with the sale of the Assets shall remain confidential prior to Closing. Purchaser may disclose such information only to its managers, members, subsidiaries or Affiliates, agents, advisors, counsel or representatives provided each of such Persons agrees in writing or has an enforceable ethical duty to keep confidential and not disclose such information. In the event that Closing of the transactions contemplated by this Agreement does not occur for any reason, Purchaser agrees that all information furnished or disclosed by Seller or acquired by Purchaser in connection with the inspection, testing, inventory or sale of the Assets shall remain confidential, with Seller a third party beneficiary of any privilege held by Purchaser. The foregoing obligations of confidentiality and non-disclosure shall not apply to information that is (a) already known to Purchaser at the time of disclosure, (b) known to the industry or the public at the time of the disclosure to Purchaser or subsequently becomes known to the industry or the public through no fault of Purchaser, or (c) rightfully obtained by Purchaser from a third person who is, at the time such information is received by Purchaser, under no obligation to Seller to hold the same in confidence. Notwithstanding the foregoing, Purchaser may disclose information that based on the advice of counsel, it is required or compelled to disclose by Law or by rule or regulation of any securities exchange or regulatory body.
ARTICLE 13
DEFINITIONS
     “Actual knowledge” has the meaning set forth in Section 5.1(c).
     “Adjusted Purchase Price” shall mean the Purchase Price after calculating and applying the adjustments set forth in Section 2.2.
     “Adjusted Encana Price” has the meaning set forth in Section 7.13(a).
     “Adjustment Period” has the meaning set forth in Section 2.2(a).
     “AFE” means authority for expenditure.
     “Affiliates” with respect to any Person, means any Person that directly or indirectly controls, is controlled by or is under common control with such Person.
     “Agreed Interest Rate” shall mean simple interest computed at the rate of the prime interest rate as published in the Wall Street Journal.
     “Agreement” has the meaning set forth in the first paragraph of this Agreement.
     “Allocated Value” has the meaning set forth in Section 2.4.
     “AMI” has the meaning set forth in Section 7.13(c).
     “Assessment” has the meaning set forth in Section 4.1.

     “Assets” has the meaning set forth in Section 1.2.
     “Assumed Seller Obligations” has the meaning set forth in Section 11.2(a).
     “Business Day” means each calendar day except Saturdays, Sundays, and Federal holidays.
     “Cash Consideration” has the meaning set forth in Section 2.1(a).
     “Claim Notice” has the meaning set forth in Section 11.3(b).
     “Closing” has the meaning set forth in Section 9.1(a).
     “Closing Date” has the meaning set forth in Section 9.1(b).
     “Closing Payment” has the meaning set forth in Section 9.4(a).
     “Code” has the meaning set forth in Section 2.4.
     “Contracts” has the meaning set forth in Section 1.2(d).
     “Conveyance” has the meaning set forth in Section 3.1(b).
     “COPAS” has the meaning set forth in Section 1.4(b).
     “Cure Period” has the meaning set forth in Section 3.4(c).
     “Damages” has the meaning set forth in Section 11.2(e).
     “Defensible Title” has the meaning set forth in Section 3.2.
     “Deposit” has the meaning set forth in Section 2.5.
     “DTPA” has the meaning set forth in Section 11.6.
     “Effective Time” has the meaning set forth in Section 1.4.
     “Encana Farmout” means (i) that certain Carry and Earning Agreement, by and between Encana Oil & Gas (USA) Inc., and Katy Resources ETX, LLC, dated effective February 1, 2009 (the “Farmout Agreement”), (ii) all interests in oil, gas or mineral leases, drilling units, wells and similar properties previously earned by Seller pursuant to the Farmout Agreement as set forth on Exhibit C attached hereto, excluding the properties and interests that are expressly included in the Assets and set forth on Exhibit A and Exhibit A-1 and (iii) all rights and obligations of Seller under the Farmout Agreement, including without limitation all rights of Seller to earn additional leasehold interests and similar properties in accordance with the terms of the Farmout Agreement, and all obligations thereunder to bear costs and expenses; provided, however, the Encana Farmout does not include the Encana LC.
     “Encana LC” means the Certificate of Deposit with a Letter of Credit obtained by Seller in the amount of $1,000,000 held in Texas Capital Bank, N.A. in Dallas, Texas in favor of EnCana Oil & Gas (USA) Inc.
     “Encana Option” has the meaning set forth in Section 7.13(a).
     “Encana Price” has the meaning set forth in Section 7.13(a).
     “Environmental Claim Date” has the meaning set forth in Section 4.3.
     “Environmental Deductible” has the meaning set forth in Section 4.4.
     “Environmental Consultant” has the meaning set forth in Section 4.1.
     “Environmental Defect Notice” has the meaning set forth in Section 4.3.
     “Environmental Laws” means, as the same have been amended as of the Effective Time, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq. (the “Clean Water Act”); the Clean Air Act, 42 U.S.C. § 7401 et seq. the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629 (“TSCA”); the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and all similar Laws as of the Environmental Claim Date of any Governmental Body having jurisdiction over the property in question addressing pollution or protection of the environment and all regulations implementing the foregoing.
     “Environmental Liabilities” shall mean any and all environmental response costs (including costs of remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, orphan share, prejudgment and post-judgment interest, court costs, attorneys’ fees, and other liabilities incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Body to the extent arising out of any violation of, or remedial obligation under, any Environmental Law which is attributable to the ownership or operation of the Properties prior to the Environmental Claim Date or (ii) pursuant to any claim or cause of action by a Governmental Body or other Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of or that could arise out of any violation of, or any remediation obligation under, any Environmental Law which is attributable to the ownership or operation of the Properties prior to the Environmental Claim Date.
     “Equipment” has the meaning set forth in Section 1.2(f).
     “Exchange Act” has the meaning set forth in Section 6.8(a).
     “Excluded Assets” has the meaning set forth in Section 1.3.
     “FINRA” has the meaning set forth in Section 2.1(b).

     “GAAP” means United States generally accepted accounting principles, consistently applied.
     “Governmental Authorization” has the meaning set forth in Section 5.14.
     “Governmental Body” means any federal, state, local, municipal, or other governments; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.
     “Hydrocarbons” means oil, gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof, including scrubber liquid inventory and ethane, propane, isobutene, nor-butane and gasoline inventories (excluding tank bottoms), and sulphur and other minerals extracted from or produced from the foregoing hydrocarbons.
     “Indemnified Party” has the meaning set forth in Section 11.3(a).
     “Indemnifying Party” has the meaning set forth in Section 11.3(a).
     “Independent Expert” has the meaning set forth in Section 9.4(b).
     “Index Price” means, as of the date hereof, (i) with respect to oil, the Plains All America Pipeline West Texas Intermediate, all other areas, monthly average less $5.40 per bbl plus Agrus P+ and (ii) with respect to natural gas, Houston Ship Channel less 14 cents.
     “Lands” has the meaning set forth in Section 1.2(a).
     “Laws” means all statutes, rules, regulations, ordinances, orders, and codes of Governmental Bodies.
     “Leases” has the meaning set forth in Section 1.2(a).
     “Lowest Cost Response” means the response required or allowed under Environmental Laws that addresses the applicable present condition alleged pursuant to an Environmental Defect Notice at the lowest cost (considered as a whole taking into consideration any material negative impact such response may have on the operations of the relevant Assets and any potential material additional costs or liabilities that may likely arise as a result of such response) as compared to any other response that is required or allowed under Environmental Laws.
     “Material Adverse Effect” means any adverse effect on the ownership, operation or value of the Assets, as currently operated, which is material to the ownership, operation or value of the Assets, taken as a whole, or any material adverse effect on the Share Amount; provided, however, that “Material Adverse Effect” shall not include general changes in industry or economic conditions or changes in Laws or in regulatory policies.
     “Net Revenue Interest” has the meaning set forth in Section 3.2(a).
     “NORM” means naturally occurring radioactive material.

     “Oil and Gas Interest” has the meaning set forth in Section 7.13(c).
     “Permitted Encumbrances” has the meaning set forth in Section 3.3.
     “Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.
     “Properties” and “Property” have the meanings set forth in Section 1.2(c).
     “Property Costs” has the meaning set forth in Section 1.4(b).
     “Purchaser Common Stock” has the meaning set forth in Section 2.1(b).
     “Purchase Price” has the meaning set forth in Section 2.1.
     “Purchaser” has the meaning set forth in the first paragraph of this Agreement.
     “Purchaser Indemnitees” shall mean Purchaser, its Affiliates, and the officers, directors, managers, limited and general partners, members, stockholders, employees, agents, representatives, advisors, subsidiaries, successors, assigns, contractors and subcontractors of Purchaser or its Affiliates.
     “Purchaser Reports” has the meaning set forth in Section 6.8(a).
     “Purchaser Tax Returns” has the meaning set forth in Section 6.10.
     “Records” has the meaning set forth in Section 1.2(h).
     “Reference Date” has the meaning set forth in Section 2.1(b).
     “Securities Act” has the meaning set forth in Section 6.8(a).
     “Seller” has the meaning set forth in the first paragraph of this Agreement.
     “Seller Indemnitees” shall mean Seller, its Affiliates, and the officers, directors, managers, limited and general partners, members, stockholders, employees, agents, representatives, advisors, subsidiaries, successors, assigns, contractors and subcontractors of Seller or its Affiliates.
     “Seller Operated Assets” shall mean Assets operated by Seller.
     “Share Amount” has the meaning set forth in Section 2.1(b).
     “Stock Consideration” has the meaning set forth in Section 2.1(a).
     “Surface Contracts” has the meaning set forth in Section 1.2(e).
     “Suspended Proceeds” has the meaning set forth in Section 7.10.

     “Tax Returns” has the meaning set forth in Section 5.8.
     “Taxes” means all federal, state, local, and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer, or withholding Taxes or other governmental fees or charges imposed by any taxing authority, including any interest, penalties or additional amounts which may be imposed with respect thereto.
     “Termination Date” has the meaning set forth in Section 10.1.
     “Third Party Claim” has the meaning set forth in Section 11.3(b).
     “Title Arbitrator” has the meaning set forth in Section 3.4(h).
     “Title Benefit” has the meaning set forth in Section 3.2.
     “Title Benefit Amount” has the meaning set forth in Section 3.4(e).
     “Title Benefit Notice” has the meaning set forth in Section 3.4(b).
     “Title Benefit Property” has the meaning set forth in Section 3.4(b).
     “Title Claim Date” has the meaning set forth in Section 3.4(a).
     “Title Defect” means except for Permitted Encumbrances, (i) Seller’s title to the Wells and Units shown on Exhibit A-1 as of the Effective Time is not Defensible Title, (ii) a Well shown in Exhibit A-1 in which Seller has an interest by virtue of its ownership of the Leases and/or Units is not drilled and completed within the boundaries of such Leases and/or Units or within the limits otherwise permitted by contract, pooling, unitization agreement or communitization order, and by Law, (iii) the Assets are subject to an agreement that will be binding on Purchaser that grants to a Person a call upon, option to purchase, or similar rights with respect to the production of Hydrocarbons produced from the Wells at a price other than current market prices, or (iv) a Lease is not in force and effect.
     “Title Defect Amount” has the meaning set forth in Section 3.4(d)(1)(a).
     “Title Defect Notice” has the meaning set forth in Section 3.4(a).
     “Title Defect Property” has the meaning set forth in Section 3.4(a).
     “Trading Day” has the meaning set forth in Section 2.1(b).
     “Trailing 30-Day Average Price” has the meaning set forth in Section 2.1(b).
     “Units” has the meaning set forth in Section 1.2(c).
     “Wells” has the meaning set forth in Section 1.2(b).

          IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto on the date first above written.

SELLER: KATY RESOURCES ETX, LLC
By:	/s/ Charles W. Yates
	Name:	Charles W. Yates
	Title:	Manager

PURCHASER: SUN RIVER ENERGY, INC. (A Colorado Corporation)
By:	/s/ Donal R. Schmidt, Jr.
	Name:	Donal R. Schmidt, Jr.
	Title:	Chief Executive Officer & President
[Signature Page to PSA]

Exhibit A
To
Purchase and Sale Agreement
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc. Purchaser Leases
Oil and Gas Leases, Ratifications and Minerals
All recording references are to the Deed Records or Official Public Records of Angelina County, Texas

	Lessor Name	Lessee Name	Effective Date	Recording Information
1	JIM GORDON BELL AND NAOMI ELISE BELL TRUSTEES OF THE JIM &	KATY RESOURCES ETX, LLC	06/23/2009	Recorded on 10/06/2009, under Document # 2009-00261293, in the Official Records of Angelina County, Texas.
Oil and Gas Leases, Ratifications and Minerals
All recording references are to the Deed Records or Official Public Records of Cherokee County, Texas

	Lessor Name	Lessee Name	Effective Date	Recording Information
1	STANLEY L. CROSSMAN	KATY RESOURCES ETX, LLC	11/04/2009	Memo being recorded on 11/23/09 under Doc # 593041, Vol 1998, Page 254 in the Official Records of Cherokee County, Texas.

2	TYLER JOHN FRANK	KATY RESOURCES ETX, LLC	11/04/2009	Memo being recorded on 11/23/09 under Doc # 593042, Vol 1998, Page 256 in the Official Records of Cherokee County, Texas.

3	WELLS RESOURCES, INC.	KATY RESOURCES ETX, LLC	11/02/2009	Memo being recorded on 11/23/09 under Doc # 593040, Vol 1998, Page 253 in the Official Records of Cherokee County, Texas.

4	H. JOHN FRANK, JR. REVOCABLE TRUST HARRIS J. FRANK, JR & JAN W. FRANK	KATY RESOURCES ETX, LLC	11/04/2009	Memo recorded on 1-11-09 under Doc # 594161, Vol. 2004, Pg. 54 in the Official Records of Cherokee County, Texas.

5	ELIZABETH LESSER TARRANT	KATY RESOURCES ETX, LLC	11/04/2009	Memo recorded on 1-11-09 under Doc # 594160, Vol. 2004, Pg. 52 in the Official Records of Cherokee County, Texas.

6	LAUREN HURST FREY	KATY RESOURCES ETX, LLC	11/04/2009	Memo recorded on 1-11-09 under Doc # 594164, Vol. 2004, Pg. 60, in the Official Records of Cherokee County, Texas.

7	JOHN FRANK LESSER IRREVOCABLE MINERAL RIGHTS TRUST JOHN FRANK LESSER, TRUSTEE	KATY RESOURCES ETX, LLC	11/04/2009	Memo recorded on 1-11-09 under Doc # 594165, Vol. 2004, Pg. 62, in the Official Records of Cherokee County, Texas.
Exhibit “A” - Page 1 of 10

	Lessor Name	Lessee Name	Effective Date	Recording Information
8	J. KYLE JONES	KATY RESOURCES ETX, LLC	11/04/2009	Memo recorded on 1-11-09 under Doc # 594162, Vol. 2004, Pg. 56 in the Official Records of Cherokee County, Texas.

9	DESERT PARTNERS III, L.P.	KATY RESOURCES ETX, LLC	11/04/2009	Memo recorded on 1-11-09 under Doc # 594163, Vol. 2004, Pg. 58 in the Official Records of Cherokee County, Texas.

10	NANCY RUSSELL HAUSERMAN	KATY RESOURCES ETX, LLC	11/04/2009	Memo recorded on 1-11-09 under Doc # 594166, Vol. 2004, Pg. 64, in the Official Records of Cherokee County, Texas.

11	TEXAS-HARRIS PARTNERSHIP I, L.P.	KATY RESOURCES ETX, LLC	11/04/2009	Memo recorded on 1-11-09 under Doc # 594167, Vol. 2004, Pg. 66, in the Official Records of Cherokee County, Texas.

12	JEROME CROSSMAN MARCUS	KATY RESOURCES ETX, LLC	11/04/2009	Memo recorded on 1-11-09 under Doc # 594168, Vol. 2004, Pg. 68, in the Official Records of Cherokee County, Texas.

13	KATIE FALLET	KATY RESOURCES ETX, LLC	11/04/2009	Memo recorded on 1-11-09 under Doc # 594169, Vol. 2004, Pg. 70, in the Official Records of Cherokee County, Texas.

14	SAM BONART MARCUS, JR.	KATY RESOURCES ETX, LLC	11/04/2009	Memo recorded on 1-11-09 under Doc # 594170, Vol. 2004, Pg. 72, in the Official Records of Cherokee County, Texas.
Oil and Gas Leases, Ratifications and Minerals
All recording references are to the Deed Records or Official Public Records of Houston County, Texas

	Lessor Name	Lessee Name	Effective Date	Recording Information
1	ANNA BETH PAYNE	KATY RESOURCES ETX, LLC	06/09/2009	Recorded on 9-22-09 under Doc # 0903076, in the Official Records, in Houston County, Texas.

2	MARTHA MCGARITY	KATY RESOURCES ETX, LLC	06/09/2009	Recorded on 9-22-09 under Doc # 0903077, in the Official Records, in Houston County, Texas.

3	WILLIAM REED PAYNE	KATY RESOURCES ETX, LLC	06/09/2009	Recorded on 9-22-09 under Doc # 0903078, in the Official Records, in Houston County, Texas.

4	CHARLOTTE LEE HENDERSON	KATY RESOURCES ETX, LLC	06/03/2009	Recorded on 9-22-09 under Doc # 0903079, in the Official Records, in Houston County, Texas.

5	TRIHART, LLC	KATY RESOURCES ETX, LLC	05/26/2009	Recorded on 9-22-09 under Doc # 0903080, in the Official Records, in Houston County, Texas.
Exhibit “A” - Page 2 of 10

	Lessor Name	Lessee Name	Effective Date	Recording Information
6	CYNTHIA PARKS	KATY RESOURCES ETX, LLC	06/05/2009	Memo Recorded on 11/13/09, under Doc # 0903333, in the Official Records of Houston County, Texas.

7	STEPHANIE JEFFORDS	KATY RESOURCES ETX, LLC	06/05/2009	Recorded on 9-22-09 under Doc # 0903081, in the Official Records, in Houston County, Texas.

8	TRACY NICHOLS	KATY RESOURCES ETX, LLC	06/05/2009	Recorded on 9-22-09 under Doc # 0903082, in the Official Records, in Houston County, Texas.

9	JANE BAILEY DILKS	KATY RESOURCES ETX, LLC	05/26/2009	Recorded on 9-22-09 under Doc # 0903083, in the Official Records, in Houston County, Texas.

10	NANCY LYNN BORING	KATY RESOURCES ETX, LLC	05/26/2009	Recorded on 9-22-09 under Doc # 0903084, in the Official Records, in Houston County, Texas.

11	NINA RENA PARKER	KATY RESOURCES ETX, LLC	05/26/2009	Recorded on 9-22-09 under Doc # 0903085, in the Official Records, in Houston County, Texas.

12	LESLIE M. BORING LELIE M. BORING JR. AIF	KATY RESOURCES ETX, LLC	05/26/2009	Recorded on 9-22-09 under Doc # 0903086, in the Official Records, in Houston County, Texas.

13	ALBERT C. BAILEY, JR.	KATY RESOURCES ETX, LLC	05/26/2009	Recorded on 9-22-09 under Doc # 0903087, in the Official Records, in Houston County, Texas.

14	DONALD L. BOLEN 1997 REVOCABLE TRUST DONALD L. BOLEN, TRUSTE	KATY RESOURCES ETX, LLC	08/31/2009	Memo Recorded on 11/9/09, under Doc # 0903639, of the Official Records in Houston County, Texas.

15	FRANK M. BOLEN TRUST BARBARA L. BOLEN, TRUSTEE	KATY RESOURCES ETX, LLC	08/31/2009	Memo Recorded on 11/9/09 under Doc # 0903640, of the Official Records in Houston County, Texas.

16	SAM WILLS	KATY RESOURCES ETX, LLC	08/31/2009	Memo Recorded on 11/16/09 , under Doc # 0903694, in the Official Records of Houston County, Texas.

17	SHEILA TALBOT	KATY RESOURCES ETX, LLC	09/11/2009	Memo Recorded on October 13, 2009 under Doc # 0903334, in the Official Records of Houston County, Texas.

18	PAULA GLASS	KATY RESOURCES ETX, LLC	09/11/2009	Memo Recorded on October 5, 2009 under Doc # 0903247, of the Official Records of Houston County, Texas.

19	CKM TRUST 1st NATIONAL BANK	KATY RESOURCES ETX, LLC	09/24/2009	Memo Recorded on 11/14/09 under Doc # 0903789 of the Official Records of Houston County, Texas.

20	LUCY TOYE	KATY RESOURCES ETX, LLC	06/09/2009	Memo Recorded on 11/24/09 under Doc # 0903790 of the Official Records of Houston County, Texas.

21	NANCY BLAKE PELLOW, RICHARD BLAKE PELLOW AS SUCCESSOR TRUST	KATY RESOURCES ETX, LLC	05/27/2009	Memo Recorded on 11/16/09 under Doc # 0903695 of the Official Records of Houston County, Texas.

22	TERRY I. PELLOW	KATY RESOURCES ETX, LLC	05/27/2009	Memo Recorded under Doc # 1000149 of the Official Records of Houston County, Texas.
Exhibit “A” - Page 3 of 10

	Lessor Name	Lessee Name	Effective Date	Recording Information
23	STRAUSS MINERAL 1989 REVOCABLE TRUST c/o JPMORGAN CHASE BAN	KATY RESOURCES ETX, LLC	09/29/2009	Memo Recorded on 2-24-10 under Doc # 1000671 of the Official Records of Houston County, Texas.
Memo Recorded on 4-5-10 under Doc # 1001271 of the Official Records of Houston County, Texas. (name change to include the year “1989 “)

24	FRANK MCINTIRE HEAD	KATY RESOURCES ETX, LLC	06/05/2009	Memo Recorded under Doc # 1001443 of the Official Records of Houston County, Texas.

25	WILLIAM HUGH HEAD % FRANK HEAD	KATY RESOURCES ETX, LLC	06/05/2009	Memo Recorded under Doc # 1001518 of the Official Records of Houston County, Texas.

26	JOHN M. HEAD	KATY RESOURCES ETX, LLC	06/05/2009	Memo Recorded under Doc # 1001517 of the Official Records of Houston County, Texas.

27	MARY A. GUDITIS	KATY RESOURCES ETX, LLC	06/05/2009	Memo Recorded under Doc # 1001516 of the Official Records of Houston County, Texas.

28	NANCY MARIE DELAUNE	KATY RESOURCES ETX, LLC	06/05/2009	Recorded on 5/19/2010, under Doc. # 1001924 in the Official Records of Houston County, Texas.

29	VOOR MAC, L.L.C.	KATY RESOURCES ETX, LLC	02/22/2010	Memo Recorded under Doc # 1001923 of the Official Records of Houston County, Texas.

30	GRINSTEAD MINERAL TRUST c/o George H. Henderson III	KATY RESOURCES ETX, LLC	06/04/2009	Memo Recorded on October 5, 2009, Doc # 0903246 of the Official Records in Houston County, Texas.

31	HENDERSON MINERAL INC. c/o George H. Henderson, III	KATY RESOURCES ETX, LLC	06/04/2009	Memo Recorded on October 5, 2009, Doc # 0903245 of the Official Records in Houston County, Texas.

32	ROBERT (BOB) D. ADAMS	KATY RESOURCES ETX, LLC	06/01/2009	Memo Recorded on 12-28-09, Under Doc # 0904102, in the Official Records in Houston County, Texas.

33	ROY T. ANDERSON FAMILY TRUST T. GRANT ANDERSON, TRUSTEE	KATY RESOURCES ETX, LLC	08/17/2009	Memo Recorded on October 5, 2009, Doc # 0903242 of the Official Records in Houston County, Texas.

34	EDWIN N. KITTRELL, III	KATY RESOURCES ETX, LLC	08/17/2009	Memo Recorded on October 5, 2009, Doc # 0903244 of the Official Records in Houston County, Texas.

35	KITTRELL FAMILY MINERALS, LLC	KATY RESOURCES ETX, LLC	08/17/2009	Memo Recorded on October 5, 2009, Doc # 0903243 of the Official Records in Houston County, Texas.

36	PAUL & SYLVIA OLIVER	KATY RESOURCES ETX, LLC	08/05/2009	Memo Recorded on October 5, 2009, Doc # 0903241 of the Official Records in Houston County, Texas.

37	DONALD C. CRUTCHFIELD	KATY RESOURCES ETX, LLC	09/14/2009	Memo Recorded on October 13, 2009, Doc # 0903335 of the Official Records in Houston County, Texas.

38	LYNDA SHARP	KATY RESOURCES ETX, LLC	09/18/2009	Memo Recorded on October 5, 2009, Doc # 0903250 of the Official Records in Houston County, Texas.
Exhibit “A” - Page 4 of 10

	Lessor Name	Lessee Name	Effective Date	Recording Information
39	PAULA BROWNING	KATY RESOURCES ETX, LLC	09/18/2009	Memo Recorded on October 5, 2009, Doc # 0903248 of the Official Records in Houston County, Texas.

40	FAYE CHILDRESS	KATY RESOURCES ETX, LLC	09/14/2009	Memo Recorded on October 5, 2009, Doc # 0903249 of the Official Records in Houston County, Texas.

41	ARTHUR E. NEWMAN AND MARY E. NEWMAN REVOCABLE TRUST	KATY RESOURCES ETX, LLC	10/16/2009	Memo Recorded on 11/24/2009, Doc # 0903791 of the Official Records in Houston County, Texas.

42	GENE ALLEN SARGENT	KATY RESOURCES ETX, LLC	06/05/2009	Memo Recorded on 11/16/09, Doc # 0903696 of the Official Records in Houston County, Texas.

43	MARY JO VANDIVER	KATY RESOURCES ETX, LLC	06/01/2009	Memo Recorded on , 12-7-09 under Doc # 0903898 of the Official Records in Houston County, Texas.

44	ELIZABETH SEARS	KATY RESOURCES ETX, LLC	06/01/2009	Memo Recorded on , 3-8-10, under Doc # 1000856 Page 1 of the Official Records in Houston County, Texas.

45	FORESTAR MINERALS LLC A Delaware Limited Liability Company	KATY RESOURCES ETX, LLC	04/27/2009	Memo Recorded on 5/19/09, under Doc # 0901727, in the Official Records of Houston County, Texas.

46	DAWSON S. SCHULTZ	KATY RESOURCES ETX, LLC	03/18/2009	Recorded on 5/19/09, under Doc. # 901726 in the Official Records of Houston County, Texas.

47	SGG ENTERPRISES, LTD.	ENCANA OIL & GAS (USA) INC.	05/17/2006	Memo recorded 11/1/06 under Document # 610395 in the Official Records of Houston County, Txas.

48	SANDRA DIANNA HOLCOMB	ENCANA OIL & GAS (USA) INC.	05/08/2006	Recorded on 6/23/06 under Document # 65683 in the Official Records of Houston County, Texas.

49	TEXAS ANNUAL CONFERENCE OF THE UNITED METHODIST CHIRCH	ENCANA OIL & GAS (USA) INC.	11/14/2006	Recorded on 10/1/07 under Document # 707475 in the Official Records of Houston County, Texas.

50	W. H. HOLCOMB, III AND WIFE, JOE ANNE HOLCOMB	ENCANA OIL & GAS (USA) INC.	10/28/2004	Memo recorded on 12/22/04 under Document # 45915 in the Official Records of Houston County, Texas.

51	JON ALAN DICKENS, ET AL	KATY RESOURCES ETX, LLC	07/24/2009	Memo Recorded on 8/31/2009, under Document # 0902859, in the Official Records of Houston County, Texas.

52	TIN INC. dba TEMPLE- INLAND	TOM BROWN, INC	06/08/2004	Memo Recorded on 5/25/07 under Document # 703773 in the Official Records of Houston County, Texas.

53	FORD CARTWRIGHT	FRW OIL AND GAS, LLC	02/20/2006	Recorded under Document # 0610255 in the Official Records of Houston County, Texas.

54	FORD CARTWRIGHT	KATY RESOURCES ETX, LLC	02/18/2009	Extension Recorded under Document # 0900676 in the Official Records of Houston County, Texas.

55	CURTIS W. FITZGERALD, II	FRW OIL AND GAS, LLC	02/20/2006	Recorded under Document # 066168 in the Official Records of Houston County, Texas.
Exhibit “A” - Page 5 of 10

	Lessor Name	Lessee Name	Effective Date	Recording Information
56	CURTIS W. FITZGERALD, II	KATY RESOURCES ETX, LLC	02/18/2009	Extension Recorded under Document # 0900675 in the Official Records of Houston County, Texas.

57	STUART SUSSDORF	FRW OIL AND GAS, LLC	02/20/2006	Recorded under Document # 066171 in the Official Records of Houston County, Texas.

58	STUART SUSSDORF	KATY RESOURCES ETX, LLC	02/18/2009	Extension Recorded under Document # 0900674 in the Official Records of Houston County, Texas.

59	DAVID G. CASTLEBERRY & WIFE, NANCY	FRW OIL AND GAS, LLC	02/14/2006	Recorded under Document # 066170 in the Official Records of Houston County, Texas.

60	DAVID G. CASTLEBERRY & WIFE, NANCY	KATY RESOURCES ETX, LLC	02/12/2009	Extension Recorded under Document # 0900625 in the Official Records of Houston County, Texas.

61	T.B. CUTLER & WIFE, SHIRLEY	FRW OIL AND GAS, LLC	02/16/2006	Recorded under Document # 066169 in the Official Records of Houston County, Texas.

62	T.B. CUTLER & WIFE, SHIRLEY	KATY RESOURCES ETX, LLC	02/12/2009	Extension Recorded under Document # 0900624 in the Official Records of Houston County, Texas.
Oil and Gas Leases, Ratifications and Minerals
All recording references are to the Deed Records or Official Public Records of Panola County, Texas

	Lessor Name	Lessee Name	Effective Date	Recording Information
1	ELSIE WALLS SMITH	HOWELL & SANDLIN, INC.	02/06/1998	Recorded on 3/24/98 under Doc. # 48203, Vol. 1029, Page 250 of the Official Records of Panola Co., Texas.

2	IMOGENE GRAY	HOWELL & SANDLIN, INC.	02/06/1998	Recorded on 4/8/98 under Doc. # 48555, Vol. 1030, Page 533 of the Official Records of Panola Co., Texas.

3	HENRY SHEGOG, ET AL	HOWELL & SANDLIN, INC.	02/06/1998	Recorded on 4/23/98 under Doc. # 48849, Vol. 1031, Page 649 of the Official Records of Panola Co., Texas.

4	WALTER J. GRAY	DEEP ROCK RESOURCES, INC.	03/03/2006	Recorded on 12/15/08 under Doc. # 137261, Vol. 1481, Page 580 of the Official Records of Panola Co., Texas.

5	CHARLOSETTA GRIFFIN	HOWELL & SANDLIN, INC.	03/10/2008	Recorded under Doc. # 48553, Vol. 1030, Page 529 in the Deed Records of Panola Co., Texas.

6	CHARLES L. HENRY, III	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 49600, Vol. 1034, Page 689 of the Deed Records of Panola Co., Texas.

7	ALVIN HINCHEN	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 48852, Vol. 1031, Page 656 in the Deed Records of Panola Co., Texas.

8	BERNICE HINCHEN	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 48558, Vol. 1030, Page 540 in the Deed Records of Panola Co., Texas.
Exhibit “A” - Page 6 of 10

	Lessor Name	Lessee Name	Effective Date	Recording Information
9	NETTIE ANN OLIVER ET AL	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 49596, Vol. 1034, Page 679 in the Deed Records of Panola Co., Texas.

10	BERNELL HOLLIS	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 48204, Vol. 1029, Page 252 in the Deed Records of Panola Co., Texas.

11	ASLINE REBECCA HINCHEN JONES	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 48551, Vol. 1030, Page 523 in the Deed Records of Panola Co., Texas.

12	TERESA BROOKS ROBERTS	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 48851, Vol. 1031, Page 654 in the Deed Records of Panola Co., Texas.

13	FRED BROOKS	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 48853, Vol. 1031, Page 659 in the Deed Records of Panola Co., Texas.

14	INOLA FRANCES HENRY	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 46903, Vol. 1034, Page 696 in the Deed Records of Panola Co., Texas.

15	ROBERT SPENCER HENRY	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 48208, Vol. 1029, Page 261 in the Deed Records of Panola Co., Texas.

16	ARSHEAL HINCHEN, JR.	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 48554, Vol. 1030, Page 531 in the Deed Records of Panola Co., Texas.

17	GOVEREE HINCHEN	HOWELL & SANDLIN, INC.	02/11/1998	Recorded under Doc. # 48200, Vol. 1029, Page 243 in the Deed Records of Panola Co., Texas.

18	WILLIE HINCHEN	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 49604, Vol. 1034, Page 698 in the Deed Records of Panola Co., Texas.

19	LELA DOLL JACKSON	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 49602, Vol. 1034, Page 693 in the Deed Records of Panola Co., Texas.

20	MATTIE STEPHENSON	HOWELL & SANDLIN, INC.	10/02/1998	Recorded on 12/17/98, under Doc # 53665 in Vol. 1051, Page 159 in the Official Records of Panola County, Texas.

21	ROBERT YOUNGBLOOD HENRY	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 52050, Vol. 1044, Page 416 in the Deed Records of Panola Co., Texas.

22	OSCAR SPENCER HINCHEN	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 49759, Vol. 1035, Page 380 in the Deed Records of Panola Co., Texas.

23	DOROTHY JEAN WILLIAMS	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 49758, Vol. 1035, Page 378 in the Deed Records of Panola Co., Texas.

24	RONALD STEPHENSON	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 49601, Vol. 1034, Page 691 in the Deed Records of Panola Co., Texas.

25	MICHELLE STEPHENSON	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 49598, Vol. 1034, Page 684 in the Deed Records of Panola Co., Texas.

26	DONALD STEPHENSON	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 49595, Vol. 1034, Page 677 in the Deed Records of Panola Co., Texas.
Exhibit “A” - Page 7 of 10

	Lessor Name	Lessee Name	Effective Date	Recording Information
27	PAMELA HINCHEN	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 48858, Vol. 1031, Page 671 in the Deed Records of Panola Co., Texas.

28	LOUISE SWINDELL	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 48857, Vol. 1031, Page 669 in the Deed Records of Panola Co., Texas.

29	WELDON STEPHENSON	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 48856, Vol. 1031, Page 666 in the Deed Records of Panola Co., Texas.

30	BETTY HINCHEN ROBINSON	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 48855, Vol. 1031, Page 664 in the Deed Records of Panola Co., Texas.

31	MARIE STEPHENSON WINSLOW	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 48854, Vol. 1031, Page 661 in the Deed Records of Panola Co., Texas.

32	ALFRED L. STEPHENSON	DEEP ROCK RESOURCES, INC.	06/20/2002	Recorded under Doc. # 80506, Vol. 1164, Page 401 in the Deed Records of Panola Co., Texas.

33	ALVA JEAN HINCHEN THOMPSON	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 48559, Vol. 1030, Page 543 in the Deed Records of Panola Co., Texas.

34	GLORIA STEPHENSON	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 48557, Vol. 1030, Page 538 in the Deed Records of Panola Co., Texas.

35	TERESA HINCHEN WALLACE	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 48556, Vol. 1030, Page 535 in the Deed Records of Panola Co., Texas.

36	ALFONZO STEPHENSON	HOWELL & SANDLIN, INC.	03/03/1998	Recorded under Doc. # 48552, Vol. 1030, Page 526 in the Deed Records of Panola Co., Texas.

37	NELSON HINCHEN THOMPSON	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 48209, Vol. 1029, Page 264 in the Deed Records of Panola Co., Texas.

38	LENA S. DAVIS	DEEP ROCK RESOURCES, INC.	06/20/2002	Recorded under Doc. # 79691, Vol. 1160, Page 773 in the Deed Records of Panola Co., Texas.

39	MICHAEL STEPHENSON	DEEP ROCK RESOURCES, INC.	06/19/2002	Recorded under Doc. # 80143, Vol. 1162, Page 818 in the Deed Records of Panola Co., Texas.

40	MARY S. DERRETT	DEEP ROCK RESOURCES, INC.	06/19/2002	Recorded under Doc. # 79692, Vol. 1160, Page 775 in the Deed Records of Panola Co., Texas.

41	ANDREW STEPHENSON	DEEP ROCK RESOURCES, INC.	10/26/2005	Recorded under Doc. # 106593, Vol. 1297, Page 168 in the Deed Records of Panola Co., Texas.

42	JAMES A. STEPHENSON, III	DEEP ROCK RESOURCES, INC.	11/24/1998	Recorded under Doc. # 58345, Vol. 1070, Page 574 in the Deed Records of Panola Co., Texas.

43	JERRY LEE STEPHENSON	DEEP ROCK RESOURCES, INC.	11/24/1998	Recorded under Doc. # 58346, Vol. 1070, Page 576 in the Deed Records of Panola Co., Texas.

44	GWENDOLYN MISHAUN HENRY FIELDS	DEEP ROCK RESOURCES, INC.	01/26/2006	Recorded under Doc. # 108592, Vol. 1308, Page 424 in the Deed Records of Panola Co., Texas.
Exhibit “A” - Page 8 of 10

	Lessor Name	Lessee Name	Effective Date	Recording Information
45	LEVI GAYNOR, III	DEEP ROCK RESOURCES, INC.	11/21/2007	Recorded under Doc. # 133762, Vol. 1461, Page 449 in the Deed Records of Panola Co., Texas.

46	MARILYN GAYNOR	DEEP ROCK RESOURCES, INC.	11/21/2007	Recorded under Doc. # 133764, Vol. 1461, Page 455 in the Deed Records of Panola Co., Texas.

47	CHIARA SIMMONS BURNETT	DEEP ROCK RESOURCES, INC.	11/21/2007	Recorded under Doc. # 133767, Vol. 1461, Page 464 in the Deed Records of Panola Co., Texas.

48	CHASTITY SIMMONS	DEEP ROCK RESOURCES, INC.	11/21/2007	Recorded under Doc. # 133766, Vol. 1461, Page 461 in the Deed Records of Panola Co., Texas.

49	BARBARA SIMMONS- PEARSON	DEEP ROCK RESOURCES, INC.	11/21/2007	Recorded under Doc. # 133768, Vol. 1461, Page 467 in the Deed Records of Panola Co., Texas.

50	ANNIE LEE WHITE	DEEP ROCK RESOURCES, INC.	11/21/2007	Recorded under Doc. # 133765, Vol. 1461, Page 458 in the Deed Records of Panola Co., Texas.

51	LINDA J. MARTIN	DEEP ROCK RESOURCES, INC.	11/21/2007	Recorded under Doc. # 133763, Vol. 1461, Page 452 in the Deed Records of Panola Co., Texas.

52	THOMAS R. ADAMS FAMILY LIMITED PARTNERSHIP	KATY RESOURCES ETX, LLC	11/19/2009	Memo Recorded on 1/14/2010, under Document # 147522, Vol 1544, Page 581, in the Official Records of Panola County, Texas.

53	BONNIE HANSON	DORADO EXPLORATION, INC.	04/30/2007	Recorded under Document # 120299, Volume 1377 and Page 167 in the Official Records of Panola County, Texas.

54	BECKY FEARS (HEIR OF BONNIE HANSON)	KATY RESOURCES ETX, LLC	04/30/2010	Lease Extension recorded under Document # 150325, Volume 1561 and Page 187 in the Official Records of Panola County, Texas.

55	JUDY BRITT (HEIR OF BONNIE HANSON)	KATY RESOURCES ETX, LLC	04/30/2010	Lease Extension recorded under Document # 150324, Volume 1561 and Page 185 in the Official Records of Panola County, Texas.

56	CHARLOTTE HANSEN (HEIR OF BONNIE HANSON)	KATY RESOURCES ETX, LLC	04/30/2010	Lease Extension recorded under Document # 150323, Volume 1561 and Page 183 in the Official Records of Panola County, Texas.

57	JUANITA ATKERSON	DORADO EXPLORATION, INC.	04/30/2007	Recorded under Document # 120673, Volume 1379 and Page 131 in the Official Records of Panola County, Texas.

58	JUANITA ATKERSON	KATY RESOURCES ETX, LLC	04/30/2010	Lease Extension recorded under Document # 152218, Volume 1573 and Page 362 in the Official Records of Panola County, Texas.

59	RUBY PELHAM	DORADO EXPLORATION, INC.	04/30/2007	Recorded under Document # 120298, Volume 1377 and Page 160 of the Official Records of Panola County, Texas.

60	MARVIN O. PELHAM (HEIR OF RUBY PELHAM)	KATY RESOURCES ETX, LLC	04/30/2010	Lease Extension recorded under Document # 150326, Volume 1561 and Page 189 in the Official Records of Panola County, Texas.
Exhibit “A” - Page 9 of 10

	Lessor Name	Lessee Name	Effective Date	Recording Information
61	CLEOPATRA WALLS EWING	HOWELL & SANDLIN, INC.	02/06/1998	Recorded under Doc. # 47536, Volume 1026 and Page 711 of the Official Records of Panola County, Texas.

62	NANITA WALLS	HOWELL & SANDLIN, INC.	02/06/1998	Recorded under Doc. # 48201, Volume 1029 and Page 245 of the Official Records of Panola County, Texas.

63	ESAU WALLS	HOWELL & SANDLIN, INC.	02/06/1998	Recorded under Doc. # 48202, Volume 1029 and Page 248 of the Official Records of Panola County, Texas.

64	LENA STEPHENSON	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 49599, Volume 1034 and Page 686 of the Official Records of Panola County, Texas.

65	ALFRED STEPHENSON	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 48850, Volume 1031 and Page 652 of the Official Records of Panola County, Texas.

66	AZSALINE STEPHENSON	HOWELL & SANDLIN, INC.	03/10/1998	Recorded under Doc. # 49597, Volume 1034 and Page 682 of the Official Records of Panola County, Texas.

67	ED J. HARRIS, ET UX	JOHN P. NISBETT	10/22/1943	Recorded under Volume 161 and Page 523 of the Official Records of Panola County, Texas.

68	A.A. CRAWFORD, ET UX	W.H. OBERTHIER	01/17/1944	Recorded under Volume 163 and Page 249 of the Official Records of Panola County, Texas.
Exhibit “A” - Page 10 of 10

Exhibit A-1
to
Purchase and Sale Agreement between
Katy Resources ETX LLC, Seller and Sun River Energy, Inc., Purchaser
Properties

Unit	Well	WI	NRI	Status
Hinchen Gas Unit	Hinchen #2	0.79296875	0.59419744	Producing
	API # 42-365-37520

Temple Unit	Temple #1	0.5	0.375	Producing
	API # 42-225-31092

SGG Gas Unit	SGG Unit #1	0.5	0.40436467	Producing
	API # 42-225-31088

Cutler Gas Unit	T. B. Cutler #1	0.60927	0.4691379	Shut-In
	API # 42-225-31155
Exhibit “A-1” Page 1 of 1

Exhibit A-2
to
Purchase and Sale Agreement between
Katy Resources ETX LLC, Seller and Sun River Energy, Inc., Purchaser
Excluded Equipment
None
Exhibit “A-2” - Page 1 of 1

STATE OF TEXAS	§
§
COUNTY OF LEE	§
EXHIBIT B TO THE PURCHASE AND SALE AGREEMENT
FORM OF ASSIGNMENT AND BILL OF SALE
     KATY RESOURCES ETX, LLC, a Delaware limited liability company (herein called “Assignor”), for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER, and DELIVER unto Sun River Energy, Inc., a Colorado corporation (herein called “Assignee”), all of Assignor’s right, title and interest in and to the following (collectively called the "Assets”), excluding however, the Excluded Assets (as hereinafter defined):
A.	All of the oil and gas leases; oil, gas and mineral leases; subleases and other leaseholds; carried interests; mineral fee interests; overriding royalty interests; farmout rights; options; and other properties and interests described on Exhibit A, subject to such depth limitations and other restrictions as may be set forth on Exhibit A or in such documents (collectively, the "Leases”), together with each and every kind and character of right, title, claim, and interest that Assignor has in and to the Leases, the lands covered by the Leases or the Lands pooled, unitized, communitized or consolidated therewith (collectively the “Lands”);

B.	All oil, gas, water or injection wells located on the Lands, whether producing, shut-in, not completed, or temporarily abandoned, including the interests in the wells shown on Exhibit A-1 attached hereto (the “Wells”);

C.	Leasehold interest of Assignor in or to any pools or units which include any Lands or all or a part of any Leases or include any Wells, including those pools or units shown on Exhibit A-1 (the "Units”, such Units together with the Leases, Lands and Wells, or in cases when there is no Unit, the Leases together with the Lands and Wells, being hereinafter referred to collectively as the "Properties” and individually as a “Property”), and including all interest of Assignor in production from any such Unit, whether such Unit production comes from Wells located on or off of a Lease, and all tenements, hereditaments and appurtenances belonging to the Leases and Units;

D.	Assignor’s interest in, to and under or derived from all contracts, agreements and instruments by which the Properties are bound, or that relate to or are otherwise applicable to the Properties, including but not limited to, operating agreements, unitization, pooling and communitization agreements, declarations and orders, joint venture agreements, farmin and farmout agreements, water rights agreements, exploration agreements, participation agreements, exchange agreements, transportation or gathering agreements, agreements for the sale and purchase of oil, condensate, gas, casinghead gas and processing agreements (hereinafter collectively referred to as “Contracts”) but excluding any master service agreements and any contracts, agreements and instruments to the extent transfer is restricted by third-party agreement or applicable law and the necessary consents to transfer are not obtained pursuant to the Purchase and Sale Agreement (as hereinafter defined); and, provided that “Contracts” shall not include the instruments constituting the Leases, Surface Contracts (as hereinafter defined) and other instruments constituting the Assignor’s chain of title to the Leases;

E.	All easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights (“Surface Contracts”) appurtenant to, and used or held for use primarily in connection with the Properties, excluding any permits and other appurtenances to the extent transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to the Purchase and Sale Agreement;

F.	As of date hereof (other than obsolete equipment sold or replaced after the date hereof), all equipment, machinery, fixtures, vehicles and other tangible personal property and improvements located on the Properties or lands covered by the Encana Farmout or used or held for use primarily in connection with the operation of the Properties or lands covered by the Encana Farmout including any wells, tanks, boilers, buildings, fixtures, injection facilities, saltwater disposal facilities, compression facilities, pumping units and engines, flow lines, pipelines, gathering systems, gas and oil treating facilities, machinery, power lines, telephone and telegraph lines, roads, and other appurtenances, improvements and facilities, but excluding the items expressly identified on Exhibit A-2 to the Purchase and Sale Agreement (subject to such exclusions, the “Equipment”);

G.	All Hydrocarbons produced from or attributable to the Properties from and after the Effective Time; and all Hydrocarbons from or attributable to the Properties at the Effective Time only to the extent that Assignor is due an upward adjustment to the Purchase Price pursuant to the Purchase and Sale Agreement in respect of such Hydrocarbons;

H.	The original documents comprising all lease files; land files; well files; gas and oil sales contract files; gas processing files; division order files; abstracts; title opinions; land surveys; non-confidential logs; maps; engineering data and reports; geologic, proprietary geophysical and seismic data (including, raw data and any interpretative data, reprocessed data, or information relating to such geologic, geophysical and seismic data); all rights to any third party records generated under contract to Assignor regarding the Assets and files and all other books, records, data, correspondence, studies, files, maps and accounting records related primarily to the Assets, or used or held for use primarily in connection with the maintenance or operation thereof, the “Records”, but excluding (i) any books, records, data, files, maps and accounting records to the extent disclosure or transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to the Purchase and Sale Agreement or subjected to payment of a fee or other consideration by any license agreement or other agreement with a Person other than an Affiliate of Assignor, or by applicable Law, and for which no consent to transfer has been received or for which Assignee has not agreed in writing to pay the fee or other consideration, as applicable; (ii) computer software; (iii) work product of Assignor’s legal counsel (other than title opinions); (iv) records relating to the negotiation and consummation of the sale of the Assets; and (v) Assignor’s reserve

2

studies and evaluations and engineering studies; provided, however, that Assignor may retain the originals of such files and other records limited to those required for pending litigation, Tax, accounting, and auditing purposes and of which Assignor shall provide Assignee with copies, and Assignor may retain copies of all other Records. The interests in the Assets assigned hereunder to Assignee may hereinafter be referred to as the “Assigned Interests”.
     Capitalized terms not otherwise defined herein have the same meaning ascribed thereto in the Purchase and Sale Agreement.
     Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated hereby (collectively, the “Excluded Assets”): (i) all corporate, financial, income and franchise tax and legal records of Assignor that relate to Assignor’s business generally (whether or not relating to the Assets), and all books, records and files that relate to the Excluded Assets and those records retained by Assignor pursuant to the Purchase and Sale Agreement and copies of any other records retained by Assignor pursuant to the Purchase and Sale Agreement; (ii) the items expressly identified on Exhibit A-2 to the Purchase and Sale Agreement; (iii) all rights to any refund of Taxes or other costs or expenses borne by Assignor or Assignor’s predecessors in interest and title attributable to periods prior to the Effective Time; (iv) all rights relating to the existing claims and causes of action except those described in part (b) of Schedule 5.7 of the Purchase and Sale Agreement and except those relating to the liabilities assumed by Assignee hereunder; (v) except as provided in the Purchase and Sale Agreement, Assignor’s area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Assignor’s business; (vi) all trade credits, account receivables, note receivables, take-or-pay amounts receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time; and (vii) all leased personal property (including, without limitation, leased vehicles), except leased equipment located on the Properties that are used in production and identified in Schedule 1.3(g) to the Purchase and Sale Agreement, together with copies of any leases of such personal property and notice of the balances due thereon.
TO HAVE AND TO HOLD the Assigned Interests unto Assignee, its successors and assigns, forever, subject only to the exceptions and other provisions stated herein and the following exceptions, to the extent that such exceptions affect the Assigned Interests or any of them: (i) all valid and existing matters of public record, including orders, rules, regulations and ordinances of federal, state and other governmental agencies having jurisdiction over the lands covered by the Leases; and (ii) the terms and provisions of the Leases, Contracts and Surface Contracts.
This Assignment and Bill of Sale (this “Assignment”) is made and accepted expressly subject to the following terms and conditions:
(i) THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, EXCEPT THAT ASSIGNOR WARRANTS AND WILL DEFEND TITLE TO THE ASSETS, OR OF ANY INTEREST THEREIN, AGAINST ALL LAWFUL CLAIMS, BUT IN EACH CASE ONLY FROM AND AGAINST ALL PERSONS CLAIMING SUCH ASSETS OR ANY PART THEREOF

3

BY, THROUGH OR UNDER ASSIGNOR OR ANY OF ITS AFFILIATES, BUT NOT OTHERWISE.
(ii) ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, EQUIPMENT, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE ASSETS, IT BEING EXPRESSLY UNDERSTOOD THAT SAID PERSONAL PROPERTY, FIXTURES, EQUIPMENT AND ITEMS ARE BEING CONVEYED TO ASSIGNEE “AS IS” AND “WHERE IS” AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.
(iii) This Assignment is made subject to the that certain Purchase and Sale Agreement (the “Purchase and Sale Agreement”) executed between Assignor and Assignee to which a form of this Assignment is attached. If there is any conflict between the terms of this Assignment and the terms of the Purchase and Sale Agreement, the Purchase and Sale Agreement shall control in all respects. By executing, delivering and accepting this Assignment, Assignor and Assignee do not intend to cause a merger of the terms of the Purchase and Sale Agreement into this Assignment and all covenants, indemnities and other terms and provisions set forth in the Purchase and Sale Agreement shall remain in full force and effect on and after the date hereof to the extent set forth in the Purchase and Sale Agreement.
(iv) Notwithstanding any other provision of this Assignment to the contrary, this Assignment does not operate to assign any property or interest that would otherwise constitute an Assigned Interest if the assignment of such property or interest requires the consent or waiver of a preferential right of the lessor or any third party to assign, provided such consent or waiver has not been obtained as of the date of this Assignment and provided further that once such consent or waiver is obtained, such property or interest will be automatically vested in Assignee, without further action by Assignor or Assignee.
(v) To the extent permitted by law, Assignee shall be subrogated to Assignor’s rights in and to representations, warranties and covenants given with respect to the Assets. Assignor hereby assigns, sells, grants, bargains, conveys and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, indemnifications, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Assets. To the extent the same are not transferable, Assignor shall use its commercially reasonable efforts to enforce the same at the request of and on behalf of the Assignee.
(vi) The references herein to contracts, agreements, instruments and other matters shall not be deemed to ratify or create any rights in third parties. Nothing contained herein, express or implied, is intended to confer upon any other person or entity other than Assignor and Assignee and their respective successors and assigns, any benefits, rights or remedies.

4

(vii) Assignor agrees to execute and deliver to Assignee, from time to time, such additional instruments, notices, division orders, transfer orders and other documents, and to do all such other and further acts and things as may be reasonably necessary to more fully and effectively grant, convey and assign to Assignee the interests conveyed hereby.
(viii) This Assignment shall be governed by and construed in accordance with the laws of the State of Texas without regard to the rules of conflict of laws of the State of Texas or any other jurisdiction that would direct the application of the laws of another jurisdiction.
(ix) Unless provided otherwise, all recording references in the Exhibits hereto are to the official real property records of the county in which the Assets are located.
(x) This Assignment shall run with the land and all provisions hereof shall be binding on and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
(xi) If any provision of this Assignment is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof such provision shall be fully severable; this Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Assignment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance from this Assignment.
(xii) This Assignment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original and all of which together shall constitute one and the same instrument.
(xiii) This Assignment is effective as of 7:00 a.m., local time where the Assets are located, on September 1, 2010 (the “Effective Time”).

5

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the date set forth in their respective acknowledgments below, but effective for all purposes as of the Effective Time.

ASSIGNOR: KATY RESOURCES ETX, LLC
By:
Name:
Title:

ASSIGNEE: SUN RIVER ENERGY, INC.
By:
Name:
Title:

6

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     This instrument was acknowledged before me on the _____ day of _______________, 2010, by ____________, ____________ of Katy Resources ETX, LLC, a Delaware limited liability company, on behalf of such company.

(SEAL)

Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     This instrument was acknowledged before me on the _____ day of ________________, 2010, by ____________, ____________ of Sun River Energy, Inc., a Colorado corporation, on behalf of such Company.

(SEAL)

Notary Public in and for the State of Texas

7

EXHIBIT A
LEASES
(see attached)

EXHIBIT A-1
WELLS AND UNITS
(see attached)

Exhibit C
To
Purchase and Sale Agreement
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
None
Exhibit C - Option Wells - Leases - Page 1 of 1

Schedule 1.2(d)
to
Purchase and Sale Agreement between
Katy Resources ETX LLC, Seller and Sun River Energy, Inc., Purchaser
Contracts

Date	Parties	Document	Prospect	County
2/10/2009	DoradoExploration Inc. & Katy Resources ETX, LLC	Offer Letter Agreement	Crawford	Panola County

11/16/2009	Cross Creek Energy, LLC & Katy Resources ETX, LLC	Letter of Understanding	Crawford	Panola County

3/4/2010	Comstock Oil and Gas, LP & Katy Resources ETX, LLC	Letter Agreement	Crawford	Panola County

2/1/2009	Encana Oil and Gas (USA) Inc. & Katy Resources ETX, LLC	Joint Operating Agreement	Lumberjack & Raven	Houston, Angelina, & Cherokee Counties

2/19/2009	Encana Oil and Gas (USA) Inc. & Katy Resources ETX, LLC	Joint Operating Agreement Recording Supplement	Lumberjack & Raven	Houston, Angelina, & Cherokee Counties

10/21/2009	Encana Oil and Gas (USA) Inc. & Katy Resources ETX, LLC	Letter Agreement	Lumberjack	Houston County

8/12/2009	Encana Oil and Gas (USA) Inc. & Forestar Minerals LLC	Consent to Assign	Lumberjack	Houston County

3/24/2009	Encana Oil and Gas (USA) Inc. & Katy Resources ETX, LLC	Letter Agreement	Raven	Houston County

3/1/2009	Buyer: Kinder Morgan Tejas Pipeline LLC Seller: Katy Resources ETX, LLC	Letter Agreement	Raven	Houston County

7/27/2009	Buyer: ETC Marketing, Ltd. Seller: Katy Resources ETX, LLC	Base Contract for Sale and Purchase of Natural Gas	Lumberjack	Houston County
Schedule 1.2(d) - Page 1 of 2

Date	Parties	Document	Prospect	County
7/20/2009	Farmor: Deep Rock Resources, Inc. Farmee: Katy Resources ETX, LLC	Farmout Agreement	Hinchen	Panola County

8/24/2009	Deep Rock Resources Inc. & Katy Resources ETX, LLC	Joint Operating Agreement	Hinchen	Panola County

8/24/2009	Perry Thompson, Jr. & Katy Resources ETX, LLC	Joint Operating Agreement	Hinchen	Panola County

8/24/2009	Flora Thompson Estate, Perry Thompson, Jr., Indepdent Executor & Katy Resources ETX, LLC	Joint Operating Agreement	Hinchen	Panola County

8/24/2009	Steven E. Hanan & Katy Resources ETX, LLC	Joint Operating Agreement	Hinchen	Panola County

8/28/2009	Flora Thompson Estate, Perry Thompson, Jr., Indepdent Executor	Participation Agreement and AFE	Hinchen	Panola County

8/28/2009	Perry Thompson, Jr.	Participation Agreement and AFE	Hinchen	Panola County

9/14/2009	Steven E. Hanan	Participation Agreement and AFE	Hinchen	Panola County

2/1/2010	Orion Pipeline, LTD & Katy Resources ETX, LLC	Gas Purchase Agreement	Hinchen	Panola County
Schedule 1.2(d) - Page 2 of 2

Schedule 1.2(e)
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Surface Contracts

Document	Date	Parties	Unit	Prospect	County
Construction Land Entry	3/13/2009	Landowner: Forestar (USA) Real
Permit		Estate Group, Inc.
Permitees: Katy Resources ETX, LLC
		& Encana Oil and Gas (USA), Inc.	Temple #1	Lumberjack	Houston

Grant of Easement & Right-	3/25/2009	Grantor: Forestar (USA) Real Estate
Of-Way for Pipeline		Group, Inc. Grantees:
Katy Resources ETX, LLC & Encana
		Oil and Gas (USA), Inc.	Temple #1	Lumberjack	Houston

Miscellaneous Easement	4/1/2009	Grantor: The State of Texas Grantee:			Houston &
(Pipelines)		Katy Resources ETX, LLC	Temple #1	Lumberjack	Angelina

Temporary Road Use	4/16/2009	Permitor: Hancock Forest
Permit Agreement		Management
		Permitee: Katy Resources ETX, LLC	Temple #1	Lumberjack	Houston

Construction Land Entry	9/30/2009	Landowner: Forestar (USA) Real
Permit		Estate Group, Inc.
		Permitee: Katy Resources ETX, LLC	Temple #2	Lumberjack	Houston

Grant of Easement (For	10/7/2009	Grantor: Forestar (USA) Real Estate
Private Road)		Group, Inc. Grantee:
		Katy Resources ETX, LLC	Temple #2	Lumberjack	Houston

Right-Of-Way and Pipeline	2/6/2009	Grantor: SGG Enterprises LTD
Easement		Grantee: Encana Oil and Gas (USA),
		Inc.	SGG #1	Raven	Houston

Pipeline Easement	2/6/2009	Grantor: Tommy B. Cutler & wife,
Shirley Cutler
Grantee: Encana Oil and Gas (USA),
		Inc.	T.B. Cutler #1	Raven	Houston

Right-Of-Way	2/6/2009	Grantor: Scull Timber Co., Inc.
Grantee: Encana Oil & Gas (USA),
		Inc. & Katy Resources ETX, LLC	T.B. Cutler #1	Raven	Houston
Schedule l.2(e) - Page 1 of 1

Schedule 1.3(d)
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Existing Claims / Causes of Action
Case No. 10-0099, District Court, Houston County, Texas, 3rd Judicial District, Katy Resources ETX, LLC, Plaintiffs v. Dan Blocker Petroleum Consultants, Inc. and Jerry Ransom, Defendants
Schedule l.3(d) - Page 1 of 1

Schedule 1.3(g)
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Leased Production Personal Property
None
Schedule 1.3(g) - Page 1 of 1

Schedule 2.3
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Allocated Value
Provided by Buyer
Schedule 2.3 - Page 1 of 1

Katy Resources
Purchase Price Allocation
October 14, 2010

Purchase
Price
Unit Name	Allocation
Crawford	$2,392,466
Hinchen	$2,936,830
SGG	$924,893
TB Cutler	$1,315,860
Temple	$929,950

Total	$8,500,000

Schedule 3.3(c)
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Preferential Rights
None
Schedule 3.3(c) - Page 1 of 1

Schedule 3.3(e)
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Contested Taxes
None
Schedule 3.3(e) - Page 1 of 1

Schedule 3.3(f)
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Contested Mechanic and Materialman Liens
None.

Schedule 3.3(f) - Page 1 of 1

Schedule 5.7
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Litigation
Cause No. 10-0099, District Court, Houston County, Texas, Katy Resources ETX, LLC, Plaintiffs v. Dan Blocker Petroleum Consultants, Inc., Jerry Ransom, and Power Solutions, LLC, Defendants

Schedule 5.7 - Page 1 of 1

Schedule 5.8
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Taxes and Assessments
None.
Schedule 5.8 - Page 1 of 1

Schedule 5.9
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Outstanding Capital Commitments
None
Schedule 5.9 - Page 1 of 1

Schedule 5.10
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Compliance With Laws
None
Schedule 5.10 - Page 1 of 1

Schedule 5.11(a)
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Contested Costs
I. The following costs and/or invoices are being contested:
Invoice No. 17856 — Dan Blocker Petroleum Consultant, Inc. dated 12/8/2009, $5,785.00
Invoice No. 17884 — Dan Blocker Petroleum Consultant, Inc. dated 12/14/2009, $6,942.00
Invoice No. 17890 — Dan Blocker Petroleum Consultant, Inc. dated 12/14/2009, $3,555.00
Invoice No. 17893 — Dan Blocker Petroleum Consultant, Inc. dated 12/14/2009, $4,500.00
Invoice No. 17899 — Dan Blocker Petroleum Consultant, Inc. dated 12/15/2009, $7,826.50
Invoice No. 17917 — Dan Blocker Petroleum Consultant, Inc. dated 12/23/2009, $8,911.00
Invoice No. 17922 — Dan Blocker Petroleum Consultant, Inc. dated 12/23/2009, $6,942.00
Invoice No. 17954 — Dan Blocker Petroleum Consultant, Inc. dated 12/31/2009, $3,471.00
Invoice No. 18023 — Dan Blocker Petroleum Consultant, Inc. dated 1/25/2010, $936.00
Invoice No. 18078 — Dan Blocker Petroleum Consultant, Inc. dated 2/8/2010, $2,470.00
Invoice No. 18095 — Dan Blocker Petroleum Consultant, Inc. dated 2/8/2010, $1,235.00
Invoice No. 18096 — Dan Blocker Petroleum Consultant, Inc. dated 2/8/2010, $885.00
Invoice No. 18105 — Dan Blocker Petroleum Consultant, Inc. dated 2/16/2010, $5,975.00
Invoice No. 18124 — Dan Blocker Petroleum Consultant, Inc. dated 2/16/2010, $7,130.00
Invoice No. 18121 — Dan Blocker Petroleum Consultant, Inc. dated 2/18/2010, $905.00
Invoice No. 18128 — Dan Blocker Petroleum Consultant, Inc. dated 2/18/2010, $1,627.50
Invoice No. 18150 — Dan Blocker Petroleum Consultant, Inc. dated 2/23/2010, $905.00
Invoice No. 18178 — Dan Blocker Petroleum Consultant, Inc. dated 2/28/2010, $690.00
Invoice No. FB-3151 — Dan Blocker Petroleum Consultant, Inc. Flowback and Well Testing dated 2/28/2010, $4,230.00
Schedule 5.11 - Page 1 of 2

Invoice No. 201004614-20 — Thomas Tools dated 3/1/2010, $41,822.68
Invoice No. 201002873-20 — Thomas Tools Dated 3/1/2010, $24,492.43
Invoice No. FB-3162 — Dan Blocker Petroleum Consultant, Inc. Flowback and Well Testing dated 3/8/2010, $3,030.00
Invoice No. FB-3166 — Dan Blocker Petroleum Consultant, Inc. Flowback and Well Testing dated 3/8/2010, $3,900.00
Invoice No. 10142 — Helms Packer Service, Inc., Dated 5/10/2010, $2,709.38
Invoice No. 10171 — Helms Packer Service, Inc., Dated 6/1/2010, $903.13
Invoice No. 498081 — Wood Group, Dated 10/1/2010, $7,000.00
Schedule 5.11 - Page 2 of 2

Schedule 5.11(b)
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Other Contracts
Gas Purchase Agreement, Orion Pipeline Ltd. — Katy Resources ETX, LLC, Dated 2/1/2010 (Hinchen Prospect), Panola County, Texas
Schedule 5.11(b) - Page 1 of 1

Schedule 5.12
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Payments For Production
Payments made to revenue owners through May production
Suspended Revenue as of June 30, 2010 — Schedule is attached as “Suspense” $57,581.63
Schedule 5.12 - Page 1 of 1

Suspense

	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Well Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
TX18400000	Dudley #1
	BEDNEY	OIL	1109	RI	9061	0.00227315	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.43	32.65	1.5	0	31.15
	BEDNEY	OIL	1209	RI	9061	0.00227315	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.43	31.23	1.44	0	29.79
	BEDNEY	GAS	1109	RI	9062	0.00227315	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	64.12	235.98	17.74	0	218.24
	BEDNEY	OIL	0110	RI	9380	0.00227315	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.36	27.31	1.26	0	26.05
	BEDNEY	GAS	1209	RI	9385	0.00227315	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	40.92	213.67	16.05	0	197.62
	BEDNEY	OIL	0210	RI	9880	0.00227315	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.89	66.44	3.06	0	63.38
	BEDNEY	GAS	0110	RI	10158	0.00227315	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	32.55	186.95	14.04	0	172.91
	BEDNEY	GAS	0210	RI	10472	0.00227315	8/8	1633	8430.87	665.08	0
					S	5.16	NET	3.71	19.16	1.51	0	17.65
	BEDNEY	GAS	0410	RI	10787	0.00227315	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	6.46	25.71	1.93	0	23.78
	BEDNEY	OIL	0410	RI	10788	0.00227315	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.45	36.91	1.7	0	35.21
	BEDNEY	GAS	0410	RI	10807	0.00227315	8/8	3000	11654.5	876.11	0
					S	3.88	NET	6.82	26.49	1.99	0	24.50
	BEDNEY	GAS	0210	RI	10808	0.00227315	8/8	5600	29146	2189.72	0
					S	5.2	NET	12.73	66.25	4.98	0	61.27
	BEDNEY	GAS	0310	RI	10808	0.00227315	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	24.78	106.85	8.03	0	98.82
	BIVENG	OIL	1109	ORRI	9061	0.04144739	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	7.86	595.28	27.38	0	567.90
	BIVENG	OIL	1209	ORRI	9061	0.04144739	8/8	189	13736.71	631.89	0
					S	72.68	NET	7.83	569.35	26.19	0	543.16
	BIVENG	GAS	1109	ORRI	9062	0.04144739	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	1169.11	4302.76	323.49	0	3,979.27
	BIVENG	OIL	0110	ORRI	9380	0.04144739	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	6.54	498.01	22.91	0	475.10
	BIVENG	GAS	1209	ORRI	9385	0.04144739	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	746.09	3896.03	292.7	0	3,603.33
	BIVENG	OIL	0210	ORRI	9880	0.04144739	8/8	392.91	29227	1344.45	0
					S	74.39	NET	16.29	1211.38	55.72	0	1,155.66

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	BIVENG	GAS	0110	ORRI	10158	0.04144739	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	593.49	3408.69	256.05	0	3.152.64
	BIVENG	GAS	0210	ORRI	10472	0.04144739	8/8	1633	8430.87	665.08	0
					S	5.16	NET	67.68	349.44	27.57	0	321.87
	BIVENG	GAS	0410	ORRI	10787	0.04144739	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	117.77	468.71	35.23	0	433.48
	BIVENG	OIL	0410	ORRI	10788	0.04144739	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	8.14	672.93	30.95	0	641.98
	BIVENG	GAS	0410	ORRI	10807	0.04144739	8/8	3000	11654.5	876.11	0
					S	3.88	NET	124.34	483.05	36.31	0	446.74
	BIVENG	GAS	0210	ORRI	10808	0.04144739	8/8	5600	29146	2189.72	0
					S	5.2	NET	232.11	1208.03	90.76	0	1,117.27
	BIVENG	GAS	0310	ORRI	10808	0.04144739	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	451.78	1948.26	146.42	0	1,801.84
	BONIN	OIL	1109	RI	9061	0.0023357	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.44	33.55	1.54	0	32.01
	BONIN	OIL	1209	RI	9061	0.0023357	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.44	32.08	1.48	0	30.60
	BONIN	GAS	1109	RI	9062	0.0023357	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	65.88	242.47	18.23	0	224.24
	BONIN	OIL	0110	RI	9380	0.0023357	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.37	28.06	1.29	0	26.77
	BONIN	GAS	1209	RI	9385	0.0023357	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	42.04	219.55	16.49	0	203.06
	BONIN	OIL	0210	RI	9880	0.0023357	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.92	68.27	3.14	0	65.13
	BONIN	GAS	0110	RI	10158	0.0023357	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	33.44	192.09	14.43	0	177.66
	BONIN	GAS	0210	RI	10472	0.0023357	8/8	1633	8430.87	665.08	0
					S	5.16	NET	3.81	19.69	1.55	0	18.14
	BONIN	GAS	0410	RI	10787	0.0023357	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	6.64	26.41	1.99	0	24.42
	BONIN	OIL	0410	RI	10788	0.0023357	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.46	37.92	1.74	0	36.18
	BONIN	GAS	0410	RI	10807	0.0023357	8/8	3000	11654.5	876.11	0
					S	3.88	NET	7.01	27.22	2.05	0	25.17
	BONIN	GAS	0210	RI	10808	0.0023357	8/8	5600	29146	2189.72	0
					S	5.2	NET	13.08	68.08	5.11	0	62.97
	BONIN	GAS	0310	RI	10808	0.0023357	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	25.46	109.79	8.25	0	101.54
	DUDLEY	OIL	1109	RI	9061	0.00426995	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.81	61.33	2.82	0	58.51

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	DUDLEY	OIL	1209	RI	9061	0.00426995	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.81	58.66	2.7	0	55.96
	DUDLEY	GAS	1109	RI	9062	0.00426995	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	120.44	443.27	33.33	0	409.94
	DUDLEY	OIL	0110	RI	9380	0.00426995	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.67	51.31	2.36	0	48.95
	DUDLEY	GAS	1209	RI	9385	0.00426995	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	76.86	401.37	30.15	0	371.22
	DUDLEY	OIL	0210	RI	9880	0.00426995	8/8	392.91	29227	1344.45	0
					S	74.39	NET	1.68	124.8	5.74	0	119.06
	DUDLEY	GAS	0110	RI	10158	0.00426995	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	61.14	351.17	26.38	0	324.79
	DUDLEY	GAS	0210	RI	10472	0.00426995	8/8	1633	8430.87	665.08	0
					S	5.16	NET	6.97	36	2.84	0	33.16
	DUDLEY	GAS	0410	RI	10787	0.00426995	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	12.13	48.29	3.63	0	44.66
	DUDLEY	OIL	0410	RI	10788	0.00426995	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.84	69.33	3.19	0	66.14
	DUDLEY	GAS	0410	RI	10807	0.00426995	8/8	3000	11654.5	876.11	0
					S	3.88	NET	12.81	49.76	3.74	0	46.02
	DUDLEY	GAS	0210	RI	10808	0.00426995	8/8	5600	29146	2189.72	0
					S	5.2	NET	23.91	124.45	9.35	0	115.10
	DUDLEY	GAS	0310	RI	10808	0.00426995	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	46.54	200.71	15.08	0	185.63
	EDUDLE	OIL	1109	RI	9061	0.00194641	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.37	27.96	1.29	0	26.67
	EDUDLE	OIL	1209	RI	9061	0.00194641	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.37	26.74	1.23	0	25.51
	EDUDLE	GAS	1109	RI	9062	0.00194641	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	54.9	202.06	15.19	0	186.87
	EDUDLE	OIL	0110	RI	9380	0.00194641	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.31	23.39	1.08	0	22.31
	EDUDLE	GAS	1209	RI	9385	0.00194641	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	35.04	182.96	13.75	0	169.21
	EDUDLE	OIL	0210	RI	9880	0.00194641	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.76	56.89	2.62	0	54.27
	EDUDLE	GAS	0110	RI	10158	0.00194641	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	27.87	160.08	12.02	0	148.06
	EDUDLE	GAS	0210	RI	10472	0.00194641	8/8	1633	8430.87	665.08	0
					S	5.16	NET	3.18	16.41	1.29	0	15.12
	EDUDLE	GAS	0410	RI	10787	0.00194641	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	5.53	22.01	1.65	0	20.36

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	EDUDLE	OIL	0410	RI	10788	0.00194641	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.38	31.6	1.45	0	30.15
	EDUDLE	GAS	0410	RI	10807	0.00194641	8/8	3000	11654.5	876.11	0
					S	3.88	NET	5.84	22.68	1.71	0	20.97
	EDUDLE	GAS	0210	RI	10808	0.00194641	8/8	5600	29146	2189.72	0
					S	5.2	NET	10.9	56.73	4.26	0	52.47
	EDUDLE	GAS	0310	RI	10808	0.00194641	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	21.22	91.49	6.88	0	84.61
	GLADYC	OIL	1109	RI	9061	0.00209288	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.4	30.06	1.38	0	28.68
	GLADYC	OIL	1209	RI	9061	0.00209288	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.4	28.75	1.32	0	27.43
	GLADYC	GAS	1109	RI	9062	0.00209288	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	59.03	217.27	16.33	0	200.94
	GLADYC	OIL	0110	RI	9380	0.00209288	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.33	25.15	1.16	0	23.99
	GLADYC	GAS	1209	RI	9385	0.00209288	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	37.67	196.73	14.78	0	181.95
	GLADYC	OIL	0210	RI	9880	0.00209288	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.82	61.17	2.81	0	58.36
	GLADYC	GAS	0110	RI	10158	0.00209288	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	29.97	172.12	12.93	0	159.19
	GLADYC	GAS	0210	RI	10472	0.00209288	8/8	1633	8430.87	665.08	0
					S	5.16	NET	3.42	17.64	1.39	0	16.25
	GLADYC	GAS	0410	RI	10787	0.00209288	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	5.95	23.67	1.78	0	21.89
	GLADYC	OIL	0410	RI	10788	0.00209288	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.41	33.98	1.56	0	32.42
	GLADYC	GAS	0410	RI	10807	0.00209288	8/8	3000	11654.5	876.11	0
					S	3.88	NET	6.28	24.39	1.83	0	22.56
	GLADYC	GAS	0210	RI	10808	0.00209288	8/8	5600	29146	2189.72	0
					S	5.2	NET	11.72	61	4.58	0	56.42
	GLADYC	GAS	0310	RI	10808	0.00209288	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	22.81	98.38	7.39	0	90.99
	GMEADO	OIL	1109	RI	9061	0.0007524	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.14	10.81	0.5	0	10.31
	GMEADO	OIL	1209	RI	9061	0.0007524	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.14	10.34	0.48	0	9.86
	GMEADO	GAS	1109	RI	9062	0.0007524	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	21.22	78.11	5.87	0	72.24
	GMEADO	OIL	0110	RI	9380	0.0007524	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.12	9.04	0.42	0	8.62

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	GMEADO	GAS	1209	RI	9385	0.0007524	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	13.54	70.73	5.31	0	65.42
	GMEADO	OIL	0210	RI	9880	0.0007524	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.3	21.99	1.01	0	20.98
	GMEADO	GAS	0110	RI	10158	0.0007524	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	10.77	61.88	4.65	0	57.23
	GMEADO	GAS	0210	RI	10472	0.0007524	8/8	1633	8430.87	665.08	0
					S	5.16	NET	1.23	6.34	0.5	0	5.84
	GMEADO	GAS	0410	RI	10787	0.0007524	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	2.14	8.51	0.64	0	7.87
	GMEADO	OIL	0410	RI	10788	0.0007524	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.15	12.22	0.56	0	11.66
	GMEADO	GAS	0410	RI	10807	0.0007524	8/8	3000	11654.5	876.11	0
					S	3.88	NET	2.26	8.77	0.66	0	8.11
	GMEADO	GAS	0210	RI	10808	0.0007524	8/8	5600	29146	2189.72	0
					S	5.2	NET	4.21	21.93	1.65	0	20.28
	GMEADO	GAS	0310	RI	10808	0.0007524	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	8.2	35.37	2.66	0	32.71
	HARRIE	OIL	1109	RI	9061	0.0023357	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.44	33.55	1.54	0	32.01
	HARRIE	OIL	1209	RI	9061	0.0023357	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.44	32.08	1.48	0	30.60
	HARRIE	GAS	1109	RI	9062	0.0023357	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	65.88	242.47	18.23	0	224.24
	HARRIE	OIL	0110	RI	9380	0.0023357	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.37	28.06	1.29	0	26.77
	HARRIE	GAS	1209	RI	9385	0.0023357	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	42.04	219.55	16.49	0	203.06
	HARRIE	OIL	0210	RI	9880	0.0023357	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.92	68.27	3.14	0	65.13
	HARRIE	GAS	0110	RI	10158	0.0023357	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	33.44	192.09	14.43	0	177.66
	HARRIE	GAS	0210	RI	10472	0.0023357	8/8	1633	8430.87	665.08	0
					S	5.16	NET	3.81	19.69	1.55	0	18.14
	HARRIE	GAS	0410	RI	10787	0.0023357	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	6.64	26.41	1.99	0	24.42
	HARRIE	OIL	0410	RI	10788	0.0023357	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.46	37.92	1.74	0	36.18
	HARRIE	GAS	0410	RI	10807	0.0023357	8/8	3000	11654.5	876.11	0
					S	3.88	NET	7.01	27.22	2.05	0	25.17
	HARRIE	GAS	0210	RI	10808	0.0023357	8/8	5600	29146	2189.72	0
					S	5.2	NET	13.08	68.08	5.11	0	62.97

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	HARRIE	GAS	0310	RI	10808	0.0023357	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	25.46	109.79	8.25	0	101.54
	JMBIV	OIL	1109	ORRI	9061	0.00052	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.1	7.47	0.34	0	7.13
	JMBIV	OIL	1209	ORRI	9061	0.00052	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.1	7.14	0.33	0	6.81
	JMBIV	GAS	1109	ORRI	9062	0.00052	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	14.67	53.98	4.06	0	49.92
	JMBIV	OIL	0110	ORRI	9380	0.00052	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.08	6.25	0.29	0	5.96
	JMBIV	GAS	1209	ORRI	9385	0.00052	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	9.36	48.88	3.67	0	45.21
	JMBIV	OIL	0210	ORRI	9880	0.00052	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.2	15.2	0.7	0	14.50
	JMBIV	GAS	0110	ORRI	10158	0.00052	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	7.45	42.77	3.21	0	39.56
	JMBIV	GAS	0210	ORRI	10472	0.00052	8/8	1633	8430.87	665.08	0
					S	5.16	NET	0.85	4.38	0.35	0	4.03
	JMBIV	GAS	0410	ORRI	10787	0.00052	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	1.48	5.88	0.44	0	5.44
	JMBIV	OIL	0410	ORRI	10788	0.00052	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.1	8.44	0.39	0	8.05
	JMBIV	GAS	0410	ORRI	10807	0.00052	8/8	3000	11654.5	876.11	0
					S	3.88	NET	1.56	6.06	0.46	0	5.60
	JMBIV	GAS	0210	ORRI	10808	0.00052	8/8	5600	29146	2189.72	0
					S	5.2	NET	2.91	15.16	1.14	0	14.02
	JMBIV	GAS	0310	ORRI	10808	0.00052	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	5.67	24.44	1.84	0	22.60
	JOEBRO	GAS	1109	RI	8042	0.248	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	6995.34	25745.51	1935.58	0	23,809.93
	JOEBRO	OIL	1109	RI	8625	0.248	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	47.01	3561.87	163.85	0	3,398.02
	JOEBRO	OIL	1209	RI	8625	0.248	8/8	189	13736.71	631.89	0
					S	72.68	NET	46.87	3406.7	156.71	0	3,249.99
	JOEBRO	OIL	1109	RI	8938	0.248	8/8	-189.54	-14362.39	-660.67	0
					S	75.77	NET	-47.01	-3561.87	-163.85	0	(3.398.02)
	JOEBRO	OIL	1209	RI	8938	0.248	8/8	-189	-13736.71	-631.89	0
					S	72.68	NET	-46.87	-3406.7	-156.71	0	(3,249.99)
	JOEBRO	GAS	1109	RI	8940	0.248	8/8	-28,207.00-	103812.54	-7804.75	0
					S	3.68	NET	-6995.34	-25745.51	-1935.58	0	(23,809.93)
	JOEBRO	GAS	1109	RI	8941	0.22435446	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	6328.37	23290.81	1751.03	0	21,539.78

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	JOEBRO	OIL	1109	RI	8942	0.22435446	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	42.52	3222.27	148.22	0	3,074.05
	JOEBRO	OIL	1209	RI	8942	0.22435446	8/8	189	13736.71	631.89	0
					S	72.68	NET	42.4	3081.89	141.77	0	2,940.12
	JOEBRO	GAS	1109	RI	8943	0.22435446	8/8	-28,207.00	-103812.54	-7804.75	0
					S	3.68	NET	-6328.37	-23290.81	-1751.03	0	(21,539.78)
	JOEBRO	GAS	1109	RI	8944	0.22435446	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	6328.37	23290.81	1751.03	0	21,539.78
	JOEBRO	OIL	1109	RI	9054	0.22435446	8/8	-189.54	-14362.39	-660.67	0
					S	75.77	NET	-42.52	-3222.27	-148.22	0	(3,074.05)
	JOEBRO	OIL	1209	RI	9054	0.22435446	8/8	-189	-13736.71	-631.89	0
					S	72.68	NET	-42.4	-3081.89	-141.77	0	(2,940.12)
	JOEBRO	GAS	1109	RI	9055	0.22435446	8/8	-28,207.00	-103812.54	-7804.75	0
					S	3.68	NET	-6328.37	-23290.81	-1751.03	0	(21,539.78)
	KEEV2	OIL	1109	ORRI	9061	0.00013666	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.03	1.96	0.09	0	1.87
	KEEV2	OIL	1209	ORRI	9061	0.00013666	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.03	1.88	0.09	0	1.79
	KEEV2	GAS	1109	ORRI	9062	0.00013666	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	3.85	14.19	1.07	0	13.12
	KEEV2	OIL	0110	ORRI	9380	0.00013666	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.02	1.64	0.08	0	1.56
	KEEV2	GAS	1209	ORRI	9385	0.00013666	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	2.46	12.85	0.97	0	11.88
	KEEV2	OIL	0210	ORRI	9880	0.00013666	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.05	3.99	0.18	0	3.81
	KEEV2	GAS	0110	ORRI	10158	0.00013666	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	1.96	11.24	0.84	0	10.40
	KEEV2	GAS	0210	ORRI	10472	0.00013666	8/8	1633	8430.87	665.08	0
					S	5.16	NET	0.22	1.15	0.09	0	1.06
	KEEV2	GAS	0410	ORRI	10787	0.00013666	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	0.39	1.55	0.12	0	1.43
	KEEV2	OIL	0410	ORRI	10788	0.00013666	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.03	2.22	0.1	0	2.12
	KEEV2	GAS	0410	ORRI	10807	0.00013666	8/8	3000	11654.5	876.11	0
					S	3.88	NET	0.41	1.59	0.12	0	1.47
	KEEV2	GAS	0210	ORRI	10808	0.00013666	8/8	5600	29146	2189.72	0
					S	5.2	NET	0.77	3.98	0.3	0	3.68
	KEEV2	GAS	0310	ORRI	10808	0.00013666	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	1.49	6.42	0.48	0	5.94
	LOMAX	OIL	1109	RI	9061	0.0007524	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.14	10.81	0.5	0	10.31

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	LOMAX	OIL	1209	RI	9061	0.0007524	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.14	10.34	0.48	0	9.86
	LOMAX	GAS	1109	RI	9062	0.0007524	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	21.22	78.11	5.87	0	72.24
	LOMAX	OIL	0110	RI	9380	0.0007524	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.12	9.04	0.42	0	8.62
	LOMAX	GAS	1209	RI	9385	0.0007524	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	13.54	70.73	5.31	0	65.42
	LOMAX	OIL	0210	RI	9880	0.0007524	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.3	21.99	1.01	0	20.98
	LOMAX	GAS	0110	RI	10158	0.0007524	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	10.77	61.88	4.65	0	57.23
	LOMAX	GAS	0210	RI	10472	0.0007524	8/8	1633	8430.87	665.08	0
					S	5.16	NET	1.23	6.34	0.5	0	5.84
	LOMAX	GAS	0410	RI	10787	0.0007524	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	2.14	8.51	0.64	0	7.87
	LOMAX	OIL	0410	RI	10788	0.0007524	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.15	12.22	0.56	0	11.66
	LOMAX	GAS	0410	RI	10807	0.0007524	8/8	3000	11654.5	876.11	0
					S	3.88	NET	2.26	8.77	0.66	0	8.11
	LOMAX	GAS	0210	RI	10808	0.0007524	8/8	5600	29146	2189.72	0
					S	5.2	NET	4.21	21.93	1.65	0	20.28
	LOMAX	GAS	0310	RI	10808	0.0007524	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	8.2	35.37	2.66	0	32.71
	MILLE2	OIL	1109	ORRI	9061	0.00009112	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.02	1.31	0.06	0	1.25
	MILLE2	OIL	1209	ORRI	9061	0.00009112	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.02	1.25	0.06	0	1.19
	MILLE2	GAS	1109	ORRI	9062	0.00009112	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	2.57	9.46	0.71	0	8.75
	MILLE2	OIL	0110	ORRI	9380	0.00009112	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.01	1.09	0.05	0	1.04
	MILLE2	GAS	1209	ORRI	9385	0.00009112	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	1.64	8.57	0.64	0	7.93
	MILLE2	OIL	0210	ORRI	9880	0.00009112	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.04	2.66	0.12	0	2.54
	MILLE2	GAS	0110	ORRI	10158	0.00009112	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	1.3	7.49	0.56	0	6.93
	MILLE2	GAS	0210	ORRI	10472	0.00009112	8/8	1633	8430.87	665.08	0
					S	5.16	NET	0.15	0.77	0.06	0	0.71
	MILLE2	GAS	0410	ORRI	10787	0.00009112	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	0.26	1.03	0.08	0	0.95

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	MILLE2	OIL	0410	ORRI	10788	0.00009112	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.02	1.48	0.07	0	1.41
	MILLE2	GAS	0410	ORRI	10807	0.00009112	8/8	3000	11654.5	876.11	0
					S	3.88	NET	0.27	1.06	0.08	0	0.98
	MILLE2	GAS	0210	ORRI	10808	0.00009112	8/8	5600	29146	2189.72	0
					S	5.2	NET	0.51	2.66	0.2	0	2.46
	MILLE2	GAS	0310	ORRI	10808	0.00009112	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	0.99	4.28	0.32	0	3.96
	REINA2	OIL	1109	ORRI	9061	0.002	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.38	28.72	1.32	0	27.40
	REINA2	OIL	1209	ORRI	9061	0.002	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.38	27.47	1.26	0	26.21
	REINA2	GAS	1109	ORRI	9062	0.002	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	56.41	207.63	15.61	0	192.02
	REINA2	OIL	0110	ORRI	9380	0.002	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.32	24.03	1.11	0	22.92
	REINA2	GAS	1209	ORRI	9385	0.002	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	36	188	14.12	0	173.88
	REINA2	OIL	0210	ORRI	9880	0.002	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.79	58.45	2.69	0	55.76
	REINA2	GAS	0110	ORRI	10158	0.002	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	28.64	164.48	12.36	0	152.12
	REINA2	GAS	0210	ORRI	10472	0.002	8/8	1633	8430.87	665.08	0
					S	5.16	NET	3.27	16.86	1.33	0	15.53
	REINA2	GAS	0410	ORRI	10787	0.002	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	5.68	22.62	1.7	0	20.92
	REINA2	OIL	0410	ORRI	10788	0.002	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.39	32.47	1.49	0	30.98
	REINA2	GAS	0410	ORRI	10807	0.002	8/8	3000	11654.5	876.11	0
					S	3.88	NET	6	23.31	1.75	0	21,56
	REINA2	GAS	0210	ORRI	10808	0.002	8/8	5600	29146	2189.72	0
					S	5.2	NET	11.2	58.29	4.38	0	53.91
	REINA2	GAS	0310	ORRI	10808	0.002	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	21.8	94.01	7.07	0	86.94
	SHORT	OIL	0210	ORRI	9880	0.00226666	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.89	66.25	3.05	0	63.20
	SHORT	GAS	0110	ORRI	10158	0.00226666	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	32.46	186.41	14	0	172.41
	SHORT	GAS	0210	ORRI	10472	0.00226666	8/8	1633	8430.87	665.08	0
					S	5.16	NET	3.7	19.11	1.51	0	17.60
	SHORT	GAS	0410	ORRI	10787	0.00226666	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	6.44	25.63	1.93	0	23.70

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	SHORT	OIL	0410	ORRI	10788	0.00226666	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.45	36.8	1.69	0	35.11
	SHORT	GAS	0410	ORRI	10807	0.00226666	8/8	3000	11654.5	876.11	0
					S	3.88	NET	6.8	26.42	1.99	0	24.43
	SHORT	GAS	0210	ORRI	10808	0.00226666	8/8	5600	29146	2189.72	0
					S	5.2	NET	12.69	66.06	4.96	0	61.10
	SHORT	GAS	0310	ORRI	10808	0.00226666	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	24.71	106.55	8.01	0	98.54
	SUMBE2	OIL	1109	ORRI	9061	0.00013666	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.03	1.96	0.09	0	1.87
	SUMBE2	OIL	1209	ORRI	9061	0.00013666	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.03	1.88	0.09	0	1.79
	SUMBE2	GAS	1109	ORRI	9062	0.00013666	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	3.85	14.19	1.07	0	13.12
	SUMBE2	OIL	0110	ORRI	9380	0.00013666	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.02	1.64	0.08	0	1.56
	SUMBE2	GAS	1209	ORRI	9385	0.00013666	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	2.46	12.85	0.97	0	11.88
	SUMBE2	OIL	0210	ORRI	9880	0.00013666	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.05	3.99	0.18	0	3.81
	SUMBE2	GAS	0110	ORRI	10158	0.00013666	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	1.96	11.24	0.84	0	10.40
	SUMBE2	GAS	0210	ORRI	10472	0.00013666	8/8	1633	8430.87	665.08	0
					S	5.16	NET	0.22	1.15	0.09	0	1.06
	SUMBE2	GAS	0410	ORRI	10787	0.00013666	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	0.39	1.55	0.12	0	1.43
	SUMBE2	OIL	0410	ORRI	10788	0.00013666	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.03	2.22	0.1	0	2.12
	SUMBE2	GAS	0410	ORRI	10807	0.00013666	8/8	3000	11654.5	876.11	0
					S	3.88	NET	0.41	1.59	0.12	0	1.47
	SUMBE2	GAS	0210	ORRI	10808	0.00013666	8/8	5600	29146	2189.72	0
					S	5.2	NET	0.77	3.98	0.3	0	3.68
	SUMBE2	GAS	0310	ORRI	10808	0.00013666	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	1.49	6.42	0.48	0	5.94
	WILKE2	OIL	1109	ORRI	9061	0.00041	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.08	5.89	0.27	0	5.62
	WILKE2	OIL	1209	ORRI	9061	0.00041	8/8	189	13736.71	631.69	0
					S	72.68	NET	0.08	5.63	0.26	0	5.37
	WILKE2	GAS	1109	ORRI	9062	0.00041	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	11.56	42.56	3.2	0	39.36
	WILKE2	OIL	0110	ORRI	9380	0.00041	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.06	4.93	0.23	0	4.70

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	WILKE2	GAS	1209	ORRI	9385	0.00041	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	7.38	38.54	2.9	0	35.64
	WILKE2	OIL	0210	ORRI	9880	0.00041	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.16	11.98	0.55	0	11.43
	WILKE2	GAS	0110	ORRI	10158	0.00041	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	5.87	33.72	2.53	0	31.19
	WILKE2	GAS	0210	ORRI	10472	0.00041	8/8	1633	8430.87	665.08	0
					S	5.16	NET	0.67	3.46	0.27	0	3.19
	WILKE2	GAS	0410	ORRI	10787	0.00041	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	1.16	4.64	0.35	0	4.29
	WILKE2	OIL	0410	ORRI	10788	0.00041	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.08	6.66	0.31	0	6.35
	WILKE2	GAS	0410	ORRI	10807	0.00041	8/8	3000	11654.5	876.11	0
					S	3.88	NET	1.23	4.78	0.36	0	4.42
	WILKE2	GAS	0210	ORRI	10808	0.00041	8/8	5600	29146	2189.72	0
					S	5.2	NET	2.3	11.95	0.9	0	11.05
	WILKE2	GAS	0310	ORRI	10808	0.00041	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	4.47	19.27	1.45	0	17.82
	WPTC2	OIL	1109	ORRI	9061	0.00063778	8/8	189.54	14362.39	660.67	0
					S	75.77	NET	0.11	9.11	0.46	0	8.65
	WPTC2	OIL	1209	ORRI	9061	0.00063778	8/8	189	13736.71	631.89	0
					S	72.68	NET	0.08	8.78	0.33	0	8.45
	WPTC2	GAS	1109	ORRI	9062	0.00063778	8/8	28207	103812.54	7804.75	0
					S	3.68	NET	18.06	66.26	5.01	0	61.25
	WPTC2	OIL	0110	ORRI	9380	0.00063778	8/8	157.69	12015.5	552.71	0
					S	76.2	NET	0.08	7.66	0.34	0	7.32
	WPTC2	GAS	1209	ORRI	9385	0.00063778	8/8	18001	93999.35	7061.96	0
					S	5.22	NET	11.58	59.95	4.52	0	55.43
	WPTC2	OIL	0210	ORRI	9880	0.00063778	8/8	392.91	29227	1344.45	0
					S	74.39	NET	0.26	18.61	0.83	0	17.78
	WPTC2	GAS	0110	ORRI	10158	0.00063778	8/8	14319	82241.41	6177.66	0
					S	5.74	NET	9.19	52.53	3.89	0	48.64
	WPTC2	GAS	0210	ORRI	10472	0.00063778	8/8	1633	8430.87	665.08	0
					S	5.16	NET	1.09	5.43	0.39	0	5.04
	WPTC2	GAS	0410	ORRI	10787	0.00063778	8/8	2841.37	11308.66	850.11	0
					S	3.98	NET	1.8	7.2	0.51	0	6.69
	WPTC2	OIL	0410	ORRI	10788	0.00063778	8/8	196.42	16235.68	746.84	0
					S	82.66	NET	0.09	10.31	0.53	0	9.78
	WPTC2	GAS	0410	ORRI	10807	0.00063778	8/8	3000	11654.5	876.11	0
					S	3.88	NET	1.85	7.45	0.51	0	6.94
	WPTC2	GAS	0210	ORRI	10808	0.00063778	8/8	5600	29146	2189.72	0
					S	5.2	NET	3.58	18.57	1.37	0	17.20

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	WPTC2	GAS	0310	ORRI	10808	0.00063778	8/8	10900	47005.5	3532.74	0
					S	4.31	NET	6.96	30.04	2.22	0	27.82
Well	Total						NET	5408.97	29935.68	2093.39	0	27,842.29

TX3650003	Hinchen #2
	AHINCH	GAS	0210	RI	10160	0.0011859	8/8	5051	30293.42	2275.38	0
					S	6	NET	5.99	35.92	2.7	0	33.22
	AHINCH	GAS	0310	RI	10594	0.0011859	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	20.88	106.89	8.03	0	98.86
	AHINCH	OIL	0410	RI	10788	0.0011859	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.23	18.48	0.85	0	17.63
	AHINCH	GAS	0210	RI	10817	0.0011859	8/8	-5051	-30293.42	0	0
					S	6	NET	-5.99	-35.92	0	0	(35.92)
	AHINCH	GAS	0210	RI	10817	0.0011859	8/8	5051	28336.5	0	0
					S	5.61	NET	5.99	33.6	0	0	33.60
	AHINCH	GAS	0410	RI	10817	0.0011859	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	11.19	52.57	3.95	0	48.62
	AHINCH	GAS	0210	RI	10955	0.0011859	8/8	5051	30293.42	0	0
					S	6	NET	5.99	35.92	0	0	35.92
	AHINCH	GAS	0210	RI	10955	0.0011859	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-5.99	-33.6	0	0	(33.60)
	AHINCH	GAS	0210	RI	10955	0.0011859	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-5.99	-35.92	-2.7	0	(33.22)
	AHINCH	GAS	0210	RI	10955	0.0011859	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	5.99	33.6	2.52	0	31.08
	AJONES	GAS	0210	RI	10160	0.00948719	8/8	5051	30293.42	2275.38	0
					S	6	NET	47.92	287.4	21.59	0	265.81
	AJONES	GAS	0310	RI	10594	0.00948719	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	167.06	855.13	64.25	0	790.88
	AJONES	OIL	0410	RI	10788	0.00948719	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	1.84	147.83	6.8	0	141.03
	AJONES	GAS	0210	RI	10817	0.00948719	8/8	-5051	-30293.42	0	0
					S	6	NET	-47.92	-287.4	0	0	(287.40)
	AJONES	GAS	0210	RI	10817	0.00948719	8/8	5051	28336.5	0	0
					S	5.61	NET	47.92	268.83	0	0	268.83
	AJONES	GAS	0410	RI	10817	0.00948719	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	89.51	420.55	31.6	0	388.95
	AJONES	GAS	0210	RI	10955	0.00948719	8/8	5051	30293.42	0	0
					S	6	NET	47.92	287.4	0	0	287.40
	AJONES	GAS	0210	RI	10955	0.00948719	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-47.92	-268.83	0	0	(268.83)
	AJONES	GAS	0210	RI	10955	0.00948719	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-47.92	-287.4	-21.59	0	(265.81)

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	AJONES	GAS	0210	RI	10955	0.00948719	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	47.92	268.83	20.19	0	248.64
	ALAWRE	GAS	0210	RI	10160	0.00415065	8/8	5051	30293.42	2275.38	0
					S	6	NET	20.96	125.74	9.44	0	116.30
	ALAWRE	GAS	0310	RI	10594	0.00415065	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	73.09	374.12	28.11	0	346.01
	ALAWRE	OIL	0410	RI	10788	0.00415065	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.8	64.68	2.98	0	61.70
	ALAWRE	GAS	0210	RI	10817	0.00415065	8/8	-5051	-30293.42	0	0
					S	6	NET	-20.96	-125.74	0	0	(125.74)
	ALAWRE	GAS	0210	RI	10817	0.00415065	8/8	5051	28336.5	0	0
					S	5.61	NET	20.96	117.61	0	0	117.61
	ALAWRE	GAS	0410	RI	10817	0.00415065	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	39.16	183.99	13.83	0	170.16
	ALAWRE	GAS	0210	RI	10955	0.00415065	8/8	5051	30293.42	0	0
					S	6	NET	20.96	125.74	0	0	125.74
	ALAWRE	GAS	0210	RI	10955	0.00415065	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-20.96	-117.61	0	0	(117.61)
	ALAWRE	GAS	0210	RI	10955	0.00415065	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-20.96	-125.74	-9.44	0	(116.30)
	ALAWRE	GAS	0210	RI	10955	0.00415065	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	20.96	117.61	8.83	0	108.78
	ANSTEP	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	ANSTEP	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	ANSTEP	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	ANSTEP	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	ANSTEP	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	ANSTEP	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	ANSTEP	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	ANSTEP	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	ANSTEP	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	ANSTEP	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	ARHINC	GAS	0210	RI	10160	0.0011859	8/8	5051	30293.42	2275.38	0
					S	6	NET	5.99	35.92	2.7	0	33.22
	ARHINC	GAS	0310	RI	10594	0.0011859	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	20.88	106.89	8.03	0	98.86
	ARHINC	OIL	0410	RI	10788	0.0011859	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.23	18.48	0.85	0	17.63
	ARHINC	GAS	0210	RI	10817	0.0011859	8/8	-5051	-30293.42	0	0
					S	6	NET	-5.99	-35.92	0	0	(35.92)
	ARHINC	GAS	0210	RI	10817	0.0011859	8/8	5051	28336.5	0	0
					S	5.61	NET	5.99	33.6	0	0	33.60
	ARHINC	GAS	0410	RI	10817	0.0011859	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	11.19	52.57	3.95	0	48.62
	ARHINC	GAS	0210	RI	10955	0.0011859	8/8	5051	30293.42	0	0
					S	6	NET	5.99	35.92	0	0	35.92
	ARHINC	GAS	0210	RI	10955	0.0011859	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-5.99	-33.6	0	0	(33.60)
	ARHINC	GAS	0210	RI	10955	0.0011859	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-5.99	-35.92	-2.7	0	(33.22)
	ARHINC	GAS	0210	RI	10955	0.0011859	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	5.99	33.6	2.52	0	31.08
	AROUGE	GAS	0210	RI	10160	0.00415065	8/8	5051	30293.42	2275.38	0
					S	6	NET	20.96	125.74	9.44	0	116.30
	AROUGE	GAS	0310	RI	10594	0.00415065	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	73.09	374.12	28.11	0	346.01
	AROUGE	OIL	0410	RI	10788	0.00415065	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.8	64.68	2.98	0	61.70
	AROUGE	GAS	0210	RI	10817	0.00415065	8/8	-5051	-30293.42	0	0
					S	6	NET	-20.96	-125.74	0	0	(125.74)
	AROUGE	GAS	0210	RI	10817	0.00415065	8/8	5051	28336.5	0	0
					S	5.61	NET	20.96	117.61	0	0	117.61
	AROUGE	GAS	0410	RI	10817	0.00415065	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	39.16	183.99	13.83	0	170.16
	AROUGE	GAS	0210	RI	10955	0.00415065	8/8	5051	30293.42	0	0
					S	6	NET	20.96	125.74	0	0	125.74
	AROUGE	GAS	0210	RI	10955	0.00415065	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-20.96	-117.61	0	0	(117.61)
	AROUGE	GAS	0210	RI	10955	0.00415065	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-20.96	-125.74	-9.44	0	(116.30)
	AROUGE	GAS	0210	RI	10955	0.00415065	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	20.96	117.61	8.83	0	108.78
	AWHITE	GAS	0210	RI	10160	0.00014824	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.75	4.49	0.34	0	4.15

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	AWHITE	GAS	0310	RI	10594	0.00014824	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	2.61	13.36	1	0	12.36
	AWHITE	OIL	0410	RI	10788	0.00014824	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.03	2.31	0.11	0	2.20
	AWHITE	GAS	0210	RI	10817	0.00014824	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.75	-4.49	0	0	(4.49)
	AWHITE	GAS	0210	RI	10817	0.00014824	8/8	5051	28336.5	0	0
					S	5.61	NET	0.75	4.2	0	0	4.20
	AWHITE	GAS	0410	RI	10817	0.00014824	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	1.4	6.57	0.49	0	6.08
	AWHITE	GAS	0210	RI	10955	0.00014824	8/8	5051	30293.42	0	0
					S	6	NET	0.75	4.49	0	0	4.49
	AWHITE	GAS	0210	RI	10955	0.00014824	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.75	-4.2	0	0	(4.20)
	AWHITE	GAS	0210	RI	10955	0.00014824	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.75	-4.49	-0.34	0	(4.15)
	AWHITE	GAS	0210	RI	10955	0.00014824	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.75	4.2	0.32	0	3.88
	BHINCH	GAS	0210	RI	10160	0.0023718	8/8	5051	30293.42	2275.38	0
					S	6	NET	11.98	71.85	5.4	0	66.45
	BHINCH	GAS	0310	RI	10594	0.0023718	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	41.77	213.78	16.06	0	197.72
	BHINCH	OIL	0410	RI	10788	0.0023718	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.46	36.96	1.7	0	35.26
	BHINCH	GAS	0210	RI	10817	0.0023718	8/8	-5051	-30293.42	0	0
					S	6	NET	-11.98	-71.85	0	0	(71.85)
	BHINCH	GAS	0210	RI	10817	0.0023718	8/8	5051	28336.5	0	0
					S	5.61	NET	11.98	67.21	0	0	67.21
	BHINCH	GAS	0410	RI	10817	0.0023718	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	22.38	105.14	7.9	0	97.24
	BHINCH	GAS	0210	RI	10955	0.0023718	8/8	5051	30293.42	0	0
					S	6	NET	11.98	71.85	0	0	71.85
	BHINCH	GAS	0210	RI	10955	0.0023718	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-11.98	-67.21	0	0	(67.21)
	BHINCH	GAS	0210	RI	10955	0.0023718	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-11.98	-71.85	-5.4	0	(66.45)
	BHINCH	GAS	0210	RI	10955	0.0023718	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	11.98	67.21	5.05	0	62.16
	BNEAL	GAS	0210	RI	10160	0.00022236	8/8	5051	30293.42	2275.38	0
					S	6	NET	1.12	6.74	0.51	0	6.23
	BNEAL	GAS	0310	RI	10594	0.00022236	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	3.92	20.04	1.51	0	18.53

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	BNEAL	OIL	0410	RI	10788	0.00022236	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.04	3.46	0.16	0	3.30
	BNEAL	GAS	0210	RI	10817	0.00022236	8/8	-5051	-30293.42	0	0
					S	6	NET	-1.12	-6.74	0	0	(6.74)
	BNEAL	GAS	0210	RI	10817	0.00022236	8/8	5051	28336.5	0	0
					S	5.61	NET	1.12	6.3	0	0	6.30
	BNEAL	GAS	0410	RI	10817	0.00022236	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	2.1	9.86	0.74	0	9.12
	BNEAL	GAS	0210	RI	10955	0.00022236	8/8	5051	30293.42	0	0
					S	6	NET	1.12	6.74	0	0	6.74
	BNEAL	GAS	0210	RI	10955	0.00022236	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-1.12	-6.3	0	0	(6.30)
	BNEAL	GAS	0210	RI	10955	0.00022236	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-1.12	-6.74	-0.51	0	(6.23)
	BNEAL	GAS	0210	RI	10955	0.00022236	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	1.12	6.3	0.47	0	5.83
	BROBIN	GAS	0210	RI	10160	0.0011859	8/8	5051	30293.42	2275.38	0
					S	6	NET	5.99	35.92	2.7	0	33.22
	BROBIN	GAS	0310	RI	10594	0.0011859	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	20.88	106.89	8.03	0	98.86
	BROBIN	OIL	0410	RI	10788	0.0011859	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.23	18.48	0.85	0	17.63
	BROBIN	GAS	0210	RI	10817	0.0011859	8/8	-5051	-30293.42	0	0
					S	6	NET	-5.99	-35.92	0	0	(35.92)
	BROBIN	GAS	0210	RI	10817	0.0011859	8/8	5051	28336.5	0	0
					S	5.61	NET	5.99	33.6	0	0	33.60
	BROBIN	GAS	0410	RI	10817	0.0011859	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	11.19	52.57	3.95	0	48.62
	BROBIN	GAS	0210	RI	10955	0.0011859	8/8	5051	30293.42	0	0
					S	6	NET	5.99	35.92	0	0	35.92
	BROBIN	GAS	0210	RI	10955	0.0011859	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-5.99	-33.6	0	0	(33.60)
	BROBIN	GAS	0210	RI	10955	0.0011859	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-5.99	-35.92	-2.7	0	(33.22)
	BROBIN	GAS	0210	RI	10955	0.0011859	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	5.99	33.6	2.52	0	31.08
	BSIMMO	GAS	0210	RI	10160	0.00004941	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.25	1.5	0.11	0	1.39
	BSIMMO	GAS	0310	RI	10594	0.00004941	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	0.87	4.45	0.33	0	4.12
	BSIMMO	OIL	0410	RI	10788	0.00004941	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.01	0.77	0.04	0	0.73

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	BSIMMO	GAS	0210	RI	10817	0.00004941	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.25	-1.5	0	0	(1.50)
	BSIMMO	GAS	0210	RI	10817	0.00004941	8/8	5051	28336.5	0	0
					S	5.61	NET	0.25	1.4	0	0	1.40
	BSIMMO	GAS	0410	RI	10817	0.00004941	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.47	2.19	0.16	0	2.03
	BSIMMO	GAS	0210	RI	10955	0.00004941	8/8	5051	30293.42	0	0
					S	6	NET	0.25	1.5	0	0	1.50
	BSIMMO	GAS	0210	RI	10955	0.00004941	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.25	-1.4	0	0	(1.40)
	BSIMMO	GAS	0210	RI	10955	0.00004941	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.25	-1.5	-0.11	0	(1.39)
	BSIMMO	GAS	0210	RI	10955	0.00004941	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.25	1.4	0.11	0	1.29
	CBURNE	GAS	0210	RI	10160	0.00004941	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.25	1.5	0.11	0	1.39
	CBURNE	GAS	0310	RI	10594	0.00004941	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	0.87	4.45	0.33	0	4.12
	CBURNE	OIL	0410	RI	10788	0.00004941	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.01	0.77	0.04	0	0.73
	CBURNE	GAS	0210	RI	10817	0.00004941	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.25	-1.5	0	0	(1.50)
	CBURNE	GAS	0210	RI	10817	0.00004941	8/8	5051	28336.5	0	0
					S	5.61	NET	0.25	1.4	0	0	1.40
	CBURNE	GAS	0410	RI	10817	0.00004941	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.47	2.19	0.16	0	2.03
	CBURNE	GAS	0210	RI	10955	0.00004941	8/8	5051	30293.42	0	0
					S	6	NET	0.25	1.5	0	0	1.50
	CBURNE	GAS	0210	RI	10955	0.00004941	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.25	-1.4	0	0	(1.40)
	CBURNE	GAS	0210	RI	10955	0.00004941	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.25	-1.5	-0.11	0	(1.39)
	CBURNE	GAS	0210	RI	10955	0.00004941	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.25	1.4	0.11	0	1.29
	CGRIFF	GAS	0210	RI	10160	0.00177885	8/8	5051	30293.42	2275.38	0
					S	6	NET	8.98	53.89	4.05	0	49.84
	CGRIFF	GAS	0310	RI	10594	0.00177885	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	31.32	160.34	12.05	0	148.29
	CGRIFF	OIL	0410	RI	10788	0.00177885	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.34	27.72	1.28	0	26.44
	CGRIFF	GAS	0210	RI	10817	0.00177885	8/8	-5051	-30293.42	0	0
					S	6	NET	-8.98	-53.89	0	0	(53.89)

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	CGRIFF	GAS	0210	RI	10817	0.00177885	8/8	5051	28336.5	0	0
					S	5.61	NET	8.98	50.41	0	0	50.41

	CGRIFF	GAS	0410	RI	10817	0.00177885	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	16.78	78.85	5.93	0	72.92

	CGRIFF	GAS	0210	RI	10955	0.00177885	8/8	5051	30293.42	0	0
					S	6	NET	8.98	53.89	0	0	53.89

	CGRIFF	GAS	0210	RI	10955	0.00177885	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-8.98	-50.41	0	0	(50.41)

	CGRIFF	GAS	0210	RI	10955	0.00177885	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-8.98	-53.89	-4.05	0	(49.84)

	CGRIFF	GAS	0210	RI	10955	0.00177885	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	8.98	50.41	3.79	0	46.62

	CHENRY	GAS	0210	RI	10160	0.00059295	8/8	5051	30293.42	2275.38	0
					S	6	NET	2.99	17.96	1.35	0	16.61

	CHENRY	GAS	0310	RI	10594	0.00059295	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	10.44	53.45	4.02	0	49.43

	CHENRY	OIL	0410	RI	10788	0.00059295	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.11	9.24	0.43	0	8.81

	CHENRY	GAS	0210	RI	10817	0.00059295	8/8	-5051	-30293.42	0	0
					S	6	NET	-2.99	-17.96	0	0	(17.96)

	CHENRY	GAS	0210	RI	10817	0.00059295	8/8	5051	28336.5	0	0
					S	5.61	NET	2.99	16.8	0	0	16.80

	CHENRY	GAS	0410	RI	10817	0.00059295	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	5.59	26.28	1.98	0	24.30

	CHENRY	GAS	0210	RI	10955	0.00059295	8/8	5051	30293.42	0	0
					S	6	NET	2.99	17.96	0	0	17.96

	CHENRY	GAS	0210	RI	10955	0.00059295	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-2.99	-16.8	0	0	(16.80)

	CHENRY	GAS	0210	RI	10955	0.00059295	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-2.99	-17.96	-1.35	0	(16.61)

	CHENRY	GAS	0210	RI	10955	0.00059295	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	2.99	16.8	1.26	0	15.54

	CJAY	GAS	0210	RI	10160	0.00169337	8/8	5051	30293.42	2275.38	0
					S	6	NET	8.55	51.3	3.85	0	47.45

	CJAY	GAS	0310	RI	10594	0.00169337	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	29.82	152.63	11.47	0	141.16

	CJAY	OIL	0410	RI	10788	0.00169337	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.33	26.39	1.21	0	25.18

	CJAY	GAS	0210	RI	10817	0.00169337	8/8	-5051	-30293.42	0	0
					S	6	NET	-8.55	-51.3	0	0	(51.30)

	CJAY	GAS	0210	RI	10817	0.00169337	8/8	5051	28336.5	0	0
					S	5.61	NET	8.55	47.98	0	0	47.98

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	CJAY	GAS	0410	RI	10817	0.00169337	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	15.98	75.06	5.64	0	69.42

	CJAY	GAS	0210	RI	10955	0.00169337	8/8	5051	30293.42	0	0
					S	6	NET	8.55	51.3	0	0	51.30

	CJAY	GAS	0210	RI	10955	0.00169337	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-8.55	-47.98	0	0	(47.98)

	CJAY	GAS	0210	RI	10955	0.00169337	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-8.55	-51.3	-3.85	0	(47.45)

	CJAY	GAS	0210	RI	10955	0.00169337	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	8.55	47.98	3.6	0	44.38

	CSIMMO	GAS	0210	RI	10160	0.00004941	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.25	1.5	0.11	0	1.39

	CSIMMO	GAS	0310	RI	10594	0.00004941	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	0.87	4.45	0.33	0	4.12

	CSIMMO	OIL	0410	RI	10788	0.00004941	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.01	0.77	0.04	0	0.73

	CSIMMO	GAS	0210	RI	10817	0.00004941	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.25	-1.5	0	0	(1.50)

	CSIMMO	GAS	0210	RI	10817	0.00004941	8/8	5051	28336.5	0	0
					S	5.61	NET	0.25	1.4	0	0	1.40

	CSIMMO	GAS	0410	RI	10817	0.00004941	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.47	2.19	0.16	0	2.03

	CSIMMO	GAS	0210	RI	10955	0.00004941	8/8	5051	30293.42	0	0
					S	6	NET	0.25	1.5	0	0	1.50

	CSIMMO	GAS	0210	RI	10955	0.00004941	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.25	-1.4	0	0	(1.40)

	CSIMMO	GAS	0210	RI	10955	0.00004941	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.25	-1.5	-0.11	0	(1.39)

	CSIMMO	GAS	0210	RI	10955	0.00004941	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.25	1.4	0.11	0	1.29

	CSMITH	GAS	0210	RI	10160	0.01016024	8/8	5051	30293.42	2275.38	0
					S	6	NET	51.32	307.79	23.12	0	284.67

	CSMITH	GAS	0310	RI	10594	0.01016024	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	178.91	915.8	68.8	0	847.00

	CSMITH	OIL	0410	RI	10788	0.01016024	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	1.97	158.32	7.28	0	151.04

	CSMITH	GAS	0210	RI	10817	0.01016024	8/8	-5051	-30293.42	0	0
					S	6	NET	-51.32	-307.79	0	0	(307.79)

	CSMITH	GAS	0210	RI	10817	0.01016024	8/8	5051	28336.5	0	0
					S	5.61	NET	51.32	287.91	0	0	287.91

	CSMITH	GAS	0410	RI	10817	0.01016024	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	95.86	450.39	33.84	0	416.55

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	CSMITH	GAS	0210	RI	10955	0.01016024	8/8	5051	30293.42	0	0
					S	6	NET	51.32	307.79	0	0	307.79

	CSMITH	GAS	0210	RI	10955	0.01016024	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-51.32	-287.91	0	0	(287.91)

	CSMITH	GAS	0210	RI	10955	0.01016024	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-51.32	-307.79	-23.12	0	(284.67)

	CSMITH	GAS	0210	RI	10955	0.01016024	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	51.32	287.91	21.62	0	266.29

	DLUCAS	GAS	0210	RI	10160	0.00022236	8/8	5051	30293.42	2275.38	0
					S	6	NET	1.12	6.74	0.51	0	6.23

	DLUCAS	GAS	0310	RI	10594	0.00022236	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	3.92	20.04	1.51	0	18.53

	DLUCAS	OIL	0410	RI	10788	0.00022236	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.04	3.46	0.16	0	3.30

	DLUCAS	GAS	0210	RI	10817	0.00022236	8/8	-5051	-30293.42	0	0
					S	6	NET	-1.12	-6.74	0	0	(6.74)

	DLUCAS	GAS	0210	RI	10817	0.00022236	8/8	5051	28336.5	0	0
					S	5.61	NET	1.12	6.3	0	0	6.30

	DLUCAS	GAS	0410	RI	10817	0.00022236	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	2.1	9.86	0.74	0	9.12

	DLUCAS	GAS	0210	RI	10955	0.00022236	8/8	5051	30293.42	0	0
					S	6	NET	1.12	6.74	0	0	6.74

	DLUCAS	GAS	0210	RI	10955	0.00022236	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-1.12	-6.3	0	0	(6.30)

	DLUCAS	GAS	0210	RI	10955	0.00022236	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-1.12	-6.74	-0.51	0	(6.23)

	DLUCAS	GAS	0210	RI	10955	0.00022236	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	1.12	6.3	0.47	0	5.83

	DOSTEP	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27

	DOSTEP	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74

	DOSTEP	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20

	DOSTEP	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)

	DOSTEP	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29

	DOSTEP	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31

	DOSTEP	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	DOSTEP	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	DOSTEP	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	DOSTEP	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	DSTEPH	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	DSTEPH	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	DSTEPH	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	DSTEPH	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	DSTEPH	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	DSTEPH	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	DSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	DSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	DSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	DSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	DSUGAR	GAS	0210	RI	10160	0.0001016	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.51	3.08	0.23	0	2.85
	DSUGAR	GAS	0310	RI	10594	0.0001016	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.79	9.16	0.69	0	8.47
	DSUGAR	OIL	0410	RI	10788	0.0001016	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.58	0.07	0	1.51
	DSUGAR	GAS	0210	RI	10817	0.0001016	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.51	-3.08	0	0	(3.08)
	DSUGAR	GAS	0210	RI	10817	0.0001016	8/8	5051	28336.5	0	0
					S	5.61	NET	0.51	2.88	0	0	2.88
	DSUGAR	GAS	0410	RI	10817	0.0001016	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.96	4.5	0.34	0	4.16
	DSUGAR	GAS	0210	RI	10955	0.0001016	8/8	5051	30293.42	0	0
					S	6	NET	0.51	3.08	0	0	3.08
	DSUGAR	GAS	0210	RI	10955	0.0001016	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.51	-2.88	0	0	(2.88)

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	DSUGAR	GAS	0210	RI	10955	0.0001016	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.51	-3.08	-0.23	0	(2.85)
	DSUGAR	GAS	0210	RI	10955	0.0001016	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.51	2.88	0.22	0	2.66
	DWALLS	GAS	0210	RI	10160	0.00169337	8/8	5051	30293.42	2275.38	0
					S	6	NET	8.55	51.3	3.85	0	47.45
	DWALLS	GAS	0310	RI	10594	0.00169337	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	29.82	152.63	11.47	0	141.16
	DWALLS	OIL	0410	RI	10788	0.00169337	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.33	26.39	1.21	0	25.18
	DWALLS	GAS	0210	RI	10817	0.00169337	8/8	-5051	-30293.42	0	0
					S	6	NET	-8.55	-51.3	0	0	(51.30)
	DWALLS	GAS	0210	RI	10817	0.00169337	8/8	5051	28336.5	0	0
					S	5.61	NET	8.55	47.98	0	0	47.98
	DWALLS	GAS	0410	RI	10817	0.00169337	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	15.98	75.06	5.64	0	69.42
	DWALLS	GAS	0210	RI	10955	0.00169337	8/8	5051	30293.42	0	0
					S	6	NET	8.55	51.3	0	0	51.30
	DWALLS	GAS	0210	RI	10955	0.00169337	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-8.55	-47.98	0	0	(47.98)
	DWALLS	GAS	0210	RI	10955	0.00169337	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-8.55	-51.3	-3.85	0	(47.45)
	DWALLS	GAS	0210	RI	10955	0.00169337	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	8.55	47.98	3.6	0	44.38
	DWILLI	GAS	0210	RI	10160	0.00101648	8/8	5051	30293.42	2275.38	0
					S	6	NET	5.13	30.79	2.31	0	28.48
	DWILLI	GAS	0310	RI	10594	0.00101648	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	17.9	91.62	6.88	0	84.74
	DWILLI	OIL	0410	RI	10788	0.00101648	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.2	15.84	0.73	0	15.11
	DWILLI	GAS	0210	RI	10817	0.00101648	8/8	-5051	-30293.42	0	0
					S	6	NET	-5.13	-30.79	0	0	(30.79)
	DWILLI	GAS	0210	RI	10817	0.00101648	8/8	5051	28336.5	0	0
					S	5.61	NET	5.13	28.8	0	0	28.80
	DWILLI	GAS	0410	RI	10817	0.00101648	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	9.59	45.06	3.39	0	41.67
	DWILLI	GAS	0210	RI	10955	0.00101648	8/8	5051	30293.42	0	0
					S	6	NET	5.13	30.79	0	0	30.79
	DWILLI	GAS	0210	RI	10955	0.00101648	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-5.13	-28.8	0	0	(28.80)
	DWILLI	GAS	0210	RI	10955	0.00101648	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-5.13	-30.79	-2.31	0	(28.48)

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	DWILLI	GAS	0210	RI	10955	0.00101648	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	5.13	28.8	2.16	0	26.64
	ERSCOT	GAS	0210	RI	10160	0.00001348	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.07	0.41	0.03	0	0.38
	ERSCOT	GAS	0310	RI	10594	0.00001348	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	0.24	1.22	0.09	0	1.13
	ERSCOT	OIL	0410	RI	10788	0.00001348	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0	0.21	0.01	0	0.20
	ERSCOT	GAS	0210	RI	10817	0.00001348	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.07	-0.41	0	0	(0.41)
	ERSCOT	GAS	0210	RI	10817	0.00001348	8/8	5051	28336.5	0	0
					S	5.61	NET	0.07	0.38	0	0	0.38
	ERSCOT	GAS	0410	RI	10817	0.00001348	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.13	0.6	0.04	0	0.56
	ERSCOT	GAS	0210	RI	10955	0.00001348	8/8	5051	30293.42	0	0
					S	6	NET	0.07	0.41	0	0	0.41
	ERSCOT	GAS	0210	RI	10955	0.00001348	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.07	-0.38	0	0	(0.38)
	ERSCOT	GAS	0210	RI	10955	0.00001348	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.07	-0.41	-0.03	0	(0.38)
	ERSCOT	GAS	0210	RI	10955	0.00001348	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.07	0.38	0.03	0	0.35
	ESCOTT	GAS	0210	RI	10160	0.00001348	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.07	0.41	0.03	0	0.38
	ESCOTT	GAS	0310	RI	10594	0.00001348	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	0.24	1.22	0.09	0	1.13
	ESCOTT	OIL	0410	RI	10788	0.00001348	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0	0.21	0.01	0	0.20
	ESCOTT	GAS	0210	RI	10817	0.00001348	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.07	-0.41	0	0	(0.41)
	ESCOTT	GAS	0210	RI	10817	0.00001348	8/8	5051	28336.5	0	0
					S	5.61	NET	0.07	0.38	0	0	0.38
	ESCOTT	GAS	0410	RI	10817	0.00001348	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.13	0.6	0.04	0	0.56
	ESCOTT	GAS	0210	RI	10955	0.00001348	8/8	5051	30293.42	0	0
					S	6	NET	0.07	0.41	0	0	0.41
	ESCOTT	GAS	0210	RI	10955	0.00001348	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.07	-0.38	0	0	(0.38)
	ESCOTT	GAS	0210	RI	10955	0.00001348	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.07	-0.41	-0.03	0	(0.38)
	ESCOTT	GAS	0210	RI	10955	0.00001348	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.07	0.38	0.03	0	0.35

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	ESTEPH	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	ESTEPH	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	ESTEPH	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	ESTEPH	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	ESTEPH	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	ESTEPH	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	ESTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	ESTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	ESTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	ESTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	FBROOK	GAS	0210	RI	10160	0.0035577	8/8	5051	30293.42	2275.38	0
					S	6	NET	17.97	107.77	8.1	0	99.67
	FBROOK	GAS	0310	RI	10594	0.0035577	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	62.65	320.67	24.09	0	296.58
	FBROOK	OIL	0410	RI	10788	0.0035577	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.69	55.44	2.55	0	52.89
	FBROOK	GAS	0210	RI	10817	0.0035577	8/8	-5051	-30293.42	0	0
					S	6	NET	-17.97	-107.77	0	0	(107.77)
	FBROOK	GAS	0210	RI	10817	0.0035577	8/8	5051	28336.5	0	0
					S	5.61	NET	17.97	100.81	0	0	100.81
	FBROOK	GAS	0410	RI	10817	0.0035577	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	33.57	157.71	11.85	0	145.86
	FBROOK	GAS	0210	RI	10955	0.0035577	8/8	5051	30293.42	0	0
					S	6	NET	17.97	107.77	0	0	107.77
	FBROOK	GAS	0210	RI	10955	0.0035577	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-17.97	-100.81	0	0	(100.81)
	FBROOK	GAS	0210	RI	10955	0.0035577	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-17.97	-107.77	-8.1	0	(99.67)
	FBROOK	GAS	0210	RI	10955	0.0035577	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	17.97	100.81	7.57	0	93.24
	FROUGE	GAS	0210	RI	10160	0.00207532	8/8	5051	30293.42	2275.38	0
					S	6	NET	10.48	62.87	4.72	0	58.15

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	FROUGE	GAS	0310	RI	10594	0.00207532	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	36.54	187.06	14.05	0	173.01
	FROUGE	OIL	0410	RI	10788	0.00207532	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.4	32.34	1.49	0	30.85
	FROUGE	GAS	0210	RI	10817	0.00207532	8/8	-5051	-30293.42	0	0
					S	6	NET	-10.48	-62.87	0	0	(62.87)
	FROUGE	GAS	0210	RI	10817	0.00207532	8/8	5051	28336.5	0	0
					S	5.61	NET	10.48	58.81	0	0	58.81
	FROUGE	GAS	0410	RI	10817	0.00207532	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	19.58	92	6.91	0	85.09
	FROUGE	GAS	0210	RI	10955	0.00207532	8/8	5051	30293.42	0	0
					S	6	NET	10.48	62.87	0	0	62.87
	FROUGE	GAS	0210	RI	10955	0.00207532	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-10.48	-58.81	0	0	(58.81)
	FROUGE	GAS	0210	RI	10955	0.00207532	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-10.48	-62.87	-4.72	0	(58.15)
	FROUGE	GAS	0210	RI	10955	0.00207532	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	10.48	58.81	4.42	0	54.39
	GFIELD	GAS	0210	RI	10160	0.00059295	8/8	5051	30293.42	2275.38	0
					S	6	NET	2.99	17.96	1.35	0	16.61
	GFIELD	GAS	0310	RI	10594	0.00059295	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	10.44	53.45	4.02	0	49.43
	GFIELD	OIL	0410	RI	10788	0.00059295	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.11	9.24	0.43	0	8.81
	GFIELD	GAS	0210	RI	10817	0.00059295	8/8	-5051	-30293.42	0	0
					S	6	NET	-2.99	-17.96	0	0	(17.96)
	GFIELD	GAS	0210	RI	10817	0.00059295	8/8	5051	28336.5	0	0
					S	5.61	NET	2.99	16.8	0	0	16.80
	GFIELD	GAS	0410	RI	10817	0.00059295	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	5.59	26.28	1.98	0	24.30
	GFIELD	GAS	0210	RI	10955	0.00059295	8/8	5051	30293.42	0	0
					S	6	NET	2.99	17.96	0	0	17.96
	GFIELD	GAS	0210	RI	10955	0.00059295	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-2.99	-16.8	0	0	(16.80)
	GFIELD	GAS	0210	RI	10955	0.00059295	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-2.99	-17.96	-1.35	0	(16.61)
	GFIELD	GAS	0210	RI	10955	0.00059295	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	2.99	16.8	1.26	0	15.54
	GHINCH	GAS	0210	RI	10160	0.00711539	8/8	5051	30293.42	2275.38	0
					S	6	NET	35.94	215.55	16.19	0	199.36
	GHINCH	GAS	0310	RI	10594	0.00711539	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	125.29	641.35	48.18	0	593.17

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	GHINCH	OIL	0410	RI	10788	0.00711539	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	1.38	110.87	5.1	0	105.77
	GHINCH	GAS	0210	RI	10817	0.00711539	8/8	-5051	-30293.42	0	0
					S	6	NET	-35.94	-215.55	0	0	(215.55)
	GHINCH	GAS	0210	RI	10817	0.00711539	8/8	5051	28336.5	0	0
					S	5.61	NET	35.94	201.63	0	0	201.63
	GHINCH	GAS	0410	RI	10817	0.00711539	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	67.13	315.42	23.7	0	291.72
	GHINCH	GAS	0210	RI	10955	0.00711539	8/8	5051	30293.42	0	0
					S	6	NET	35.94	215.55	0	0	215.55
	GHINCH	GAS	0210	RI	10955	0.00711539	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-35.94	-201.63	0	0	(201.63)
	GHINCH	GAS	0210	RI	10955	0.00711539	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-35.94	-215.55	-16.19	0	(199.36)
	GHINCH	GAS	0210	RI	10955	0.00711539	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	35.94	201.63	15.14	0	186.49
	GSMITH	GAS	0210	RI	10160	0.01016024	8/8	5051	30293.42	2275.38	0
					S	6	NET	51.32	307.79	23.12	0	284.67
	GSMITH	GAS	0310	RI	10594	0.01016024	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	178.91	915.8	68.8	0	847.00
	GSMITH	OIL	0410	RI	10788	0.01016024	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	1.97	158.32	7.28	0	151.04
	GSMITH	GAS	0210	RI	10817	0.01016024	8/8	-5051	-30293.42	0	0
					S	6	NET	-51.32	-307.79	0	0	(307.79)
	GSMITH	GAS	0210	RI	10817	0.01016024	8/8	5051	28336.5	0	0
					S	5.61	NET	51.32	287.91	0	0	287.91
	GSMITH	GAS	0410	RI	10817	0.01016024	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	95.86	450.39	33.84	0	416.55
	GSMITH	GAS	0210	RI	10955	0.01016024	8/8	5051	30293.42	0	0
					S	6	NET	51.32	307.79	0	0	307.79
	GSMITH	GAS	0210	RI	10955	0.01016024	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-51.32	-287.91	0	0	(287.91)
	GSMITH	GAS	0210	RI	10955	0.01016024	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-51.32	-307.79	-23.12	0	(284.67)
	GSMITH	GAS	0210	RI	10955	0.01016024	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	51.32	287.91	21.62	0	266.29
	GSTEPH	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	GSTEPH	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	GSTEPH	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	GSTEPH	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	GSTEPH	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	GSTEPH	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	GSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S		NET	0.41	2.45	0	0	2.45
	GSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	GSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	GSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	HSHEGO	GAS	0210	RI	10160	0.00338675	8/8	5051	30293.42	2275.38	0
					S	6	NET	17.11	102.6	7.71	0	94.89
	HSHEGO	GAS	0310	RI	10594	0.00338675	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	59.64	305.27	22.93	0	282.34
	HSHEGO	OIL	0410	RI	10788	0.00338675	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.66	52.77	2.43	0	50.34
	HSHEGO	GAS	0210	RI	10817	0.00338675	8/8	-5051	-30293.42	0	0
					S	6	NET	-17.11	-102.6	0	0	(102.60)
	HSHEGO	GAS	0210	RI	10817	0.00338675	8/8	5051	28336.5	0	0
					S	5.61	NET	17.11	95.97	0	0	95.97
	HSHEGO	GAS	0410	RI	10817	0.00338675	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	31.95	150.13	11.28	0	138.85
	HSHEGO	GAS	0210	RI	10955	0.00338675	8/8	5051	30293.42	0	0
					S	6	NET	17.11	102.6	0	0	102.60
	HSHEGO	GAS	0210	RI	10955	0.00338675	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-17.11	-95.97	0	0	(95.97)
	HSHEGO	GAS	0210	RI	10955	0.00338675	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-17.11	-102.6	-7.71	0	(94.89)
	HSHEGO	GAS	0210	RI	10955	0.00338675	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	17.11	95.97	7.21	0	88.76
	IHENRY	GAS	0210	RI	10160	0.00177885	8/8	5051	30293.42	2275.38	0
					S	6	NET	8.98	53.89	4.05	0	49.84
	IHENRY	GAS	0310	RI	10594	0.00177885	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	31.32	160.34	12.05	0	148.29
	IHENRY	OIL	0410	RI	10788	0.00177885	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.34	27.72	1.28	0	26.44
	IHENRY	GAS	0210	RI	10817	0.00177885	8/8	-5051	-30293.42	0	0
					S	6	NET	-8.98	-53.89	0	0	(53.89)

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	IHENRY	GAS	0210	RI	10817	0.00177885	8/8	5051	28336.5	0	0
					S	5.61	NET	8.98	50.41	0	0	50.41
	IHENRY	GAS	0410	RI	10817	0.00177885	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	16.78	78.85	5.93	0	72.92
	IHENRY	GAS	0210	RI	10955	0.00177885	8/8	5051	30293.42	0	0
					S	6	NET	8.98	53.89	0	0	53.89
	IHENRY	GAS	0210	RI	10955	0.00177885	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-8.98	-50.41	0	0	(50.41)
	IHENRY	GAS	0210	RI	10955	0.00177885	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-8.98	-53.89	-4.05	0	(49.84)
	IHENRY	GAS	0210	RI	10955	0.00177885	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	8.98	50.41	3.79	0	46.62
	JESTEP	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	JESTEP	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	JESTEP	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	JESTEP	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	JESTEP	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	JESTEP	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	JESTEP	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	JESTEP	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	JESTEP	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	JESTEP	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	JJENKI	GAS	0210	RI	10160	0.00169337	8/8	5051	30293.42	2275.38	0
					S	6	NET	8.55	51.3	3.85	0	47.45
	JJENKI	GAS	0310	RI	10594	0.00169337	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	29.82	152.63	11.47	0	141.16
	JJENKI	OIL	0410	RI	10788	0.00169337	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.33	26.39	1.21	0	25.18
	JJENKI	GAS	0210	RI	10817	0.00169337	8/8	-5051	-30293.42	0	0
					S	6	NET	-8.55	-51.3	0	0	(51.30)
	JJENKI	GAS	0210	RI	10817	0.00169337	8/8	5051	28336.5	0	0
					S	5.61	NET	8.55	47.98	0	0	47.98

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	JJENKI	GAS	0410	RI	10817	0.00169337	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	15.98	75.06	5.64	0	69.42
	JJENKI	GAS	0210	RI	10955	0.00169337	8/8	5051	30293.42	0	0
					S	6	NET	8.55	51.3	0	0	51.30
	JJENKI	GAS	0210	RI	10955	0.00169337	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-8.55	-47.98	0	0	(47.98)
	JJENKI	GAS	0210	RI	10955	0.00169337	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-8.55	-51.3	-3.85	0	(47.45)
	JJENKI	GAS	0210	RI	10955	0.00169337	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	8.55	47.98	3.6	0	44.38
	JKENNE	GAS	0210	RI	10160	0.00044471	8/8	5051	30293.42	2275.38	0
					S	6	NET	2.25	13.47	1.01	0	12.46
	JKENNE	GAS	0310	RI	10594	0.00044471	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	7.83	40.08	3.01	0	37.07
	JKENNE	OIL	0410	RI	10788	0.00044471	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.09	6.93	0.32	0	6.61
	JKENNE	GAS	0210	RI	10817	0.00044471	8/8	-5051	-30293.42	0	0
					S	6	NET	-2.25	-13.47	0	0	(13.47)
	JKENNE	GAS	0210	RI	10817	0.00044471	8/8	5051	28336.5	0	0
					S	5.61	NET	2.25	12.6	0	0	12.60
	JKENNE	GAS	0410	RI	10817	0.00044471	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	4.2	19.71	1.48	0	18.23
	JKENNE	GAS	0210	RI	10955	0.00044471	8/8	5051	30293.42	0	0
					S	6	NET	2.25	13.47	0	0	13.47
	JKENNE	GAS	0210	RI	10955	0.00044471	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-2.25	-12.6	0	0	(12.60)
	JKENNE	GAS	0210	RI	10955	0.00044471	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-2.25	-13.47	-1.01	0	(12.46)
	JKENNE	GAS	0210	RI	10955	0.00044471	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	2.25	12.6	0.95	0	11.65
	JOEBRO	GAS	0210	RI	10160	0.0008895	8/8	5051	30293.42	2275.38	0
					S	6	NET	4.49	26.95	2.02	0	24.93
	JOEBRO	GAS	0310	RI	10594	0.0008895	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	15.66	80.18	6.02	0	74.16
	JOEBRO	OIL	0410	RI	10788	0.0008895	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.17	13.86	0.64	0	13.22
	JOEBRO	GAS	0210	RI	10817	0.0008895	8/8	-5051	-30293.42	0	0
					S	6	NET	-4.49	-26.95	0	0	(26.95)
	JOEBRO	GAS	0210	RI	10817	0.0008895	8/8	5051	28336.5	0	0
					S	5.61	NET	4.49	25.21	0	0	25.21
	JOEBRO	GAS	0410	RI	10817	0.0008895	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	8.39	39.43	2.96	0	36.47

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	JOEBRO	GAS	0210	RI	10955	0.0008895	8/8	5051	30293.42	0	0
					S	6	NET	4.49	26.95	0	0	26.95
	JOEBRO	GAS	0210	RI	10955	0.0008895	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-4.49	-25.21	0	0	(25.21)
	JOEBRO	GAS	0210	RI	10955	0.0008895	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-4.49	-26.95	-2.02	0	(24.93)
	JOEBRO	GAS	0210	RI	10955	0.0008895	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	4.49	25.21	1.89	0	23.32
	JPIPKI	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	JPIPKI	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	JPIPKI	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	JPIPKI	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	JPIPKI	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	JPIPKI	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	JPIPKI	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	JPIPKI	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	JPIPKI	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	JPIPKI	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	JSTEPH	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	JSTEPH	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	JSTEPH	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	JSTEPH	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	JSTEPH	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	JSTEPH	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	JSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	JSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	JSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	JSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	JWILSO	GAS	0210	RI	10160	0.0013547	8/8	5051	30293.42	2275.38	0
					S	6	NET	6.84	41.04	3.08	0	37.96
	JWILSO	GAS	0310	RI	10594	0.0013547	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	23.85	122.11	9.17	0	112.94
	JWILSO	OIL	0410	RI	10788	0.0013547	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.26	21.11	0.97	0	20.14
	JWILSO	GAS	0210	RI	10817	0.0013547	8/8	-5051	-30293.42	0	0
					S	6	NET	-6.84	-41.04	0	0	(41.04)
	JWILSO	GAS	0210	RI	10817	0.0013547	8/8	5051	28336.5	0	0
					S	5.61	NET	6.84	38.39	0	0	38.39
	JWILSO	GAS	0410	RI	10817	0.0013547	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	12.78	60.05	4.51	0	55.54
	JWILSO	GAS	0210	RI	10955	0.0013547	8/8	5051	30293.42	0	0
					S	6	NET	6.84	41.04	0	0	41.04
	JWILSO	GAS	0210	RI	10955	0.0013547	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-6.84	-38.39	0	0	(38.39)
	JWILSO	GAS	0210	RI	10955	0.0013547	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-6.84	-41.04	-3.08	0	(37.96)
	JWILSO	GAS	0210	RI	10955	0.0013547	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	6.84	38.39	2.88	0	35.51
	KKNOTT	GAS	0210	RI	10160	0.00001348	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.07	0.41	0.03	0	0.38
	KKNOTT	GAS	0310	RI	10594	0.00001348	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	0.24	1.22	0.09	0	1.13
	KKNOTT	OIL	0410	RI	10788	0.00001348	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0	0.21	0.01	0	0.20
	KKNOTT	GAS	0210	RI	10817	0.00001348	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.07	-0.41	0	0	(0.41)
	KKNOTT	GAS	0210	RI	10817	0.00001348	8/8	5051	28336.5	0	0
					S	5.61	NET	0.07	0.38	0	0	0.38
	KKNOTT	GAS	0410	RI	10817	0.00001348	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.13	0.6	0.04	0	0.56
	KKNOTT	GAS	0210	RI	10955	0.00001348	8/8	5051	30293.42	0	0
					S	6	NET	0.07	0.41	0	0	0.41
	KKNOTT	GAS	0210	RI	10955	0.00001348	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.07	-0.38	0	0	(0.38)

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	KKNOTT	GAS	0210	RI	10955	0.00001348	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.07	-0.41	-0.03	0	(0.38)
	KKNOTT	GAS	0210	RI	10955	0.00001348	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.07	0.38	0.03	0	0.35
	KSTEPH	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	KSTEPH	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	KSTEPH	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	KSTEPH	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	KSTEPH	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	KSTEPH	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	KSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	KSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	KSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	KSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	LDAVIS	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	LDAVIS	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	LDAVIS	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	LDAVIS	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	LDAVIS	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	LDAVIS	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	LDAVIS	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	LDAVIS	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	LDAVIS	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	LDAVIS	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	LEWING	GAS	0210	RI	10160	0.00169337	8/8	5051	30293.42	2275.38	0
					S	6	NET	8.55	51.3	3.85	0	47.45
	LEWING	GAS	0310	RI	10594	0.00169337	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	29.82	152.63	11.47	0	141.16
	LEWING	OIL	0410	RI	10788	0.00169337	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.33	26.39	1.21	0	25.18
	LEWING	GAS	0210	RI	10817	0.00169337	8/8	-5051	-30293.42	0	0
					S	6	NET	-8.55	-51.3	0	0	(51.30)
	LEWING	GAS	0210	RI	10817	0.00169337	8/8	5051	28336.5	0	0
					S	5.61	NET	8.55	47.98	0	0	47.98
	LEWING	GAS	0410	RI	10817	0.00169337	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	15.98	75.06	5.64	0	69.42
	LEWING	GAS	0210	RI	10955	0.00169337	8/8	5051	30293.42	0	0
					S	6	NET	8.55	51.3	0	0	51.30
	LEWING	GAS	0210	RI	10955	0.00169337	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-8.55	-47.98	0	0	(47.98)
	LEWING	GAS	0210	RI	10955	0.00169337	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-8.55	-51.3	-3.85	0	(47.45)
	LEWING	GAS	0210	RI	10955	0.00169337	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	8.55	47.98	3.6	0	44.38
	LGAYNO	GAS	0210	RI	10160	0.00014824	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.75	4.49	0.34	0	4.15
	LGAYNO	GAS	0310	RI	10594	0.00014824	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	2.61	13.36	1	0	12.36
	LGAYNO	OIL	0410	RI	10788	0.00014824	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.03	2.31	0.11	0	2.20
	LGAYNO	GAS	0210	RI	10817	0.00014824	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.75	-4.49	0	0	(4.49)
	LGAYNO	GAS	0210	RI	10817	0.00014824	8/8	5051	28336.5	0	0
					S	5.61	NET	0.75	4.2	0	0	4.20
	LGAYNO	GAS	0410	RI	10817	0.00014824	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	1.4	6.57	0.49	0	6.08
	LGAYNO	GAS	0210	RI	10955	0.00014824	8/8	5051	30293.42	0	0
					S	6	NET	0.75	4.49	0	0	4.49
	LGAYNO	GAS	0210	RI	10955	0.00014824	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.75	-4.2	0	0	(4.20)
	LGAYNO	GAS	0210	RI	10955	0.00014824	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.75	-4.49	-0.34	0	(4.15)
	LGAYNO	GAS	0210	RI	10955	0.00014824	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.75	4.2	0.32	0	3.88

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	LIJACK	GAS	0210	RI	10160	0.00169337	8/8	5051	30293.42	2275.38	0
					S	6	NET	8.55	51.3	3.85	0	47.45
	LIJACK	GAS	0310	RI	10594	0.00169337	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	29.82	152.63	11.47	0	141.16
	LIJACK	OIL	0410	RI	10788	0.00169337	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.33	26.39	1.21	0	25.18
	LIJACK	GAS	0210	RI	10817	0.00169337	8/8	-5051	-30293.42	0	0
					S	6	NET	-8.55	-51.3	0	0	(51.30)
	LIJACK	GAS	0210	RI	10817	0.00169337	8/8	5051	28336.5	0	0
					S	5.61	NET	8.55	47.98	0	0	47.98
	LIJACK	GAS	0410	RI	10817	0.00169337	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	15.98	75.06	5.64	0	69.42
	LIJACK	GAS	0210	RI	10955	0.00169337	8/8	5051	30293.42	0	0
					S	6	NET	8.55	51.3	0	0	51.30
	LIJACK	GAS	0210	RI	10955	0.00169337	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-8.55	-47.98	0	0	(47.98)
	LIJACK	GAS	0210	RI	10955	0.00169337	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-8.55	-51.3	-3.85	0	(47.45)
	LIJACK	GAS	0210	RI	10955	0.00169337	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	8.55	47.98	3.6	0	44.38
	LJACKS	GAS	0210	RI	10160	0.00101648	8/8	5051	30293.42	2275.38	0
					S	6	NET	5.13	30.79	2.31	0	28.48
	LJACKS	GAS	0310	RI	10594	0.00101648	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	17.9	91.62	6.88	0	84.74
	LJACKS	OIL	0410	RI	10788	0.00101648	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.2	15.84	0.73	0	15.11
	LJACKS	GAS	0210	RI	10817	0.00101648	8/8	-5051	-30293.42	0	0
					S	6	NET	-5.13	-30.79	0	0	(30.79)
	LJACKS	GAS	0210	RI	10817	0.00101648	8/8	5051	28336.5	0	0
					S	5.61	NET	5.13	28.8	0	0	28.80
	LJACKS	GAS	0410	RI	10817	0.00101648	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	9.59	45.06	3.39	0	41.67
	LJACKS	GAS	0210	RI	10955	0.00101648	8/8	5051	30293.42	0	0
					S	6	NET	5.13	30.79	0	0	30.79
	LJACKS	GAS	0210	RI	10955	0.00101648	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-5.13	-28.8	0	0	(28.80)
	LJACKS	GAS	0210	RI	10955	0.00101648	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-5.13	-30.79	-2.31	0	(28.48)
	LJACKS	GAS	0210	RI	10955	0.00101648	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	5.13	28.8	2.16	0	26.64
	LMARTI	GAS	0210	RI	10160	0.00014824	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.75	4.49	0.34	0	4.15

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	LMARTI	GAS	0310	RI	10594	0.00014824	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	2.61	13.36	1	0	12.36
	LMARTI	OIL	0410	RI	10788	0.00014824	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.03	2.31	0.11	0	2.20
	LMARTI	GAS	0210	RI	10817	0.00014824	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.75	-4.49	0	0	(4.49)
	LMARTI	GAS	0210	RI	10817	0.00014824	8/8	5051	28336.5	0	0
					S	5.61	NET	0.75	4.2	0	0	4.20
	LMARTI	GAS	0410	RI	10817	0.00014824	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	1.4	6.57	0.49	0	6.08
	LMARTI	GAS	0210	RI	10955	0.00014824	8/8	5051	30293.42	0	0
					S	6	NET	0.75	4.49	0	0	4.49
	LMARTI	GAS	0210	RI	10955	0.00014824	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.75	-4.2	0	0	(4.20)
	LMARTI	GAS	0210	RI	10955	0.00014824	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.75	-4.49	-0.34	0	(4.15)
	LMARTI	GAS	0210	RI	10955	0.00014824	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.75	4.2	0.32	0	3.88
	LSTEVE	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	LSTEVE	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	LSTEVE	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	LSTEVE	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	LSTEVE	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	LSTEVE	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	LSTEVE	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	LSTEVE	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	LSTEVE	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	LSTEVE	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	LSWIND	GAS	0210	RI	10160	0.00088942	8/8	5051	30293.42	2275.38	0
					S	6	NET	4.49	26.94	2.02	0	24.92
	LSWIND	GAS	0310	RI	10594	0.00088942	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	15.66	80.17	6.02	0	74.15

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	LSWIND	OIL	0410	RI	10788	0.00088942	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.17	13.86	0.64	0	13.22
	LSWIND	GAS	0210	RI	10817	0.00088942	8/8	-5051	-30293.42	0	0
					S	6	NET	-4.49	-26.94	0	0	(26.94)
	LSWIND	GAS	0210	RI	10817	0.00088942	8/8	5051	28336.5	0	0
					S	5.61	NET	4.49	25.2	0	0	25.20
	LSWIND	GAS	0410	RI	10817	0.00088942	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	8.39	39.43	2.96	0	36.47
	LSWIND	GAS	0210	RI	10955	0.00088942	8/8	5051	30293.42	0	0
					S	6	NET	4.49	26.94	0	0	26.94
	LSWIND	GAS	0210	RI	10955	0.00088942	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-4.49	-25.2	0	0	(25.20)
	LSWIND	GAS	0210	RI	10955	0.00088942	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-4.49	-26.94	-2.02	0	(24.92)
	LSWIND	GAS	0210	RI	10955	0.00088942	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	4.49	25.2	1.89	0	23.31
	MDERRE	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	MDERRE	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	MDERRE	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	MDERRE	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	MDERRE	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	MDERRE	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	MDERRE	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	MDERRE	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	MDERRE	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	MDERRE	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	MGAYNO	GAS	0210	RI	10160	0.00014824	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.75	4.49	0.34	0	4.15
	MGAYNO	GAS	0310	RI	10594	0.00014824	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	2.61	13.36	1	0	12.36
	MGAYNO	OIL	0410	RI	10788	0.00014824	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.03	2.31	0.11	0	2.20

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	MGAYNO	GAS	0210	RI	10817	0.00014824	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.75	-4.49	0	0	(4.49)
	MGAYNO	GAS	0210	RI	10817	0.00014824	8/8	5051	28336.5	0	0
					S	5.61	NET	0.75	4.2	0	0	4.20
	MGAYNO	GAS	0410	RI	10817	0.00014824	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	1.4	6.57	0.49	0	6.08
	MGAYNO	GAS	0210	RI	10955	0.00014824	8/8	5051	30293.42	0	0
					S	6	NET	0.75	4.49	0	0	4.49
	MGAYNO	GAS	0210	RI	10955	0.00014824	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.75	-4.2	0	0	(4.20)
	MGAYNO	GAS	0210	RI	10955	0.00014824	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.75	-4.49	-0.34	0	(4.15)
	MGAYNO	GAS	0210	RI	10955	0.00014824	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.75	4.2	0.32	0	3.88
	MGILES	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	MGILES	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	MGILES	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	MGILES	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	MGILES	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	MGILES	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	MGILES	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	MGILES	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	MGILES	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	MGILES	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	MGILLE	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	MGILLE	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	MGILLE	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	MGILLE	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	MGILLE	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	MGILLE	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	MGILLE	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	MGILLE	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	MGILLE	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	MGILLE	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	MHINCH	GAS	0210	RI	10160	0.00101648	8/8	5051	30293.42	2275.38	0
					S	6	NET	5.13	30.79	2.31	0	28.48
	MHINCH	GAS	0310	RI	10594	0.00101648	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	17.9	91.62	6.88	0	84.74
	MHINCH	OIL	0410	RI	10788	0.00101648	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.2	15.84	0.73	0	15.11
	MHINCH	GAS	0210	RI	10817	0.00101648	8/8	-5051	-30293.42	0	0
					S	6	NET	-5.13	-30.79	0	0	(30.79)
	MHINCH	GAS	0210	RI	10817	0.00101648	8/8	5051	28336.5	0	0
					S	5.61	NET	5.13	28.8	0	0	28.80
	MHINCH	GAS	0410	RI	10817	0.00101648	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	9.59	45.06	3.39	0	41.67
	MHINCH	GAS	0210	RI	10955	0.00101648	8/8	5051	30293.42	0	0
					S	6	NET	5.13	30.79	0	0	30.79
	MHINCH	GAS	0210	RI	10955	0.00101648	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-5.13	-28.8	0	0	(28.80)
	MHINCH	GAS	0210	RI	10955	0.00101648	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-5.13	-30.79	-2.31	0	(28.48)
	MHINCH	GAS	0210	RI	10955	0.00101648	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	5.13	28.8	2.16	0	26.64
	MISTEP	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	MISTEP	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	MISTEP	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	MISTEP	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	MISTEP	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	MISTEP	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	MISTEP	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	MISTEP	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	MISTEP	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	MISTEP	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	MMAXWE	GAS	0210	RI	10160	0.00044471	8/8	5051	30293.42	2275.38	0
					S	6	NET	2.25	13.47	1.01	0	12.46
	MMAXWE	GAS	0310	RI	10594	0.00044471	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	7.83	40.08	3.01	0	37.07
	MMAXWE	OIL	0410	RI	10788	0.00044471	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.09	6.93	0.32	0	6.61
	MMAXWE	GAS	0210	RI	10817	0.00044471	8/8	-5051	-30293.42	0	0
					S	6	NET	-2.25	-13.47	0	0	(13.47)
	MMAXWE	GAS	0210	RI	10817	0.00044471	8/8	5051	28336.5	0	0
					S	5.61	NET	2.25	12.6	0	0	12.60
	MMAXWE	GAS	0410	RI	10817	0.00044471	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	4.2	19.71	1.48	0	18.23
	MMAXWE	GAS	0210	RI	10955	0.00044471	8/8	5051	30293.42	0	0
					S	6	NET	2.25	13.47	0	0	13.47
	MMAXWE	GAS	0210	RI	10955	0.00044471	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-2.25	-12.6	0	0	(12.60)
	MMAXWE	GAS	0210	RI	10955	0.00044471	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-2.25	-13.47	-1.01	0	(12.46)
	MMAXWE	GAS	0210	RI	10955	0.00044471	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	2.25	12.6	0.95	0	11.65
	MWINSL	GAS	0210	RI	10160	0.00088942	8/8	5051	30293.42	2275.38	0
					S	6	NET	4.49	26.94	2.02	0	24.92
	MWINSL	GAS	0310	RI	10594	0.00088942	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	15.66	80.17	6.02	0	74.15
	MWINSL	OIL	0410	RI	10788	0.00088942	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.17	13.86	0.64	0	13.22
	MWINSL	GAS	0210	RI	10817	0.00088942	8/8	-5051	-30293.42	0	0
					S	6	NET	-4.49	-26.94	0	0	(26.94)
	MWINSL	GAS	0210	RI	10817	0.00088942	8/8	5051	28336.5	0	0
					S	5.61	NET	4.49	25.2	0	0	25.20
	MWINSL	GAS	0410	RI	10817	0.00088942	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	8.39	39.43	2.96	0	36.47

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	MWINSL	GAS	0210	RI	10955	0.00088942	8/8	5051	30293.42	0	0
					S	6	NET	4.49	26.94	0	0	26.94
	MWINSL	GAS	0210	RI	10955	0.00088942	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-4.49	-25.2	0	0	(25.20)
	MWINSL	GAS	0210	RI	10955	0.00088942	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-4.49	-26.94	-2.02	0	(24.92)
	MWINSL	GAS	0210	RI	10955	0.00088942	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	4.49	25.2	1.89	0	23.31
	NATHOM	GAS	0210	RI	10160	0.00415065	8/8	5051	30293.42	2275.38	0
					S	6	NET	20.96	125.74	9.44	0	116.30
	NATHOM	GAS	0310	RI	10594	0.00415065	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	73.09	374.12	28.11	0	346.01
	NATHOM	OIL	0410	RI	10788	0.00415065	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.8	64.68	2.98	0	61.70
	NATHOM	GAS	0210	RI	10817	0.00415065	8/8	-5051	-30293.42	0	0
					S	6	NET	-20.96	-125.74	0	0	(125.74)
	NATHOM	GAS	0210	RI	10817	0.00415065	8/8	5051	28336.5	0	0
					S	5.61	NET	20.96	117.61	0	0	117.61
	NATHOM	GAS	0410	RI	10817	0.00415065	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	39.16	183.99	13.83	0	170.16
	NATHOM	GAS	0210	RI	10955	0.00415065	8/8	5051	30293.42	0	0
					S	6	NET	20.96	125.74	0	0	125.74
	NATHOM	GAS	0210	RI	10955	0.00415065	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-20.96	-117.61	0	0	(117.61)
	NATHOM	GAS	0210	RI	10955	0.00415065	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-20.96	-125.74	-9.44	0	(116.30)
	NATHOM	GAS	0210	RI	10955	0.00415065	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	20.96	117.61	8.83	0	108.78
	NOLIVE	GAS	0210	RI	10160	0.00101648	8/8	5051	30293.42	2275.38	0
					S	6	NET	5.13	30.79	2.31	0	28.48
	NOLIVE	GAS	0310	RI	10594	0.00101648	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	17.9	91.62	6.88	0	84.74
	NOLIVE	OIL	0410	RI	10788	0.00101648	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.2	15.84	0.73	0	15.11
	NOLIVE	GAS	0210	RI	10817	0.00101648	8/8	-5051	-30293.42	0	0
					S	6	NET	-5.13	-30.79	0	0	(30.79)
	NOLIVE	GAS	0210	RI	10817	0.00101648	8/8	5051	28336.5	0	0
					S	5.61	NET	5.13	28.8	0	0	28.80
	NOLIVE	GAS	0410	RI	10817	0.00101648	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	9.59	45.06	3.39	0	41.67
	NOLIVE	GAS	0210	RI	10955	0.00101648	8/8	5051	30293.42	0	0
					S	6	NET	5.13	30.79	0	0	30.79

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	NOLIVE	GAS	0210	RI	10955	0.00101648	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-5.13	-28.8	0	0	(28.80)
	NOLIVE	GAS	0210	RI	10955	0.00101648	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-5.13	-30.79	-2.31	0	(28.48)
	NOLIVE	GAS	0210	RI	10955	0.00101648	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	5.13	28.8	2.16	0	26.64
	NTHOMP	GAS	0210	RI	10160	0.00711539	8/8	5051	30293.42	2275.38	0
					S	6	NET	35.94	215.55	16.19	0	199.36
	NTHOMP	GAS	0310	RI	10594	0.00711539	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	125.29	641.35	48.18	0	593.17
	NTHOMP	OIL	0410	RI	10788	0.00711539	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	1.38	110.87	5.1	0	105.77
	NTHOMP	GAS	0210	RI	10817	0.00711539	8/8	-5051	-30293.42	0	0
					S	6	NET	-35.94	-215.55	0	0	(215.55)
	NTHOMP	GAS	0210	RI	10817	0.00711539	8/8	5051	28336.5	0	0
					S	5.61	NET	35.94	201.63	0	0	201.63
	NTHOMP	GAS	0410	RI	10817	0.00711539	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	67.13	315.42	23.7	0	291.72
	NTHOMP	GAS	0210	RI	10955	0.00711539	8/8	5051	30293.42	0	0
					S	6	NET	35.94	215.55	0	0	215.55
	NTHOMP	GAS	0210	RI	10955	0.00711539	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-35.94	-201.63	0	0	(201.63)
	NTHOMP	GAS	0210	RI	10955	0.00711539	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-35.94	-215.55	-16.19	0	(199.36)
	NTHOMP	GAS	0210	RI	10955	0.00711539	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	35.94	201.63	15.14	0	186.49
	NWALLS	GAS	0210	RI	10160	0.01016024	8/8	5051	30293.42	2275.38	0
					S	6	NET	51.32	307.79	23.12	0	284.67
	NWALLS	GAS	0310	RI	10594	0.01016024	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	178.91	915.8	68.8	0	847.00
	NWALLS	OIL	0410	RI	10788	0.01016024	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	1.97	158.32	7.28	0	151.04
	NWALLS	GAS	0210	RI	10817	0.01016024	8/8	-5051	-30293.42	0	0
					S	6	NET	-51.32	-307.79	0	0	(307.79)
	NWALLS	GAS	0210	RI	10817	0.01016024	8/8	5051	28336.5	0	0
					S	5.61	NET	51.32	287.91	0	0	287.91
	NWALLS	GAS	0410	RI	10817	0.01016024	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	95.86	450.39	33.84	0	416.55
	NWALLS	GAS	0210	RI	10955	0.01016024	8/8	5051	30293.42	0	0
					S	6	NET	51.32	307.79	0	0	307.79
	NWALLS	GAS	0210	RI	10955	0.01016024	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-51.32	-287.91	0	0	(287.91)

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	NWALLS	GAS	0210	RI	10955	0.01016024	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-51.32	-307.79	-23.12	0	(284.67)
	NWALLS	GAS	0210	RI	10955	0.01016024	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	51.32	287.91	21.62	0	266.29
	OHINCH	GAS	0210	RI	10160	0.00101648	8/8	5051	30293.42	2275.38	0
					S	6	NET	5.13	30.79	2.31	0	28.48
	OHINCH	GAS	0310	RI	10594	0.00101648	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	17.9	91.62	6.88	0	84.74
	OHINCH	OIL	0410	RI	10788	0.00101648	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.2	15.84	0.73	0	15.11
	OHINCH	GAS	0210	RI	10817	0.00101648	8/8	-5051	-30293.42	0	0
					S	6	NET	-5.13	-30.79	0	0	(30.79)
	OHINCH	GAS	0210	RI	10817	0.00101648	8/8	5051	28336.5	0	0
					S	5.61	NET	5.13	28.8	0	0	28.80
	OHINCH	GAS	0410	RI	10817	0.00101648	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	9.59	45.06	3.39	0	41.67
	OHINCH	GAS	0210	RI	10955	0.00101648	8/8	5051	30293.42	0	0
					S	6	NET	5.13	30.79	0	0	30.79
	OHINCH	GAS	0210	RI	10955	0.00101648	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-5.13	-28.8	0	0	(28.80)
	OHINCH	GAS	0210	RI	10955	0.00101648	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-5.13	-30.79	-2.31	0	(28.48)
	OHINCH	GAS	0210	RI	10955	0.00101648	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	5.13	28.8	2.16	0	26.64
	PHINCH	GAS	0210	RI	10160	0.00101648	8/8	5051	30293.42	2275.38	0
					S	6	NET	5.13	30.79	2.31	0	28.48
	PHINCH	GAS	0310	RI	10594	0.00101648	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	17.9	91.62	6.88	0	84.74
	PHINCH	OIL	0410	RI	10788	0.00101648	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.2	15.84	0.73	0	15.11
	PHINCH	GAS	0210	RI	10817	0.00101648	8/8	-5051	-30293.42	0	0
					S	6	NET	-5.13	-30.79	0	0	(30.79)
	PHINCH	GAS	0210	RI	10817	0.00101648	8/8	5051	28336.5	0	0
					S	5.61	NET	5.13	28.8	0	0	28.80
	PHINCH	GAS	0410	RI	10817	0.00101648	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	9.59	45.06	3.39	0	41.67
	PHINCH	GAS	0210	RI	10955	0.00101648	8/8	5051	30293.42	0	0
					S	6	NET	5.13	30.79	0	0	30.79
	PHINCH	GAS	0210	RI	10955	0.00101648	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-5.13	-28.8	0	0	(28.80)
	PHINCH	GAS	0210	RI	10955	0.00101648	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-5.13	-30.79	-2.31	0	28.48

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	PHINCH	GAS	0210	RI	10955	0.00101648	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	5.13	28.8	2.16	0	26.64
	PMALLA	GAS	0210	RI	10160	0.0011859	8/8	5051	30293.42	2275.38	0
					S	6	NET	5.99	35.92	2.7	0	33.22
	PMALLA	GAS	0310	RI	10594	0.0011859	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	20.88	106.89	8.03	0	98.86
	PMALLA	OIL	0410	RI	10788	0.0011859	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.23	18.48	0.85	0	17.63
	PMALLA	GAS	0210	RI	10817	0.0011859	8/8	-5051	-30293.42	0	0
					S	6	NET	-5.99	-35.92	0	0	(35.92)
	PMALLA	GAS	0210	RI	10817	0.0011859	8/8	5051	28336.5	0	0
					S	5.61	NET	5.99	33.6	0	0	33.60
	PMALLA	GAS	0410	RI	10817	0.0011859	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	11.19	52.57	3.95	0	48.62
	PMALLA	GAS	0210	RI	10955	0.0011859	8/8	5051	30293.42	0	0
					S	6	NET	5.99	35.92	0	0	35.92
	PMALLA	GAS	0210	RI	10955	0.0011859	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-5.99	-33.6	0	0	(33.60)
	PMALLA	GAS	0210	RI	10955	0.0011859	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-5.99	-35.92	-2.7	0	(33.22)
	PMALLA	GAS	0210	RI	10955	0.0011859	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	5.99	33.6	2.52	0	31.08
	PSTEPH	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	PSTEPH	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	PSTEPH	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	PSTEPH	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	PSTEPH	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	PSTEPH	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	PSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	PSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	PSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	PSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	RHENRY	GAS	0210	RI	10160	0.00177885	8/8	5051	30293.42	2275.38	0
					S	6	NET	8.98	53.89	4.05	0	49.84
	RHENRY	GAS	0310	RI	10594	0.00177885	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	31.32	160.34	12.05	0	148.29
	RHENRY	OIL	0410	RI	10788	0.00177885	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.34	27.72	1.28	0	26.44
	RHENRY	GAS	0210	RI	10817	0.00177885	8/8	-5051	-30293.42	0	0
					S	6	NET	-8.98	-53.89	0	0	(53.89)
	RHENRY	GAS	0210	RI	10817	0.00177885	8/8	5051	28336.5	0	0
					S	5.61	NET	8.98	50.41	0	0	50.41
	RHENRY	GAS	0410	RI	10817	0.00177885	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	16.78	78.85	5.93	0	72.92
	RHENRY	GAS	0210	RI	10955	0.00177885	8/8	5051	30293.42	0	0
					S	6	NET	8.98	53.89	0	0	53.89
	RHENRY	GAS	0210	RI	10955	0.00177885	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-8.98	-50.41	0	0	(50.41)
	RHENRY	GAS	0210	RI	10955	0.00177885	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-8.98	-53.89	-4.05	0	(49.84)
	RHENRY	GAS	0210	RI	10955	0.00177885	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	8.98	50.41	3.79	0	46.62
	ROHENR	GAS	0210	RI	10160	0.00059295	8/8	5051	30293.42	2275.38	0
					S	6	NET	2.99	17.96	1.35	0	16.61
	ROHENR	GAS	0310	RI	10594	0.00059295	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	10.44	53.45	4.02	0	49.43
	ROHENR	OIL	0410	RI	10788	0.00059295	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.11	9.24	0.43	0	8.81
	ROHENR	GAS	0210	RI	10817	0.00059295	8/8	-5051	-30293.42	0	0
					S	6	NET	-2.99	-17.96	0	0	(17.96)
	ROHENR	GAS	0210	RI	10817	0.00059295	8/8	5051	28336.5	0	0
					S	5.61	NET	2.99	16.8	0	0	16.80
	ROHENR	GAS	0410	RI	10817	0.00059295	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	5.59	26.28	1.98	0	24.30
	ROHENR	GAS	0210	RI	10955	0.00059295	8/8	5051	30293.42	0	0
					S	6	NET	2.99	17.96	0	0	17.96
	ROHENR	GAS	0210	RI	10955	0.00059295	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-2.99	-16.8	0	0	(16.80)
	ROHENR	GAS	0210	RI	10955	0.00059295	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-2.99	-17.96	-1.35	0	(16.61)
	ROHENR	GAS	0210	RI	10955	0.00059295	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	2.99	16.8	1.26	0	15.54
	RROUGE	GAS	0210	RI	10160	0.00207532	8/8	5051	30293.42	2275.38	0
					S	6	NET	10.48	62.87	4.72	0	58.15

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	RROUGE	GAS	0310	RI	10594	0.00207532	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	36.54	187.06	14.05	0	173.01
	RROUGE	OIL	0410	RI	10788	0.00207532	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.4	32.34	1.49	0	30.85
	RROUGE	GAS	0210	RI	10817	0.00207532	8/8	-5051	-30293.42	0	0
					S	6	NET	-10.48	-62.87	0	0	(62.87)
	RROUGE	GAS	0210	RI	10817	0.00207532	8/8	5051	28336.5	0	0
					S	5.61	NET	10.48	58.81	0	0	58.81
	RROUGE	GAS	0410	RI	10817	0.00207532	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	19.58	92	6.91	0	85.09
	RROUGE	GAS	0210	RI	10955	0.00207532	8/8	5051	30293.42	0	0
					S	6	NET	10.48	62.87	0	0	62.87
	RROUGE	GAS	0210	RI	10955	0.00207532	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-10.48	-58.81	0	0	(58.81)
	RROUGE	GAS	0210	RI	10955	0.00207532	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-10.48	-62.87	-4.72	0	(58.15)
	RROUGE	GAS	0210	RI	10955	0.00207532	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	10.48	58.81	4.42	0	54.39
	RSTEPH	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	RSTEPH	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	RSTEPH	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	RSTEPH	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	RSTEPH	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	RSTEPH	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	RSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	RSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	RSTEPH	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	RSTEPH	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	SALLER	GAS	0210	ORRI	10160	0.02631557	8/8	5051	30293.42	2275.38	0
					S	6	NET	132.92	797.19	59.88	0	737.31
	SALLER	GAS	0310	ORRI	10594	0.02631557	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	463.39	2371.97	178.21	0	2,193.76

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	SALLER	OIL	0410	ORRI	10788	0.02631557	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	5.1	410.06	18.86	0	391.20
	SALLER	GAS	0210	ORRI	10817	0.02631557	8/8	-5051	-30293.42	0	0
					S	6	NET	-132.92	-797.19	0	0	(797.19)
	SALLER	GAS	0210	ORRI	10817	0.02631557	8/8	5051	28336.5	0	0
					S	5.61	NET	132.92	745.69	0	0	745.69
	SALLER	GAS	0410	ORRI	10817	0.02631557	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	248.29	1166.53	87.65	0	1,078.88
	SALLER	GAS	0210	ORRI	10955	0.02631557	8/8	5051	30293.42	0	0
					S	6	NET	132.92	797.19	0	0	797.19
	SALLER	GAS	0210	ORRI	10955	0.02631557	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-132.92	-745.69	0	0	(745.69)
	SALLER	GAS	0210	ORRI	10955	0.02631557	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-132.92	-797.19	-59.88	0	(737.31)
	SALLER	GAS	0210	ORRI	10955	0.02631557	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	132.92	745.69	56.01	0	689.68
	SJOHNS	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	SJOHNS	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	SJOHNS	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	SJOHNS	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	SJOHNS	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29
	SJOHNS	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	SJOHNS	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	SJOHNS	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	SJOHNS	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	SJOHNS	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	SNEAL	GAS	0210	RI	10160	0.00022236	8/8	5051	30293.42	2275.38	0
					S	6	NET	1.12	6.74	0.51	0	6.23
	SNEAL	GAS	0310	RI	10594	0.00022236	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	3.92	20.04	1.51	0	18.53
	SNEAL	OIL	0410	RI	10788	0.00022236	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.04	3.46	0.16	0	3.30

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	SNEAL	GAS	0210	RI	10817	0.00022236	8/8	-5051	-30293.42	0	0
					S	6	NET	-1.12	-6.74	0	0	(6.74)
	SNEAL	GAS	0210	RI	10817	0.00022236	8/8	5051	28336.5	0	0
					S	5.61	NET	1.12	6.3	0	0	6.30
	SNEAL	GAS	0410	RI	10817	0.00022236	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	2.1	9.86	0.74	0	9.12
	SNEAL	GAS	0210	RI	10955	0.00022236	8/8	5051	30293.42	0	0
					S	6	NET	1.12	6.74	0	0	6.74
	SNEAL	GAS	0210	RI	10955	0.00022236	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-1.12	-6.3	0	0	(6.30)
	SNEAL	GAS	0210	RI	10955	0.00022236	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-1.12	-6.74	-0.51	0	(6.23)
	SNEAL	GAS	0210	RI	10955	0.00022236	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	1.12	6.3	0.47	0	5.83
	SRICHA	GAS	0210	RI	10160	0.00001348	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.07	0.41	0.03	0	0.38
	SRICHA	GAS	0310	RI	10594	0.00001348	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	0.24	1.22	0.09	0	1.13
	SRICHA	OIL	0410	RI	10788	0.00001348	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0	0.21	0.01	0	0.20
	SRICHA	GAS	0210	RI	10817	0.00001348	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.07	-0.41	0	0	(0.41)
	SRICHA	GAS	0210	RI	10817	0.00001348	8/8	5051	28336.5	0	0
					S	5.61	NET	0.07	0.38	0	0	0.38
	SRICHA	GAS	0410	RI	10817	0.00001348	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.13	0.6	0.04	0	0.56
	SRICHA	GAS	0210	RI	10955	0.00001348	8/8	5051	30293.42	0	0
					S	6	NET	0.07	0.41	0	0	0.41
	SRICHA	GAS	0210	RI	10955	0.00001348	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.07	-0.38	0	0	(0.38)
	SRICHA	GAS	0210	RI	10955	0.00001 348	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.07	-0.41	-0.03	0	(0.38)
	SRICHA	GAS	0210	RI	10955	0.00001348	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.07	0.38	0.03	0	0.35
	SSHEGO	GAS	0210	RI	10160	0.0013547	8/8	5051	30293.42	2275.38	0
					S	6	NET	6.84	41.04	3.08	0	37.96
	SSHEGO	GAS	0310	RI	10594	0.0013547	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	23.85	122.11	9.17	0	112.94
	SSHEGO	OIL	0410	RI	10788	0.0013547	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.26	21.11	0.97	0	20.14
	SSHEGO	GAS	0210	RI	10817	0.0013547	8/8	-5051	-30293.42	0	0
					S	6	NET	-6.84	-41.04	0	0	(41.04)

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	SSHEGO	GAS	0210	RI	10817	0.0013547	8/8	5051	28336.5	0	0
					S	5.61	NET	6.84	38.39	0	0	38.39
	SSHEGO	GAS	0410	RI	10817	0.0013547	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	12.78	60.05	4.51	0	55.54
	SSHEGO	GAS	0210	RI	10955	0.0013547	8/8	5051	30293.42	0	0
					S	6	NET	6.84	41.04	0	0	41.04
	SSHEGO	GAS	0210	RI	10955	0.0013547	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-6.84	-38.39	0	0	(38.39)
	SSHEGO	GAS	0210	RI	10955	0.0013547	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-6.84	-41.04	-3.08	0	(37.96)
	SSHEGO	GAS	0210	RI	10955	0.0013547	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	6.84	38.39	2.88	0	35.51
	STEFAN	GAS	0210	RI	10160	0.00057575	8/8	5051	30293.42	2275.38	0
					S	6	NET	2.91	17.44	1.31	0	16.13
	STEFAN	GAS	0310	RI	10594	0.00057575	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	10.14	51.9	3.9	0	48.00
	STEFAN	OIL	0410	RI	10788	0.00057575	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.11	8.97	0.41	0	8.56
	STEFAN	GAS	0210	RI	10817	0.00057575	8/8	-5051	-30293.42	0	0
					S	6	NET	-2.91	-17.44	0	0	(17.44)
	STEFAN	GAS	0210	RI	10817	0.00057575	8/8	5051	28336.5	0	0
					S	5.61	NET	2.91	16.31	0	0	16.31
	STEFAN	GAS	0410	RI	10817	0.00057575	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	5.43	25.52	1.92	0	23.60
	STEFAN	GAS	0210	RI	10955	0.00057575	8/8	5051	30293.42	0	0
					S	6	NET	2.91	17.44	0	0	17.44
	STEFAN	GAS	0210	RI	10955	0.00057575	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-2.91	-16.31	0	0	(16.31)
	STEFAN	GAS	0210	RI	10955	0.00057575	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-2.91	-17.44	-1.31	0	(16.13)
	STEFAN	GAS	0210	RI	10955	0.00057575	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	2.91	16.31	1.23	0	15.08
	SWALTE	GAS	0210	RI	10160	0.00008086	8/8	5051	30293.42	2275.38	0
					S	6	NET	0.41	2.45	0.18	0	2.27
	SWALTE	GAS	0310	RI	10594	0.00008086	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	1.42	7.29	0.55	0	6.74
	SWALTE	OIL	0410	RI	10788	0.00008086	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.02	1.26	0.06	0	1.20
	SWALTE	GAS	0210	RI	10817	0.00008086	8/8	-5051	-30293.42	0	0
					S	6	NET	-0.41	-2.45	0	0	(2.45)
	SWALTE	GAS	0210	RI	10817	0.00008086	8/8	5051	28336.5	0	0
					S	5.61	NET	0.41	2.29	0	0	2.29

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	SWALTE	GAS	0410	RI	10817	0.00008086	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	0.76	3.58	0.27	0	3.31
	SWALTE	GAS	0210	RI	10955	0.00008086	8/8	5051	30293.42	0	0
					S	6	NET	0.41	2.45	0	0	2.45
	SWALTE	GAS	0210	RI	10955	0.00008086	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-0.41	-2.29	0	0	(2.29)
	SWALTE	GAS	0210	RI	10955	0.00008086	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-0.41	-2.45	-0.18	0	(2.27)
	SWALTE	GAS	0210	RI	10955	0.00008086	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	0.41	2.29	0.17	0	2.12
	TMAHON	GAS	0210	RI	10160	0.00169337	8/8	5051	30293.42	2275.38	0
					S	6	NET	8.55	51.3	3.85	0	47.45
	TMAHON	GAS	0310	RI	10594	0.00169337	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	29.82	152.63	11.47	0	141.16
	TMAHON	OIL	0410	RI	10788	0.00169337	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.33	26.39	1.21	0	25.18
	TMAHON	GAS	0210	RI	10817	0.00169337	8/8	-5051	-30293.42	0	0
					S	6	NET	-8.55	-51.3	0	0	(51.30)
	TMAHON	GAS	0210	RI	10817	0.00169337	8/8	5051	28336.5	0	0
					S	5.61	NET	8.55	47.98	0	0	47.98
	TMAHON	GAS	0410	RI	10817	0.00169337	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	15.98	75.06	5.64	0	69.42
	TMAHON	GAS	0210	RI	10955	0.00169337	8/8	5051	30293.42	0	0
					S	6	NET	8.55	51.3	0	0	51.30
	TMAHON	GAS	0210	RI	10955	0.00169337	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-8.55	-47.98	0	0	(47.98)
	TMAHON	GAS	0210	RI	10955	0.00169337	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-8.55	-51.3	-3.85	0	(47.45)
	TMAHON	GAS	0210	RI	10955	0.00169337	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	8.55	47.98	3.6	0	44.38
	TROBER	GAS	0210	RI	10160	0.0035577	8/8	5051	30293.42	2275.38	0
					S	6	NET	17.97	107.77	8.1	0	99.67
	TROBER	GAS	0310	RI	10594	0.0035577	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	62.65	320.67	24.09	0	296.58
	TROBER	OIL	0410	RI	10788	0.0035577	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.69	55.44	2.55	0	52.89
	TROBER	GAS	0210	RI	10817	0.0035577	8/8	-5051	-30293.42	0	0
					S	6	NET	-17.97	-107.77	0	0	(107.77)
	TROBER	GAS	0210	RI	10817	0.0035577	8/8	5051	28336.5	0	0
					S	5.61	NET	17.97	100.81	0	0	100.81
	TROBER	GAS	0410	RI	10817	0.0035577	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	33.57	157.71	11.85	0	145.86

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	TROBER	GAS	0210	RI	10955	0.0035577	8/8	5051	30293.42	0	0
					S	6	NET	17.97	107.77	0	0	107.77
	TROBER	GAS	0210	RI	10955	0.0035577	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-17.97	-100.81	0	0	(100.81)
	TROBER	GAS	0210	RI	10955	0.0035577	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-17.97	-107.77	-8.1	0	(99.67)
	TROBER	GAS	0210	RI	10955	0.0035577	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	17.97	100.81	7.57	0	93.24
	TWALLA	GAS	0210	RI	10160	0.00948719	8/8	5051	30293.42	2275.38	0
					S	6	NET	47.92	287.4	21.59	0	265.81
	TWALLA	GAS	0310	RI	10594	0.00948719	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	167.06	855.13	64.25	0	790.88
	TWALLA	OIL	0410	RI	10788	0.00948719	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	1.84	147.83	6.8	0	141.03
	TWALLA	GAS	0210	RI	10817	0.00948719	8/8	-5051	-30293.42	0	0
					S	6	NET	-47.92	-287.4	0	0	(287.40)
	TWALLA	GAS	0210	RI	10817	0.00948719	8/8	5051	28336.5	0	0
					S	5.61	NET	47.92	268.83	0	0	268.83
	TWALLA	GAS	0410	RI	10817	0.00948719	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	89.51	420.55	31.6	0	388.95
	TWALLA	GAS	0210	RI	10955	0.00948719	8/8	5051	30293.42	0	0
					S	6	NET	47.92	287.4	0	0	287.40
	TWALLA	GAS	0210	RI	10955	0.00948719	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-47.92	-268.83	0	0	(268.83)
	TWALLA	GAS	0210	RI	10955	0.00948719	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-47.92	-287.4	-21.59	0	(265.81)
	TWALLA	GAS	0210	RI	10955	0.00948719	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	47.92	268.83	20.19	0	248.64
	WHINCH	GAS	0210	RI	10160	0.00101648	8/8	5051	30293.42	2275.38	0
					S	6	NET	5.13	30.79	2.31	0	28.48
	WHINCH	GAS	0310	RI	10594	0.00101648	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	17.9	91.62	6.88	0	84.74
	WHINCH	OIL	0410	RI	10788	0.00101648	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.2	15.84	0.73	0	15.11
	WHINCH	GAS	0210	RI	10817	0.00101648	8/8	-5051	-30293.42	0	0
					S	6	NET	-5.13	-30.79	0	0	(30.79)
	WHINCH	GAS	0210	RI	10817	0.00101648	8/8	5051	28336.5	0	0
					S	5.61	NET	5.13	28.8	0	0	28.80
	WHINCH	GAS	0410	RI	10817	0.00101648	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	9.59	45.06	3.39	0	41.67
	WHINCH	GAS	0210	RI	10955	0.00101648	8/8	5051	30293.42	0	0
					S	6	NET	5.13	30.79	0	0	30.79

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	WHINCH	GAS	0210	RI	10955	0.00101648	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-5.13	-28.8	0	0	(28.80)
	WHINCH	GAS	0210	RI	10955	0.00101648	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-5.13	-30.79	-2.31	0	(28.48)
	WHINCH	GAS	0210	RI	10955	0.00101648	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	5.13	28.8	2.16	0	26.64
	WMARTI	GAS	0210	RI	10160	0.02032048	8/8	5051	30293.42	2275.38	0
					S	6	NET	102.64	615.58	46.24	0	569.34
	WMARTI	GAS	0310	RI	10594	0.02032048	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	357.82	1831.6	137.61	0	1,693.99
	WMARTI	OIL	0410	RI	10788	0.02032048	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	3.94	316.64	14.57	0	302.07
	WMARTI	GAS	0210	RI	10817	0.02032048	8/8	-5051	-30293.42	0	0
					S	6	NET	-102.64	-615.58	0	0	(615.58)
	WMARTI	GAS	0210	RI	10817	0.02032048	8/8	5051	28336.5	0	0
					S	5.61	NET	102.64	575.81	0	0	575.81
	WMARTI	GAS	0410	RI	10817	0.02032048	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	191.72	900.78	67.69	0	833.09
	WMARTI	GAS	0210	RI	10955	0.02032048	8/8	5051	30293.42	0	0
					S	6	NET	102.64	615.58	0	0	615.58
	WMARTI	GAS	0210	RI	10955	0.02032048	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-102.64	-575.81	0	0	(575.81)
	WMARTI	GAS	0210	RI	10955	0.02032048	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-102.64	-615.58	-46.24	0	(569.34)
	WMARTI	GAS	0210	RI	10955	0.02032048	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	102.64	575.81	43.25	0	532.56
	WSTEPH	GAS	0210	RI	10160	0.00088942	8/8	5051	30293.42	2275.38	0
					S	6	NET	4.49	26.94	2.02	0	24.92
	WSTEPH	GAS	0310	RI	10594	0.00088942	8/8	17609	90135.44	6771.9	0
					S	5.12	NET	15.66	80.17	6.02	0	74.15
	WSTEPH	OIL	0410	RI	10788	0.00088942	8/8	193.91	15582.22	716.78	0
					S	80.36	NET	0.17	13.86	0.64	0	13.22
	WSTEPH	GAS	0210	RI	10817	0.00088942	8/8	-5051	-30293.42	0	0
					S	6	NET	-4.49	-26.94	0	0	(26.94)
	WSTEPH	GAS	0210	RI	10817	0.00088942	8/8	5051	28336.5	0	0
					S	5.61	NET	4.49	25.2	0	0	25.20
	WSTEPH	GAS	0410	RI	10817	0.00088942	8/8	9435	44328.69	3330.91	0
					S	4.7	NET	8.39	39.43	2.96	0	36.47
	WSTEPH	GAS	0210	RI	10955	0.00088942	8/8	5051	30293.42	0	0
					S	6	NET	4.49	26.94	0	0	26.94
	WSTEPH	GAS	0210	RI	10955	0.00088942	8/8	-5051	-28336.5	0	0
					S	5.61	NET	-4.49	-25.2	0	0	(25.20)

Well	Owner	Prod	Prod	Int.	Voucher	Dec. Interest
Code	Code	Code	Mth.	Type	SuspCat	Price	Type	Volume	Value	Prod. Tax	Other Deds	Suspended
	WSTEPH	GAS	0210	RI	10955	0.00088942	8/8	-5051	-30293.42	-2275.38	0
					S	6	NET	-4.49	-26.94	-2.02	0	(24.92)
	WSTEPH	GAS	0210	RI	10955	0.00088942	8/8	5051	28336.5	2128.39	0
					S	5.61	NET	4.49	25.2	1.89	0	23.31
Well	Total						NET	5804.27	32066.93	2327.59	0	29,739.34
Comp	Total						NET	11213.24	62002.61	4420.98	0	57,581.63

Schedule 5.13
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Gas Imbalances
None
Schedule 5.13 – Page 1 of 1

Schedule 5.14
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Governmental Authorizations
None
Schedule 5.14 – Page 1 of 1

Schedule 5.15
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Preferential Rights & Consents to Assign

Lessor	Date	Lessee	Obligations	Prospect	County
FORESTAR MINERALS, LLC	4/27/2009	KATY RESOURCES ETX, LLC	1. This lease requires the Lessor’s Consent to Assign to any other party.	Raven	Houston

STANLEY L. CROSSMAN	11/4/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Cherokee

TYLER JOHN FRANK	11/4/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Cherokee

H. JOHN FRANK, JR.	11/4/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Cherokee

ELIZABETH LESSER TARRANT	11/4/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Cherokee

LAUREN HURST FREY	11/4/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Cherokee

JOHN FRANK LESSER IRREVOCABLE MINERAL RIGHTS TRUST	11/4/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Cherokee

NANCY RUSSELL HAUSERMAN	11/4/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Cherokee

TEXAS-HARRIS PARTNERSHIP I, L.P.	11/4/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Cherokee

JEROME CROSSMAN MARCUS	11/4/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Cherokee
Schedule 5.15 – Page 1 of 2

Lessor	Date	Lessee	Obligations	Prospect	County
KATIE FALLET	11/4/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Cherokee

SAM BONART MARCUS, JR.	11/4/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Cherokee

JIM GORDON BELL & NAOMI ELISE BELL	6/23/2009	KATY RESOURCES ETX, LLC	1. This lease requires that the Lessee furnish the Lessor with written notice of any assignment.	Lumberjack	Angelina
Schedule 5.15 – Page 2 of 2

Schedule 5.17
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Payout Balances
None
Schedule 5.17 – Page 1 of 1

Schedule 5.20
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Other Property
None
Schedule 5.20 – Page 1 of 1

Schedule 5.21
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Leases
Oil and Gas Leases, Ratifications and Minerals
All recording references are to the Deed Records or Official Public Records of
Angelina County, Texas

	Lessor	Expiration Date	Recording Information	County
1	JIM GORDON BELL AND NAOMI ELISE BELL	6/23/2012	Recorded on 10/06/2009, under Document # 2009-00261293,	Angelina
	TRUSTEES OF THE JIM &		in the Official Records of Angelina County, Texas.
Oil and Gas Leases, Ratifications and Minerals
All recording references are to the Deed Records or Official Public Records of
Cherokee County, Texas

	Lessor	Expiration Date	Recording Information	County
1	STANLEY L. CROSSMAN	11/04/2012	Memo being recorded on 11/23/09 under Doc # 593041,	Cherokee
Vol 1998, Page 254 in the Official Records of Cherokee
County, Texas.

2	TYLER JOHN FRANK	11/04/2012	Memo being recorded on 11/23/09 under Doc # 593042,	Cherokee
Vol 1998, Page 256 in the Official Records of Cherokee
County, Texas.

3	WELLS RESOURCES, INC,	11/02/2012	Memo being recorded on 11/23/09 under Doc # 593040,	Cherokee
Vol 1998, Page 253 in the Official Records of Cherokee
County, Texas.

4	H. JOHN FRANK, JR. REVOCABLE TRUST	11/04/2012	Memo recorded on 1-11-09 under Doc # 594161, Vol.	Cherokee
	HARRIS J. FRANK, JR. & JAN W. FRANK		2004, Pg. 54 in the Official Records of Cherokee County,
Texas.

5	ELIZABETH LESSER TARRANT	11/04/2012	Memo recorded on 1-11-09 under Doc # 594160, Vol.	Cherokee
2004, Pg. 52 in the Official Records of Cherokee County,
Texas.

6	LAUREN HURST FREY	11/04/2012	Memo recorded on 1-11-09 under Doc # 594164, Vol.	Cherokee
2004, Pg. 60, in the Official Records of Cherokee County,
Texas.

7	JOHN FRANK LESSER IRREVOCABLE	11/04/2012	Memo recorded on 1-11-09 under Doc # 594165, Vol.	Cherokee
	MINERAL RIGHTS TRUST — JOHN FRANK		2004, Pg. 62, in the Official Records of Cherokee County,
	LESSER, TRUSTEE		Texas.

8	J. KYLE JONES	11/12/2012	Memo recorded on 1-11-09 under Doc # 594162, Vol.	Cherokee
2004, Pg. 56 in the Official Records of Cherokee County,
Texas.

9	DESERT PARTNERS III, L.P.	11/12/2012	Memo recorded on 1-11-09 under Doc # 594163, Vol.	Cherokee
2004, Pg. 58 in the Official Records of Cherokee County,
Texas.

10	NANCY RUSSELL HAUSERMAN	11/04/2012	Memo recorded on 1-11-09 under Doc # 594166, Vol.	Cherokee
2004, Pg. 64, in the Official Records of Cherokee County,
Texas.

11	TEXAS-HARRIS PARTNERSHIP I, L.P.	11/04/2012	Memo recorded on 1-11-09 under Doc # 594167, Vol.	Cherokee
2004, Pg. 66, in the Official Records of Cherokee County,
Texas.

12	JEROME CROSSMAN MARCUS	11/04/2012	Memo recorded on 1-11-09 under Doc # 594168, Vol.	Cherokee
2004, Pg. 68, in the Official Records of Cherokee County,
Texas.

Schedule 5.21 - Page 1 of 4

	Lessor	Expiration Date	Recording Information	County
13	KATIE FALLET	11/04/2012	Memo recorded on 1-11-09 under Doc # 594169, Vol.	Cherokee
2004, Pg. 70, in the Official Records of Cherokee County,
Texas.

14	SAM BONART MARCUS, JR.	11/04/2012	Memo recorded on 1-11-09 under Doc # 594170, Vol.	Cherokee
2004, Pg. 72, in the Official Records of Cherokee County,
Texas.
Oil and Gas Leases, Ratifications and Minerals
All recording references are to the Deed Records or Official Public Records of
Houston County, Texas

	Lessor	Expiration Date	Recording Information	County
1	DAVID G. CASTLEBERRY	02/14/2011	Recorded under Document # 0900625 in the Official Records	Houston
	AND WIFE, NANCY CASTLEBERRY		of Houston County, Texas.

2	T. B. CUTLER	02/16/2011	Recorded under Document # 0900624 in the Official Records	Houston
	AND WIFE SHIRLEY		of Houston County, Texas.

3	STUART SUSSDORF	02/20/2011	Recorded under Document # 0900674 in the Official Records	Houston
of Houston County, Texas.

4	CURTIS W. FITZGERALD II	02/20/2011	Recorded under Document # 0900675 in the Official Records	Houston
of Houston County, Texas.

5	FORD CARTWRIGHT	02/20/2011	Recorded under Document # 0900676 in the Official Records	Houston
of Houston County, Texas.

6	ANNA BETH PAYNE	06/09/2012	Recorded on 9-22-09 under Doc # 0903076, in the Official	Houston
Records, in Houston County, Texas.

7	MARTHA MCGARITY	06/09/2012	Recorded on 9-22-09 under Doc # 0903077, in the Official	Houston
Records, in Houston County, Texas.

8	WILLIAM REED PAYNE	06/09/2012	Recorded on 9-22-09 under Doc # 0903078, in the Official	Houston
Records, in Houston County, Texas.

9	CHARLOTTE LEE HENDERSON	06/03/2012	Recorded on 9-22-09 under Doc # 0903079, in the Official	Houston
Records, in Houston County, Texas.

10	TRIHART, LLC	05/26/2012	Recorded on 9-22-09 under Doc # 0903080, in the Official	Houston
Records, in Houston County, Texas.

11	CYNTHIA PARKS	06/05/2012	Memo Recorded on 11/13/09, under Doc # 0903333, in the	Houston
Official Records of Houston County, Texas.

12	STEPHANIE JEFFORDS	06/05/2012	Recorded on 9-22-09 under Doc # 0903081, in the Official	Houston
Records, in Houston County, Texas.

13	TRACY NICHOLS	06/05/2012	Recorded on 9-22-09 under Doc # 0903082, in the Official	Houston
Records, in Houston County, Texas.

14	JANE BAILEY DILKS	05/26/2012	Recorded on 9-22-09 under Doc # 0903083, in the Official	Houston
Records, in Houston County, Texas.

15	NANCY LYNN BORING	05/26/2012	Recorded on 9-22-09 under Doc # 0903084, in the Official	Houston
Records, in Houston County, Texas.

16	NINA RENA PARKER	05/26/2012	Recorded on 9-22-09 under Doc # 0903085, in the Official	Houston
Records, in Houston County, Texas.

17	LESLIE M. BORING	05/26/2012	Recorded on 9-22-09 under Doc # 0903086, in the Official	Houston
	LELIE M. BORING JR. AIF		Records, in Houston County, Texas.

18	ALBERT C. BAILEY, JR.	05/26/2012	Recorded on 9-22-09 under Doc # 0903087, in the Official	Houston
Records, in Houston County, Texas.

19	DONALD L. BOLEN 1997 REVOCABLE	08/31/2012	Memo Recorded on 11/9/09, under Doc # 0903639, of the	Houston
	TRUST		Official Records in Houston County, Texas.

20	FRANK M. BOLEN TRUST	08/31/2012	Memo Recorded on 11/9/09 under Doc # 0903640, of the	Houston
	BARBARA L. BOLEN, TRUSTEE		Official Records in Houston County, Texas.

21	SAM WILLS	08/31/2012	Memo Recorded on 11/16/09, under Doc # 0903694, in the	Houston
Official Records of Houston County, Texas.

22	SHEILA TALBOT	09/11/2012	Memo Recorded on 10/13/09 under Doc # 0903334, in the	Houston
Official Records of Houston County, Texas.

23	PAULA GLASS	09/11/2012	Memo Recorded on 10/5/09 under Doc # 0903247, of the	Houston
Official Records of Houston County, Texas.

24	CKM TRUST	09/24/2012	Memo Recorded on 11/14/09 under Doc # 0903789 of the	Houston
	1st NATIONAL BANK		Official Records of Houston County, Texas.

Schedule 5.21 - Page 2 of 4

	Lessor	Expiration Date	Recording Information	County
25	LUCY TOYE	06/09/2012	Memo Recorded on 11/24/09 under Doc # 0903790 of the	Houston
Official Records of Houston County, Texas.

26	NANCY BLAKE PELLOW, RICHARD BLAKE	05/27/2012	Memo Recorded on 11/16/09 under Doc # 0903695 of the	Houston
	PELLOW AS SUCCESSOR TRUST		Official Records of Houston County, Texas.

27	TERRY I. PELLOW	05/27/2012	Memo Recorded under Doc # 1000149 of the Official	Houston
Records of Houston County, Texas.

28	STRAUSS MINERAL 1989 REVOCABLE	09/29/2012	Memo Recorded on 2-24-10 under Doc # 1000671 of the	Houston
	TRUST		Official Records of Houston County, Texas.
	c/o JPMORGAN CHASE BANK		Memo Recorded on 4-5-10 under Doc # 1001271 of the
Official Records of Houston County, Texas. (name change to
include the year “1989 “)

29	FRANK MCINTIRE HEAD	06/05/2012	Memo Recorded under Doc # 1001443 of the Official	Houston
Records of Houston County, Texas.

30	WILLIAM HUGH HEAD	06/05/2012	Memo Recorded under Doc # 1001518 of the Official	Houston
	% FRANK HEAD		Records of Houston County, Texas.

31	JOHN M. HEAD	06/05/2012	Memo Recorded under Doc # 1001517 of the Official	Houston
Records of Houston County, Texas.

32	MARY A. GUDITIS	06/05/2012	Memo Recorded under Doc # 1001516 of the Official	Houston
Records of Houston County, Texas.

33	NANCY MARIE DELAUNE	06/05/2012	Recorded on 5/19/2010, under Doc. # 1001924 in the	Houston
Official Records of Houston County, Texas.

34	VOOR MAC, L.L.C.	02/22/2013	Memo Recorded under Doc # 1001923 of the Official	Houston
Records of Houston County, Texas.

35	GRINSTEAD MINERAL TRUST	06/04/2012	Memo Recorded on October 5, 2009, Doc # 0903246 of the	Houston
	c/o George H. Henderson III		Official Records in Houston County, Texas.

36	HENDERSON MINERAL INC.	06/04/2012	Memo Recorded on October 5, 2009, Doc # 0903245 of the	Houston
	c/o George H. Henderson, III		Official Records in Houston County, Texas.

37	ROBERT (BOB) D. ADAMS	06/01/2012	Memo Recorded on 12-28-09, Under Doc # 0904102, in the	Houston
Official Records in Houston County, Texas.

38	ROY T. ANDERSON FAMILY TRUST	08/17/2012	Memo Recorded on October 5, 2009, Doc # 0903242 of the	Houston
	T. GRANT ANDERSON, TRUSTEE		Official Records in Houston County, Texas.

39	EDWIN N. KITTRELL, III	08/17/2012	Memo Recorded on October 5, 2009, Doc # 0903244 of the	Houston
Official Records in Houston County, Texas.

40	KITTRELL FAMILY MINERALS, LLC	08/17/2012	Memo Recorded on October 5, 2009, Doc # 0903243 of the	Houston
Official Records in Houston County, Texas.

41	PAUL & SYLVIA OLIVER	08/05/2012	Memo Recorded on October 5, 2009, Doc # 0903241 of the	Houston
Official Records in Houston County, Texas.

42	DONALD C. CRUTCHFIELD	09/14/2012	Memo Recorded on October 13, 2009, Doc # 0903335 of the	Houston
Official Records in Houston County, Texas.

43	LYNDA SHARP	09/18/2012	Memo Recorded on October 5, 2009, Doc # 0903250 of the	Houston
Official Records in Houston County, Texas.

44	PAULA BROWNING	09/18/2012	Memo Recorded on October 5, 2009, Doc # 0903248 of the	Houston
Official Records in Houston County, Texas.

45	FAYE CHILDRESS	09/14/2012	Memo Recorded on October 5, 2009, Doc # 0903249 of the	Houston
Official Records in Houston County, Texas.

46	ARTHUR E. NEWMAN AND	10/16/2012	Memo Recorded on 11/24/2009, Doc # 0903791 of the	Houston
	MARY E. NEWMAN REVOCABLE TRUST		Official Records in Houston County, Texas.

47	GENE ALLEN SARGENT	06/05/2012	Memo Recorded on 11/16/09, Doc # 0903696 of the Official	Houston
Records in Houston County, Texas.

48	MARY JO VANDIVER	06/01/2012	Memo Recorded on, 12-7-09 under Doc # 0903898 of the	Houston
Official Records in Houston County, Texas.

49	ELIZABETH SEARS	06/01/2012	Memo Recorded on , 3-8-10, under Doc # 1000856 in the	Houston
Official Records in Houston County, Texas.

50	FORESTAR MINERALS LLC	04/27/2012	Memo Recorded on 5/19/09, under Doc # 0901727, in the	Houston
	A Delaware Limited Liability Company		Official Records of Houston County, Texas.

51	DAWSON S. SCHULTZ	03/18/2011	Recorded on 5/19/09, under Doc. # 901726 in the Official	Houston
Records of Houston County, Texas.

52	JON ALAN DICKENS, ET AL	07/24/2011	Memo Recorded on 8/31/2009, under Doc. # 0902859, in the	Houston
Official Records of Houston County, Texas.

Schedule 5.21 - Page 3 of 4

Oil and Gas Leases, Ratifications and Minerals
All recording references are to the Deed Records or Official Public Records of
Panola County, Texas

	Lessor	Expiration Date	Recording Information	County
1	BONNIE HANSON	04/30/2011	Recorded under Document # 120299, Volume 1377 and Page	Panola
167 of the Official Records of Panola County, Texas. As
extended — recorded under Doc. # 150325, Vol. 1561, Pg. 187
/ recorded under Doc. # 150324, Vol. 1561, Pg. 185 /
recorded under Doc. # 150323, Vol. 1561, Pg. 183 all in the
Official Records of Panola County, Texas.

2	JUANITA ATKERSON	04/30/2011	Recorded under Document # 120673, Volume 1377 and Page	Panola
167 in the Official Records of Panola County, Texas. As
extended — recorded under Document # 152218, Volume
1573, Page 362 in the Official Records of Panola County,
Texas.

3	RUBY PELHAM	04/30/2011	Recorded under Document # 120298, Volume 1377 and Page	Panola
160 of the Official Records of Panola County, Texas. As
extended — recorded under Document # 150326, Volume
1561, Page 189 in the Official Records of Panola County,
Texas.

4	THOMAS R. ADAMS FAMILY	11/19/2010	Memo Recorded on 1/14/2010, under Document # 147522,	Panola
	LIMITED PARTNERSHIP		Vol 155, Page 581, in the Official Records of Panola County,
Texas.

Schedule 5.21 - Page 4 of 4

Schedule 7.5
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Inventory Surplus
See Exhibit A-2.

Schedule 7.5 - Page 1 of 1

Schedule 9.4(c)
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Seller’s Wiring Instructions
Wiring Instructions:
Texas Capital Bank
ABA # 111017979
Account # 1111046973
Katy Resources ETX, LC

Schedule 9.4(c) - Page 1 of 1

Schedule 11.2(a)(iii)
to
Purchase and Sale Agreement between
Katy Resources ETX, LLC, Seller and Sun River Energy, Inc., Purchaser
Known Claims & Proceedings
Case No. 10-0099, District Court, Houston County, Texas, 3rd Judicial District, Katy Resources ETX, LLC, Plaintiffs v. Dan Blocker Petroleum Consultants, Inc. and Jerry Ransom, Defendants

Schedule 5.7 - Page 1 of 1